As filed with the U.S. Securities and Exchange Commission on December 23, 2025.

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-1

____________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VERDE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	2950	32-0457838
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8112 Maryland Avenue, Suite 400

St. Louis, MO 63105

(314) 530-9071

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Jack Wong

Chief Executive Officer

Verde Resources, Inc.

8112 Maryland Avenue, Suite 400

St. Louis, MO 63105

Tel: (314) 530-9071

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Richard I. Anslow, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Faith L. Charles, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Phone: (212) 344-5680 Fax: (212) 344-6101

 Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

_________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 23, 2025

[●] Shares of Common Stock

Underwriter Warrants to Purchase up to [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Underwriter Warrants

This is a firm commitment underwritten public offering of shares of common stock, par value $0.001 per share, of Verde Resources, Inc. (“we,” “us,” “our,” the “Company” or “Verde”). We are offering [●] shares of our common stock at an assumed offering price of $[●] per share, (representing the closing price of our common stock on December 18, 2025, after giving effect to our proposed Reverse Stock Split in a ratio of 1-for-[●], as described elsewhere in this prospectus).

Our common stock is quoted on the OTCQB Venture Market operated by OTC Markets Group, Inc. (the “OTCQB”), under the ticker symbol “VRDR.” On December 18, 2025, the last reported price of our common stock was $0.0489 per share (or $[●] after giving effect to the Reverse Stock Split (as defined below) at a ratio of 1-for-[●]). There is a limited public trading market for our common stock. We have applied to list our common stock on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VRDR”. We believe that upon completion of this offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. No assurance can be given that our application will be approved, and this offering will not proceed unless such application is approved.

The offering price of our shares of common stock in this offering will be determined between us and the underwriter of this offering at the time of pricing, considering our historical performance and capital structure, prevailing market prices and conditions (including as a result of the implementation of the Reverse Stock Split), and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus for this offering may not be indicative of the actual offering price for the shares of common stock.

In order to meet Nasdaq’s minimum bid price for listing in connection with this offering, we will need to effect a reverse stock split of our common stock prior to the consummation of this offering, which we anticipate will be in the range of 1-for-[●] to 1-for-[●] (the “Reverse Stock Split”). The final ratio of the Reverse Stock Split will be determined by our board of directors in its discretion. For illustration purposes, the share and per share information in this prospectus reflects a Reverse Stock Split of the authorized and outstanding common stock at a ratio of 1-for-[●], the mid-point of the Reverse Stock Split range described above. The Reverse Stock Split may adversely effect the price of our common stock and, therefore, the valuation of our common stock sold in this offering.

We are a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Investing in our common stock is speculative and involves significant risks. You should read the section entitled “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us, before expenses	$	$

____________

(1)	Represents underwriting discount and commissions equal to eight percent (8%) of the public offering price.
(2)

Does not include the reimbursement of certain expenses of the underwriters. In addition, we have agreed to issue upon the closing of this offering, compensation warrants to Maxim Group LLC, exercisable for a period of five years from the commencement date of sales in this offering entitling Maxim Group LLC to purchase up to five percent (5%) of the number of shares sold in this offering at a per share exercise price equal to 110% of the public offering price. The registration statement of which this prospectus is a part also covers such warrants and the shares issuable upon the exercise thereof. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

Maxim Group LLC (“Maxim”) is acting as the sole bookrunning manager of this offering. We have granted Maxim a 45-day option to purchase up to [●] additional shares of common stock on the same terms as other shares being purchased by Maxim from us, solely to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby). If Maxim exercises the option in full, the total underwriting discounts and commissions payable by us will be $[●], and the total proceeds to us, before expenses, will be $[●].

The underwriters expect to deliver the shares on or about , 2026.

Sole Bookrunning Manager

Maxim Group LLC

The date of this prospectus is , 2026.

Through and including , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

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Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•

our ability to establish and implement our business plan and begin to generate revenues, including through our licensing model strategy in conjunction with key commercial partners like Ergon Asphalt & Emulsions, Inc. (“Ergon”);

•	our expectations about the anticipated benefits of our licensing and distribution model strategy and our relationship with Ergon;

•	the expected benefits of our proprietary road construction materials, including the cold mix biochar asphalt emulsifying agent we have licensed to Ergon for use in its products in North America;

•	our ability to generate and monetize carbon renewal credits utilizing our technology and products;

•	our ability to effectively compete in our industry and execute on our business plan;

•	the impact of governmental laws and regulation, and our ability to comply with new regulations and compliance requirements that affect our business;

•	our ability to effectively scale our operations in North America and other regions, either on our own or through third-party collaborators like Ergon and others;

•	our ability to adequately market our products and services, and to develop additional products and product offerings;

•	our ability to successfully expand our operations into foreign markets;

•	assumptions related to the size of the market for our products and solutions;

•	our future capital needs and our ability to raise additional capital;

•	our ability to expand our licensing and distribution model to third parties beyond Ergon;

•	our ability to expand our revenue streams beyond our licensing and distribution model;

•	difficulties with certain licensees (such as Ergon), licensors from whom we have the rights to key intellectual property, or other third parties upon which we rely;

•	our ability to attract, develop, and retain capable key personnel;

•	our ability to protect our intellectual property (including our trade secrets) or manage threats posed by breaches of security; and

•

the other risks identified in this prospectus including, without limitation, those under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” as such factors may be updated from time to time in our other filings with the SEC.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our common stock, you should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Maxim has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, operating results and prospects may have changed since that date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. This data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, the financial statements and the notes to the financial statements included elsewhere in this prospectus.

Unless the context indicates otherwise, all share and per share numbers shown in this prospectus give effect to a planned reverse stock split which we anticipate will be in the range of 1-for-[●] to 1-for-[●] (the “Reverse Stock Split”) and which we expect to effect before the registration statement in relation to this offering is declared effective. The final ratio of the Reverse Stock Split will be determined by our board of directors in its discretion. For illustration purposes, the share and per share information in this prospectus reflects a Reverse Stock Split of the authorized and outstanding common stock at a ratio of 1-for-[●], the mid-point of the Reverse Stock Split range described above.

Overview

We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™.  Our proprietary product BioAsphalt™ incorporates biochar, a powerful carbon sequestering material, into infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”.  Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation.

Our strategic roadmap for achieving net-zero emissions—what we call the Verde Net Zero Blueprint—has achieved the following significant milestones:

●

The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●

Technological validation of our BioAsphalt™ by NCAT, including receipt of preliminary performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. Most recently, in September 2025, NCAT’s latest evaluation of our cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) from laboratory testing demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

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As the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

Our model presents a novel combination of infrastructure performance with measurable climate impact, establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party validations from groups such as NCAT and Puro.earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, we recently entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

We plan to expand operations and generate and grow revenue over the next twelve (12) months primarily through marketing and selling our proprietary road technologies through Ergon exclusively in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would enable immediate scalability and near-term revenue generation.

We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic partnerships. We operate through our primary U.S. subsidiary, Verde Renewables, headquartered in St. Louis, Missouri.

Our Competitive Strengths

Despite the competitive nature of our industry and the relatively small size of our company, we believe we have certain competitive advantages, and we believe we will be able to capture a good market share through the following:

•

Scalable Licensing Model: We operate a global licensing model that enables building materials companies to integrate our proprietary technologies into their existing operations. We believe this capital-light approach will enable us to scale quickly with our licensees undertaking the costs of manufacturing and installation. We took the first step on implementing our scalable licensing model through our entry into our exclusive license agreement with Ergon, and we plan to expand our geographic coverage by working with companies similarly situated to Ergon with established infrastructure and market access in specified regions, such as Ergon in the United States, Canada and Mexico (see “Business – Ergon License” below). By doing so, we expect to accelerate adoption of our products, expand our impact, and enable the local generation of carbon-negative materials and credits. Freed from production, we can focus on innovation, while our licensees focus on regulatory alignment and customer fit in their respective markets.

•

Next-Generation Road Technologies: Our products have been tested and shown to be more durable, cost-effective, and environmentally friendly than traditional hot mix asphalt for surface courses and cement- or lime-based methods for soil stabilization. We hold the exclusive North American license for Verde 24 through a Joint Development Agreement, dated May 19, 2025, and related addendum thereto, dated October 8, 2025 (collectively, the “C-Twelve Agreement”) with C-Twelve Pty Ltd, an Australian  corporation (“C-Twelve”).  The C-Twelve Agreement grants us the exclusive license to utilize Verde 24 and related biochar asphalt mixed designs for the production and commercialization of asphalt surfacing-related products, along with a first right of refusal to extend the exclusive license to other countries and territories.

•

Carbon Impact: Our products can help contractors and infrastructure companies reduce their Scope 1 emissions (direct GHG emissions), Scope 2 emissions (indirect GHG emissions from the generation of energy that an organization consumes), and Scope 3 emissions (indirect GHG emissions that occur throughout an organization’s value chain as a result of its activities), enabling a path toward net-zero operations. Compared to traditional hot-mix asphalt products, our cold-mix biochar asphalt produces fewer emissions by eliminating high-temperature processing and requiring less electricity during manufacturing, being fully recyclable, and taking advantage of local and low-carbon sourcing of raw material inputs.

•

Carbon Credit Generation: Unlike traditional materials, our solutions enable the creation of verified carbon removal credits, opening new revenue streams for our partners and their customers while helping them meet Environmental, Social, and Governance (“ESG”) and Net Zero goals.

•	Integrated Model: We combine proprietary building material technologies with carbon credit generation, offering both product and environmental value.

•	Verified Carbon Removal: Our use of biochar enables the generation of third-party certified carbon removal credits, backed by measurable data.

•	Policy and ESG Alignment: Our solution aligns with global Net Zero targets, Scope 1-3 emissions reductions, and climate-resilient procurement policies.

•	First-Mover Positioning: We are among the first to successfully commercialize asphalt-integrated biochar with verified carbon credits in the United States.

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Our Growth Strategies

While the market in which we operate is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

•

Commercial Licensing: Now that we have entered into the Ergon License which covers the United States, Canada, and Mexico, we plan to foster similar strategic relationships with national and regional infrastructure companies globally to license our asphalt formulations and biochar technologies.

•	Biochar Supply Network: Expand a decentralized supply chain of biochar processors through IP licensing and offtake agreements.

•	Carbon Credit Monetization: Scale the generation and sale of carbon removal credits through verified methodologies and corporate buyers.

•

Geographic and Market Expansion: Grow our presence across North America and Southeast Asia by leveraging early success and demand from infrastructure owners, and seek to expand into new markets such as national security and defense-related applications for our products.

Our Services and Products
We license two core proprietary technologies that form the foundation of our carbon-integrated road system:

•

Cold Mix Biochar Asphalt - We currently maintain proprietary rights to the key technology we use, Verde V24, which is used in our cold mix biochar asphalt mix design. Our cold mix asphalt is a surface course engineered with biochar, a stable form of carbon derived from organic waste, and formulated with a proprietary emulsifying agent, Verde V24, that enables the creation of a specialized emulsion, facilitating a strong bond between the carbon and aggregate. Unlike traditional hot mix asphalt, which requires high temperatures and generates significant greenhouse gas emissions during production and application, our solution is applied at ambient temperature and activated with water, eliminating the need for heat or solvents. It is durable, cost-effective, and suitable for year-round use, including in cold-weather climates.

The material has been independently validated, including through trials at the NCAT, confirming its performance under real-world conditions. In July 2025, we received encouraging preliminary performance results from NCAT. After approximately 50,000 equivalent single-axle loads of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions. Importantly, it is the first carbon-sequestering asphalt surface course to maintain competitive strength and flexibility for road applications and to enable the issuance of verified carbon removal credits, positioning it as a breakthrough in both sustainable infrastructure and climate mitigation.

In September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% RAP further validated the testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Together, we believe these findings reinforce the scalability and commercial readiness of our cold mix biochar asphalt as a next-generation, carbon-sequestering pavement solution, offering a credible and practical alternative to conventional road construction materials and application methods.

•

TerraZyme Enzyme-Based Soil Stabilization - TerraZyme is a proprietary enzyme-based catalyst engineered to improve the strength, durability, and moisture resistance of native soils, serving as a sustainable alternative for road base preparation, subgrade stabilization, and erosion control. The enzyme works by catalyzing a natural reaction in clay-bearing soils, breaking down organic material and rearranging soil particles into a more tightly bonded structure. This reaction reduces permeability, minimizes swelling, and significantly enhances load-bearing capacity without the need for imported aggregates or traditional binders.

Conventional stabilization methods typically rely on cement, lime, or other chemical additives, which are not only costly and labor-intensive but also carbon-intensive in both production and application. By contrast, TerraZyme is a low-emission, cost-effective, and rapidly deployable solution that requires less equipment and labor while delivering superior long-term performance and carbon reduction. Its liquid form allows for easy on-site mixing with water and application using standard equipment, followed by compaction.

TerraZyme is also well-suited for rural or remote areas, resource-constrained regions, or developing markets where access to aggregates is limited or prohibitively expensive. It is a key component of our broader mission to deliver climate-smart infrastructure solutions worldwide.

We currently have access to the TerraZyme enzyme through a Memorandum of Understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI) which is effective until December 2026. We are currently in negotiations with NPI for a definitive agreement that would contain an exclusive worldwide license for TerraZyme.

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Recent Developments

Planned Reverse Stock Split

Our board of directors will determine the final ratio of our planned Reverse Stock Split. For illustration purposes only, we have assumed that we will implement a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-[●]. However, depending on market conditions, at the sole discretion of our board of directors, the final Reverse Stock Split ratio may be greater or less than 1-for-[●]. Fractional shares will not be issued as a result of the Reverse Stock Split, and the final number of shares will be rounded up to the next whole share.

Addendum to C-Twelve Agreement

Effective October 8, 2025, we and C-Twelve entered into the an addendum to the C-Twelve Agreement pursuant to which (i) C-Twelve approved our entry into the Ergon License (as defined below), (ii) the exclusive territory granted to us under the C-Twelve Agreement is expanded to comprise the United States (including all states, territories, and regions thereof), Canada and Mexico, (iii) we agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with a $2 million loan we agreed to provide C-Twelve pursuant to the C-Twelve Agreement (the “C-Twelve Loan”) and (iv) we agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed minimum amounts of liters of Verde V24 which we may purchase from C-Twelve. We are required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the C-Twelve Agreement. The proceeds from the offering contemplated by this prospectus will be used in part to fund the C-Twelve Loan and $1 million license fee to C-Twelve.

Ergon License

On October 10, 2025, Verde Renewables, Inc., our wholly owned subsidiary (“Verde Renewables”), entered into a ten year license agreement with Ergon (the “Ergon License”), pursuant to which we have granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using our proprietary Verde V24 cold mix biochar asphalt emulsifying agent in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from us at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

The Ergon License provides for an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24.  For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with us in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors.  We have also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, we and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.  We also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™  surface material, subject to certain conditions.

Ergon Private Placement

On October 31, 2025, we entered into a securities purchase agreement (the “Ergon Purchase Agreement”) with Ergon, pursuant to which Ergon purchased a total of 24,943,876 shares (the “Ergon Shares”) of our common stock and a warrant (the “Ergon Warrant”) to purchase 24,943,876 shares of our common stock (the “Warrant Shares”), at a combined purchase price of $0.08018 per share (the “Ergon Offering Price”), which represented a five percent (5%) discount to the volume-weighted average price of our common stock for the thirty (30) trading days immediately preceding October 31, 2025, the closing date of the offering of the Ergon Shares and Ergon Warrant by us to Ergon (the “Ergon Private Placement”). We received gross proceeds of $2 million from the Ergon Private Placement, excluding proceeds, if any, from the exercise of the Ergon Warrant. We intend to use the proceeds of the Ergon Private Placement for working capital and general corporate purposes.

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Listing on Nasdaq

Our common stock is currently quoted on the OTCQB under the symbol “VRDR.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “VRDR.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. The listing requirements of Nasdaq include, among other things, a minimum stock price threshold of $4.00 per share. As a result, prior to effectiveness, we will need to take the necessary steps to meet the listing requirements of Nasdaq, including effecting the Reverse Stock Split. Such Reverse Stock Split may also adversely affect the price of our common stock and, therefore, the valuation of our common stock sold in this offering. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million or a public float of more than $700 million as of the most recently completed second fiscal quarter. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated under the laws of the State of Nevada on April 22, 2010. Our principal executive office is located at 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105, and our telephone number is (314) 530-9071. Our website is www.verderesources.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus, and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Summary of Risk Factors

Investing in our common stock is speculative and involves significant risks.  We urge you to read “Risk Factors” and this prospectus in full. Our principal risks include, but are not limited to, the following:

Risks Related to Our Business and Industry

•

Our current business has a limited operating history, and we continue to refine our business model, which makes it difficult to evaluate and compare our past performance with future prospects.  Therefore, it is difficult to assess our ability to generate future revenue and earnings.

•	We have a history of operating losses and may never achieve cash flow positive or profitable results of operations.

•

We are dependent on third-party licensees and the inability to perform by, or loss of, these licensees would have a material adverse effect on our business, financial condition and results of operations.

•	We face revenue concentration risk due to reliance on Ergon as a single key customer.

•

We will depend upon a select number of customers for a significant portion of our revenue for the foreseeable future. Any failure or delay in payments by these customers would have a material adverse effect on our revenues and financial condition.

•	Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our common stock.

•	We may not enter into an exclusive license agreement with Nature Plus Inc for the TerraZyme technology.

•	We and our licensees may be unable to respond in a timely and cost-effective manner to changes in consumer preferences.

•	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

•	We may not be able to protect our proprietary technology and may become subject to intellectual property claims or litigation.

•	We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business.

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•	The inability to obtain raw materials from suppliers in a timely manner would adversely affect our and our licensees’ ability to offer our products.

•

We will need to raise capital to satisfy our capital needs and grow our company. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

•

We contract with third parties for the manufacture of our low-carbon asphalt products and expect to continue to do so for additional years. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

•

A number of our projects/contracts are complex, spanning multiple parties, years and/or products, and our future financial results may be adversely affected if we incorrectly forecast project budgets, deliver projects that do not meet contracted standards, or fail to deliver on time.

•	We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

•	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

Risks Related to Our Securities and This Offering

•	We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

•	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

•	If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

•

The market price for our common stock may be volatile and will fluctuate, an active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

•

Our amended and restated articles of incorporation will allow our Board to create a new series of preferred stock without approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

•	Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

•	Our future results may vary significantly which may adversely affect the price of our common stock.

•	You will likely experience additional, perhaps significant, dilution as a result of future equity offerings.

•	The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

•	Following the proposed reverse stock split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

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SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial and other data for the periods ended and at the dates indicated below. The following summary selected financial data as of and for the periods ended September 30, 2025 and 2024, have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The following summary selected financial data as of and for the years ended June 30, 2025 and 2024, which has been derived from our audited financial statements included in this prospectus. The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

Statements of Operations Data:

Balance Sheet Data:		As of September 30,	As of June 30,
		2025 (unaudited)	2025	2024

Current assets		$2,775,852	$3,292,215	$3,429,686
Non-current assets		35,722,662	35,803,177	36,731,641
Total Assets		38,498,514	39,095,392	40,161,327
Current liabilities		1,402,436	1,634,982	2,753,890
Non-current liabilities		81,534	91,639	91,167
Total liabilities		1,483,970	1,726,621	2,845,057
Total Shareholders’ Equity		$37,014,544	$37,368,771	$37,316,270

Income Statement Data:	Three months ended September 30,		Years ended June 30,
	2025 (unaudited)	2024 (unaudited)	2025	2024

Revenue, net	$2,269	$125,570	$133,202	$96,584
Cost of revenue	(1,335)	(49,596)	(51,789)	(62,978)
Gross profit	934	75,974	81,413	33,606
Operating expenses	(944,872)	(867,681)	(6,103,434)	(3,119,423)
LOSS FROM OPERATION	(943,938)	(791,707)	(6,022,021)	(3,085,817)
Total other income (expenses), net	24,383	1,146,422	1,239,008	(101,845)
LOSS BEFORE INCOME TAXES	(919,555)	354,715	(4,783,013)	(3,187,662)
Income tax expense	-	-	-	(112)
NET LOSS	(919,555)	354,715	(4,783,013)	(3,187,774)
Foreign currency adjustment (loss) income	(18,659)	(96,183)	(88,903)	7,286
COMPREHENSIVE (LOSS) INCOME	$(938,214)	$258,532	$(4,871,916)	$(3,180,488)
Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding, basic	1,259,653,672	1,219,578,036	1,237,480,587	1,185,900,492
Weighted average common shares outstanding, diluted	1,259,653,672	1,224,504,665	1,237,480,587	1,185,900,492

Statements of Cash Flow Data:	Three months ended September 30,		Years ended June 30,
	2025 (unaudited)	2024 (unaudited)	2025	2024

Cash flows used in operating activities	$(777,851)	$(503,644)	$(3,410,771)	$(2,087,990)
Cash flows provided by (used in) investing activities	500,000	1,350,671	3,182,138	(2,016,646)
Cash flows provided by financing activities	448,000	4,863	979,420	4,127,646
Foreign currency translation adjustment	(15,722)	(6,838)	(8,812)	55,718
Net change in cash and cash equivalents	154,427	845,052	741,975	78,728
At beginning of period/year	1,021,112	279,137	279,137	200,409
At end of period/year	$1,175,539	$1,124,189	$1,021,112	$279,137

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THE OFFERING

Common stock offered by us:	[●] shares of common stock.
Shares of common stock outstanding prior to this offering	[●] shares of common stock.
Shares of common stock to be outstanding after this offering	[●] shares of common stock (or [●] shares if Maxim exercises its over-allotment option to purchase additional shares in full).
Reverse Stock Split

We are planning to effect the Reverse Stock Split at a ratio of between 1 for [●]and 1 for [●]  to meet the initial listing requirements of Nasdaq prior to the effectiveness of the registration statement of which this prospectus forms a part. The ratio for the Reverse Stock Split will be determined by our board of directors. The Reverse Stock Split may adversely effect the price of our common stock and, therefore, the valuation of our common stock sold in this offering.

Use of proceeds

We estimate that the net proceeds from our issuance and sale of [●] shares of our common stock in this offering will be approximately $[●], assuming an initial offering price of $[●] per share (the midpoint of the price range set forth on the cover page), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If Maxim exercises its over-allotment option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $[●].

We currently anticipate using the net proceeds from this offering, together with our existing resources, for (i) $1 million for the exclusive licensing fees for the expanded territories of Canada and Mexico to C-Twelve, (ii)  $2 million funding of the C-Twelve Loan (iii) scaling production and distribution of our BioAsphalt™ technology in North America with our commercial partner, Ergon; and (iv) expanding our licensing model to establish commercial partnerships in new markets and in other regions around the world; (v) engaging in research and development to deliver technologies and products that address critical environmental challenges, including continued advancement of BioAsphalt™ to enable potential national security and defense-related applications; and (vi) working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Underwriter’s warrants

We have agreed to issue common stock purchase warrants to Maxim or its permitted assignees (“Underwriter Warrants”) to purchase five percent (5%) of total number of the shares of common stock (including the shares sold pursuant to the underwriter’s over-allotment option) sold in this offering. The Underwriter Warrants will have an exercise price equal to 110% of the offering price of the common stock sold in this offering. The Underwriter Warrants are exercisable commencing six (6) months from the effective date of the registration statement of which this prospectus forms a part and will terminate five (5) years after the commencement of sales in this offering.

Underwriter over-allotment option

We have also granted to Maxim an option, exercisable for 30 days from the closing of this offering, to purchase up to an aggregate of [●] additional shares of common stock at the public offering price.

Lock-up agreements

We, our directors, officers and any other holders of five percent (5%) or more of the outstanding shares of our common stock as of the effective date of this registration statement (and all holders of securities exercisable for or convertible into shares of common stock) have agreed with Maxim not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six months after the closing of this offering. See “Underwriting” for more information.

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Dividend policy

We have never paid dividends on the common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to use any future earnings for the expansion of our business. Any future determination of applicable dividends will be made at the discretion of the Board and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk factors	Investing in our common stock is speculative and involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 14.

Proposed Nasdaq listing

Our common stock is currently quoted on the OTCQB under the symbol “VRDR”. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “VRDR”. There is no assurance that such application will be approved, and this offering is contingent upon the concurrent listing of our common stock on Nasdaq.

The number of shares of our common stock to be outstanding upon completion of this offering are based on 1,294,224,767 shares of our common stock outstanding as of the date of this prospectus, before giving effect to the Reverse Stock Split which we expect to effect before the registration statement in relation to this offering is declared effective, and excludes 24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.0818.

Unless otherwise indicated, this prospectus reflects and assumes the following:

• No exercise by Maxim of its over-allotment option; and

• No exercise of the Underwriter Warrants.

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RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our current business has a limited operating history, and we continue to refine our business model, which makes it difficult to evaluate and compare our past performance with future prospects.  Therefore, it is difficult to assess our ability to generate future revenue and earnings.

Our company has engaged in several different and varied businesses since its formation in 2010, including businesses very different from our current business.  We have only been engaged in our current business model since 2023.  Therefore, our current business model is unproven, and there is limited historical data on which to evaluate our company.  Furthermore, we continue to refine our strategies.  Therefore, there is very limited and evolving or differing historical operating data on which to evaluate the results of and prospects for our current business model.

Moreover, given that our current business model is at its early stages, and particularly since under the Ergon License, Ergon is not currently required to purchase any minimum amounts of Verde 24 from us, it is impossible to know with any certainty whether our current business model will generate revenues or ultimately lead to positive cash flows or profitability.  This makes evaluating an investment in our company difficult.

We have a history of operating losses and may never achieve cash flow positive or profitable results of operations.

We have never been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ending June 30, 2025 and 2024, we reported net losses of approximately $4.78 million and $3.19 million respectively. At June 30, 2025, we had an accumulated deficit of approximately $18.26 million. For the three month periods ended September 30, 2025 and 2024, we reported net losses of $0.92 million and net income of $0.35 million, respectively. At September 30, 2025, we had an accumulated deficit of approximately $19.18 million. If we cannot generate sufficient revenues, we would expect to continue to report losses until we can substantially increase our revenues, which we may be unable to do. There is therefore a risk that we will be unable to operate our business in a manner that generate positive cash flow or profit, and our failure to increase our revenues, generate positive cash flow and operate our business profitably would damage our reputation and stock price.

We are dependent on third-party licensees and the inability to perform by, or loss of, these licensees would have a material adverse effect on our business, financial condition and results of operations.

We are reliant on a still developing licensing model where our licensees are responsible for producing high-quality road material products based on our proprietary technologies. As such, our success depends heavily on our ability to effectively manage and maintain these relationships, as well as the operational technologies provided to our licensees. At the moment, we only have one such relationship with a licensee, Ergon; however, we intend to pursue the same licensing strategy globally with strategic, in-country relationships. Any failure to properly manage or oversee the use of our licensed technologies by these third-party licensees could negatively impact the quality and consistency of the products, and in turn, our reputation and ability to operate effectively.

We intend to invest significantly in information and operational technologies to support our licensees and maintain operational efficiency. Some of these investments will involve complex, multi-year technology deployments that require specialized customization and project management to ensure they deliver the expected value. Our new technology infrastructure will be a mix of on-premises, hybrid, and cloud technologies, supported by both third-party outsourced service providers and internal resources. Any failure to properly manage the customization or deployment of these technologies within this complex operating environment could lead to additional costs, delays, or an erosion of the benefits realized from these investments.

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Given the specific nature of the technology we license, we will be reliant on third-party specialists for implementation. Failure to secure appropriately skilled and experienced third-party partners may increase the risk of unsuccessful implementations, delays, and higher costs. If we fail to ensure that our licensees have the necessary support and technology investments at the right time, we risk losing our competitive advantage, reducing the quality of our products, or failing to comply with evolving laws and regulations.

In addition, our revenue and income potential for the licensing model is unproven and our business is continually evolving. Our success depends upon the sufficient acceptance and adoption by end users of products. Currently, our products have not been introduced into the commercial market at scale. We cannot predict how quickly, if at all, the potential end users will accept our products, or, if accepted, the extent of the purchase of our products.

We therefore can give no assurance that we will be able to successfully implement our licensing model, our strategies or develop new products. Accordingly, the licensing business model could expose us to significant risks, beyond those associated with operating our existing business, including difficulties with our licensees and our incurrence of unanticipated liabilities and expenses, and may materially adversely affect our business, prospects, liquidity, financial condition and results of operations.

We face revenue concentration risk due to reliance on Ergon as a single key customer.

On October 10, 2025, we entered into the Ergon License, whereby we granted Ergon an exclusive license to use, manufacture, produce, and sell products containing Verde V24 in the United States, Canada, and Mexico. Ergon is our first, and currently our only, licensee for Verde V24 and we expect that the majority of our revenue will be generated through the Ergon License for the foreseeable future. As a result, our financial stability will be significantly dependent on Ergon and any adverse changes in the relationship or business activities with Ergon could have a substantial negative impact on our revenue and overall financial performance.

In addition, under the Ergon License, Ergon is not currently required to purchase any minimum amounts of Verde V24 from us, and may never be required to do so as minimum purchase amounts can only be established by the mutual agreement of us and Ergon starting in 2027. We are therefore faced with the risk that we are currently unable to predict with any certainty the actual financial impact of the Ergon License on our business and results of operations.

Moreover, should the Ergon License be terminated or we otherwise lose the business relationship with Ergon, it could result in a material decline in our revenue, profitability, and cash flow, leading to increased business risk and potential financial instability. We may also be unable to replace Ergon with a similar relationship in a timely manner or at all, which would have a material adverse effect on our viability as a company as well as our results of operations and stock price.

We will depend upon a select number of customers for a significant portion of our revenue for the foreseeable future. Any failure or delay in payments by these customers would have a material adverse effect on our revenues and financial condition.

Under our licensing model, we currently have a single customer, Ergon, that is expected to account for the majority of our revenue. As we work to expand our licensing model globally, there will be a period of time in which our revenue is significantly dependent upon one or a small number of key customers. This customer concentration exposes us to a material adverse effect if any of these significant customers were to significantly reduce purchases for any reason or favor competitors or new market participants, and we can provide no assurance that any of these customers or any of our other customers will continue to utilize our products or our services at historic levels. Our customer concentration may also subject us to perceived or actual bargaining leverage that our key customers may have, given their importance to us. If our key customers seek to negotiate or renegotiate their agreements on terms less favorable to us and we accept such unfavorable terms, such unfavorable terms may have a material adverse effect on our business, results of operations and financial condition. Furthermore, industry consolidation and company failures could decrease the number of potential significant customers for our products and services. The decrease in the number of potential significant customers will increase our reliance on key customers and, due to the relative importance to us, may negatively impact our bargaining position and thus our profit margins. If we were to lose one of our key customers or have a key customer cancel a key program or otherwise significantly reduce its volume of business with us or fail to pay us in full for the goods or services purchased from us, our sales and profitability would be materially reduced and our business and financial condition would be seriously harmed.

We have recently entered into the Ergon License, from which we anticipate predominantly all of our revenue will be derived in the immediate future. The loss of the Ergon License, whether through our fault, such as by the failure of Verde V24 and the products in which it is incorporated to perform as desired, or for reasons outside of our control, such as material adverse changes to Ergon’s financial condition, could cause a material adverse impact on our business, operating results and financial condition. Additionally, any non-payment or delay in payment of the receivables under the Ergon License or similar agreements we may enter into in the future or any inability to collect receivables under the Ergon License or similar agreements, or enforce other contractual obligations, would have a significant material adverse effect on our revenues and financial condition.

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Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our common stock.

Our limited history in our current business model, together with our history of losses, make prediction of future operating results difficult. You should not rely on any growth we may experience in the future as any indication of future growth rates or operating results. Our valuation and the price of our common stock will likely fall in the event our operating results (notably our revenue growth, with the goal of achieving cash flow positive and profitable operations) do not meet the expectations of analysts and investors. Comparisons of our quarterly operating results may be an unreliable indication of our future performance because they are likely to vary significantly based on many factors, including:

•	our or our licensees’ inability to attract demand for and obtain acceptance of our products;

•	the success of alternative road construction materials, and the possible future introduction of new road construction materials;

•	our licensees’ ability to design, implement and, as necessary, modifying product pricing programs;

•	the expansion and rate of success of our licensees’ marketing and advertising efforts;

•	failure of parties like C-Twelve to deliver Verde V24 or provide services to us or our licensees in a cost effective and timely manner;

•	our failure to develop, find or market new products;

•	the successful completion of current and future testing of our products;

•	actions relating to ongoing regulatory compliance;

•	the size and timing of orders from end users of our products; and

•	general economic conditions as well as those specific to our licensees, end users and markets.

Therefore, you should expect that our results of operations will be difficult to predict, which will make an investment in our company uncertain.

We may not enter into an exclusive license agreement with Nature Plus Inc for the TerraZyme technology.

On August 14, 2024, we entered into the NPI MOU with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT test track project discussed in the section entitled “Business” above and explore subsequent business opportunities arising from the successful completion of the NCAT testing. The NCAT testing involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. We agreed to jointly develop mixed designs and materials incorporating biochar with NPI, aiming to enhance performance and promote carbon sequestration. Under the terms of the NPI MOU, we intend to continue collaboration on future initiatives with NPI upon the successful completion of the NCAT testing, including soil stabilization and material development, carbon removal credits, certification and compliance, and possible exclusive rights to distribute TerraZyme. The NPI MOU is effective until December 31, 2026, or until replaced by an earlier definitive agreement. We are currently in negotiations with NPI for an exclusive worldwide license for TerraZyme.

If such a definitive license agreement for TerraZyme is not entered into, we would continue to utilize TerraZyme under the terms of the NPI MOU until its termination. Our other proprietary technologies, including Verde V24, operate independently and are not reliant upon TerraZyme for their production or performance. The TerraZyme enzyme is considered a complimentary additive that may enhance material performance and potentially generate additional revenue opportunities. We view TerraZyme as an enhancement that could further diversify and strengthen our product portfolio within the sustainable road construction sector in North America.

It is important that we continue negotiations with NPI to either extend the MOU or enter into a definitive agreement or other arrangement that would allow the continued use of the TerraZyme enzyme. If such negotiations are unsuccessful, we may need to identify or develop a suitable substitute for TerraZyme. This process could require substantial time and resources and could delay our planned operational expansion in North America, which could have a material adverse effect on our business, operating results, and financial condition. Additionally, the inability to continue using TerraZyme could materially and adversely affect our potential product offerings and our overall operations, business performance, and financial condition as a result.

Our business depends on activity within the construction industry, which can be cyclical.

Economic and political uncertainty can impede growth in the markets in which we operate. Demand for our products could decline if companies and consumers are unable to obtain financing for construction projects or if an economic slowdown causes delays or cancellations of capital projects. State and federal budget issues sometimes undermine the funding available for infrastructure spending. The lack of available credit may limit the ability of states to issue bonds to finance construction projects, which could affect our business in general.

While our business operations cover a wide geographic area, our earnings depend on the strength of the local economies in which we operate due to the high cost of transporting our low-carbon asphalt products relative to their selling price. If economic conditions and construction spending decline significantly in one or more areas, our profitability will decrease.

Demand for our products, particularly in the infrastructure construction market, is also impacted by federal, state, and local budget and deficit issues, as well as demand from the private sector. Remote working trends or other factors that reduce vehicle miles driven can negatively impact revenue streams that fund roadway projects. Further, delays or cancellations of projects in the construction markets may occur if companies and consumers are unable to obtain financing for construction projects or if consumer confidence continues to be eroded by economic uncertainty.

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We operate in a competitive industry where many companies are larger and better capitalized than we are.

Our industry is a highly fractured industry comprised of a wide range of companies, including large publicly traded companies and smaller privately held companies. Many of these companies operate on a global basis, have more experience in the industry than we do, and are larger and better capitalized than we are. While we are not presently aware of any direct competitors, which we define as companies that develop or commercialize road materials or applications that incorporate carbon-based or carbon-sequestering components into their mix designs, several of the companies within our industry have begun to prioritize research and development of sustainable alternatives to their traditional products, and it is possible that they may develop alternatives competitive with the solutions we offer. Further, we cannot eliminate the risk that, in the future, one or more third parties may attempt to, and may potentially succeed in, reverse-engineering or otherwise replicating our proprietary technology.

Adverse public policy, economic, social and political situations in any country in which we operate could lead to a number of risks including health and safety risks for our people, a fall in demand for our products, business interruption and/or restrictions on repatriation of earnings.

We primarily operate across North America, with additional operations in Southeast Asia. The economies of these regions in which we operate are broadly stable. However, they are at varying stages of development, which presents multiple risks and uncertainties that could adversely affect our operations and financial results. These risks and uncertainties include:

•	Changes in political, social or economic conditions;

•	New or strengthened trade protection measures, currency controls or import or export licensing requirements;

•	Political unrest and currency shocks;

•	Social activism and civil disturbance, terrorist events or outbreak of armed conflict, among other potential causes;

•	Labor and procurement practices which contravene ethical considerations and regulatory requirements;

•	Unexpected changes in regulatory and tax requirements; and

•	Lockdowns or other restrictions due to public health emergencies, such as pandemics.

We and our licensees may be unable to respond in a timely and cost-effective manner to changes in consumer preferences.

The road and construction materials industry is subject to changing customer preferences.  Even if we and licensees like Ergon are able to establish some measure of market penetration for our products, of which no assurances can be given, a shift in customer preferences away from what we offer would result in significantly reduced revenue.  Our future success depends in part on our and our licensees’ ability to anticipate and respond to changes in customer preferences.  Failure to anticipate and respond to changing customer preferences in the products we market could lead to, among other things, lower sales of products, significant markdowns or write-offs of inventory, increased product returns and lower margins.  If we or our licensees are unable to anticipate and respond to changes in customer preferences, our results of operations in future periods will be materially adversely impacted.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Mr. Jack Wong, our current chief executive officer, has extensive contacts and experience in the green climate-tech industry in the United States and other countries. We are heavily dependent on his abilities and services to develop and market our business. He is responsible for overseeing the day-to-day operations of our operating company. However, we may not be able to retain his services for any specified period of time, and the loss of his leadership could have a material adverse effect on our business operations, financial condition, and results of operations. Additionally, under the terms of the Ergon License, if Mr. Wong or Mr. Eric Bava, our chief operating officer, were to be removed from their respective positions with us for any reason other than for termination cause or voluntary resignation, Ergon would have the right to terminate the Ergon License with little to no potential penalties. As we will be substantially reliant on the Ergon License to generate the majority of our revenue for the foreseeable future, we are heavily dependent upon Mr. Wong and Mr. Bava’s continued service.

In addition to Mr. Wong and Mr. Bava, we must attract, recruit, and retain a qualified workforce of technically skilled employees in the United States to run our operations. Our ability to effectively implement our business strategies and expand operations depends on the successful recruitment and retention of highly skilled and experienced management and key personnel. If we are unable to maintain a strong management team, our business could face significant challenges, and you could lose any investment you make in our shares.

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We may not be able to protect our proprietary technology and may become subject to intellectual property claims or litigation.

Our success depends, in part, on our ability to obtain and maintain intellectual property protection for our products and technologies and the confidentiality of proprietary trade secrets. Our success further depends on our ability to obtain and maintain trademark protection for our name and mark; to preserve our trade secrets and know-how; and to operate without infringing the intellectual property rights of others.

We face the risk that we may be unable to innovate and file new patent applications, or that if filed patent applications will result in granted patents.  We cannot assure you that any of our patents pending will result in issued patents, that any current or future patents will not be challenged, invalidated or circumvented, that the scope of any of our patents will exclude competitors or that the patent rights granted to us will provide us any competitive advantage or protect our products.  The intellectual property position of companies like ours is generally uncertain and involves complex legal and factual considerations and, therefore, validity and enforceability of intellectual property cannot be predicted with certainty.  Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets.

In addition, we face the risk our technology will be subject to claims, or be found, in the future to infringe upon the rights of others or be infringed upon by others.  Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products or product candidates infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property. We may fail to obtain any of these licenses or intellectual property rights on commercially reasonable terms. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. Conversely, we may not always be able to successfully pursue our claims against others that infringe upon our technology. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.

In addition to patents, we rely on trademarks to protect the recognition of our company and product in the marketplace. We also rely on trade secrets, know-how, and proprietary knowledge that we seek to protect, in part, through confidentiality agreements with employees, consultants and others. We cannot assure you that our proprietary information will not be shared, our confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

Any adverse event or events related to our intellectual property could have a material adverse effect on our company and results of operations.

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We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business.

Our business exposes us to the risk of product liability claims that are inherent in the manufacturing and marketing of road and construction materials.  Any side effects, manufacturing defects, misuse or abuse associated with use of our products could result in injury or death.  The construction materials industry has historically been subject to litigation over product liability claims, and we face the risk that we may become party to product liability suits.  We may be subject to product liability claims if the use of our products may cause, or merely appeared to have caused, injury or death.  In addition, an injury that is caused by the activities of our licensees and suppliers, such as those who provide us with components and raw materials, may be the basis for a claim against us. Product liability claims may be brought against us by customers or any party selling or otherwise coming into contact with our products, among others.  If we cannot successfully defend ourselves against product liability claims, we will incur substantial liabilities and reputational harm.

Our products may become subject to recall.

Any recall or market withdrawal of our products may delay the supply of those products to our customers and may impact our reputation. We can provide no assurance that we or our licensees will be successful in initiating appropriate market recall or market withdrawal efforts that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions and the accompanying product liability that may result.  Such recalls and withdrawals may also be used by our competitors to harm our reputation, which could have a material adverse effect on our business, financial condition and results of operations.

Legal requirements and governmental policies concerning the environment, health and safety and other areas of the law, as well as litigation relating to these matters, could affect our businesses and expose us to the risk of material environmental liabilities.

Many federal, state and local laws and regulations relating to, among other matters, air emissions (including carbon dioxide and other greenhouse gases) and other environmental, health and safety matters will impact our business.  Some of our or our licensees’ operations require permits, which may impose additional operating standards and are subject to modification, renewal and revocation.  Our and our licensees’ operations may from time to time involve the use of substances that are classified as toxic or hazardous within the meaning of these laws and regulations. Despite efforts to remain in compliance at all times with all applicable laws and regulations, the risk of liabilities, particularly environmental liabilities, is inherent in the operation of our business. These potential liabilities could result in material costs, including fines or personal injury or damages claims, which could have an adverse impact on our results of operations.

Moreover, future events, including changes in existing laws or regulations or enforcement policies, or further investigation or evaluation of the potential health hazards of our products or business activities may result in additional or unanticipated compliance and other costs.  We or our licensees could be required to invest in preventive or remedial action, like pollution control, which could be substantial or which could result in restrictions on our operations or delays in obtaining required permits or other approvals.

Our and our licensees’ operations are subject to manufacturing, operating and handling risks associated with our products and the products our licensees manufacture using our products, including the related storage and transportation of hazardous substances and wastes. We may be exposed to hazards, including storage tank leaks, explosions, and discharges or releases of hazardous substances.  These risks can subject us to potentially significant liabilities relating to personal injury, death or property damage, and may result in significant civil or criminal penalties, which could damage our business and harm our results of operations.

Future integrations of acquisitions of or combinations with other businesses may not be as successful as previous acquisitions and combinations.

We have a successful history of business combinations and integration of these businesses into our heritage operations. However, in connection with the integration of any other business that we acquire, there is a risk that we will not be able to achieve such integration in a successful manner or on the time schedule we have projected or in a way that will achieve the level of synergies, cost savings or operating efficiencies we forecast from the acquisition.

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Any significant business acquisition or combination we might choose to undertake may require that we devote significant management attention and resources to preparing for and then integrating our business practices and operations. Based on our history, we believe we would be successful in this integration process. Nevertheless, we may fail to realize some of the anticipated benefits of any potential acquisition or other business combination that we pursue in the future if the integration process takes longer or is more costly than expected. Potential difficulties we may encounter in the integration process include the following:

•

inability to successfully combine operations in a manner that permits us to achieve the synergies anticipated to result from the proposed acquisition or business combination, which would result in the anticipated benefits of the acquisition or business combination not being realized partly or wholly in the time frame currently anticipated or at all;

•	complexities associated with managing the combined operations;

•	integration of personnel;

•	creation of uniform standards, internal controls, procedures, policies and information systems;

•	discovery of previously unknown liabilities and unforeseen increased expenses, delays or regulatory issues associated with integrating the remaining operations; and

•	performance shortfalls at business units as a result of the diversion of management attention caused by completing the remaining integration of the operations.

The inability to obtain raw materials from suppliers in a timely manner would adversely affect our and our licensees’ ability to offer our products.

Our and our licensees’ ability to offer our products depends on the ability to obtain an adequate supply of biochar from our suppliers, who will also be the indirect suppliers of our licensees. Transportation delays may adversely impact our supply chain. Additionally, failure by our suppliers to provide us with products that meet our required quality standards on commercially reasonable terms, potential cybersecurity attacks on our suppliers, and failure to comply with legal requirements for business practices, could have a material adverse effect on our business, financial condition, or results of operations. Furthermore, we rely heavily or, in certain cases such as in the United States, exclusively, on one supplier for biochar supply. If this supplier decides to discontinue its partnership with us and we are unable to replace such supplier with another qualified supplier, our business, operating results and financial condition could be materially and adversely impacted.

Asphalt is sensitive to supply and price volatility.

Asphalt competition is often based primarily on price due to potentially volatile input costs and lower barriers to entry, which is highly sensitive to changes in supply and demand. Prices fluctuate significantly in response to relatively minor changes in supply and demand, general economic conditions and other market conditions, which we cannot control. When asphalt producers increase production capacity or more asphalt is imported into the market, an oversupply of asphalt in the market may occur if supply exceeds demand. In that case, asphalt prices generally decline, making traditional asphalt products cheaper and more competitive with our low-carbon solutions, which could have a material adverse effect on our business, results of operation, and financial condition. Further, we cannot be assured that prices for our low-carbon asphalt products sold will not decline in the future or that such decline will not have a material adverse effect on our asphalt product line.

We are subject to the many risks of doing business internationally, including but not limited to the difficulty of enforcing liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the courts of the United States for purposes of any lawsuit, action or proceeding by investors. An investor would have the ability to effect service of process in any action against us within the United States. In addition, we are registered as a foreign corporation doing business in Malaysia, and as such, are subject to the local laws of Malaysia governing an investors’ ability to bring actions in foreign courts and enforce liabilities against a U.S. issuer, or any person, based on U.S. federal securities laws.

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We will need to raise capital to satisfy our capital needs and grow our company, particularly in light of the relatively small size of this offering. Future capital needs will require us to sell additional equity or debt securities that will dilute or subordinate the rights of our common stockholders, and our inability to raise capital when needed could cause our business to fail.

To develop our business as currently planned, we will need to raise additional capital, particularly in light of the relatively small size of this offering. We expect that we will need to make investments to scale our operations before we can generate meaningful revenues. Moreover, our costs and expenses may be even greater than currently anticipated, and there may be investments or expenses that are presently unforeseen. In any case, we may be unable to raise sufficient capital to fund these costs and achieve significant revenue generation. Moreover, our future capital requirements are also difficult to predict with precision, and our actual capital requirements may differ substantially from those we currently anticipate.

As a result, we will need to seek equity or debt financing to finance a large portion of our future capital requirements. Such financing might not be available to us when needed or on terms that are acceptable, or at all. We will likely issue additional equity securities and may issue debt securities or otherwise incur debt in the future to fund our business plan. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders will experience dilution, and the new equity (including preferred equity) or debt securities or other indebtedness may have rights, preferences, and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses.

Our ability to obtain the necessary capital in the form of equity or debt to carry out our business plan is subject to several risks, including general economic and market conditions, as well as investor sentiment regarding our business. These factors may make the timing, amount, terms and conditions of any such financing unattractive or unavailable to us. The prevailing macroeconomic environment may increase our cost of financing or make it more difficult to raise additional capital on favorable terms, if at all. If we are unable to raise sufficient capital, we may have to significantly reduce our spending and/or delay or cancel our planned activities.

We may also seek to raise additional funds through collaborations and licensing arrangements. These arrangements, even if we are able to secure them, may require us to relinquish some rights to our technologies, or to grant licenses on terms that are not favorable to us.

As a result of the foregoing, we might not be able to obtain any financing, and we might not have sufficient capital to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. If we cannot raise additional capital when we need or want to, our stock price, operations and prospects could be negatively affected, and our business could fail.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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Changes in U.S. climate policy may adversely affect the demand for our solutions and our business prospects.

The ongoing impacts of climate change have intensified focus on environmental issues globally. In response, the prior U.S. presidential administration implemented several climate-related initiatives, including: (i) having the U.S. rejoin the Paris Agreement in 2021, (ii) announcing a target to reduce U.S. greenhouse gas emissions by 50% to 52% by 2030, and passing the Inflation Reduction Act of 2022, which included nearly $370 billion in climate-related provisions that provide funding, programs, and incentives to accelerate the U.S.’s transition to a clean energy economy. In contrast, the current administration has signaled a shift in federal policy, with a reduced emphasis on climate change initiatives, environmental regulations, and support for clean energy adoption.

Our products are designed to serve as carbon-negative alternatives to traditionally carbon intensive products. A diminished federal focus on climate-related policies and incentives could reduce interest among our target licensees end-users in adopting our solutions, particularly if our products are perceived as more expensive or politically unfavorable compared to conventional alternatives. This shift in market dynamics could materially and adversely effect our business, financial condition and results of operations.

If we fail to continue developing and improving upon our sustainable products, we may fall behind our competitors and our financial performance may be adversely impacted.

We operate in a competitive industry where the participants continuously develop innovative new products and solutions that enable their customers to work more efficiently, reduce their environmental footprint and realize greater cost savings. This is especially so in relation to changing customer preferences and demands for high-performance sustainability solutions with enhanced emissions and/or circularity profiles, including those with greater recycled content and/or innovations to existing products, that help them to deliver on their own climate or emissions-related commitments. Failure to continue leveraging innovation and other sustainability initiatives may allow other industry participants to develop their own technologies as alternatives to our solutions, potentially resulting in early obsolescence of our solutions or our licensees, including Ergon, choosing to purchase such alternatives instead of our solutions, which would have a material adverse effect on our business, financial condition and  results of operations.

We contract with third parties for the manufacture of our low-carbon asphalt products and expect to continue to do so for additional years. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

We rely, and expect to continue to rely, on third-party manufacturers for the production of low-carbon asphalt products. All of our asphalt products are manufactured by third parties, therefore our ability to increase production going forward will depend upon the experience, certification levels, and large-scale production capabilities of those third parties’ manufacturers. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of products or such quantities at an acceptable cost, which could delay, prevent or impair our business development.

A number of our projects/contracts are complex, spanning multiple parties, years and/or products, and our future financial results may be adversely affected if we incorrectly forecast project budgets, deliver projects that do not meet contracted standards, or fail to deliver on time.

Across our business lines, we will enter into contracts for complex, multi-year projects that comprise multiple product lines and as such we will be exposed to inherent risks related to forecasting and budgeting, project management and delivery, and quality control. If we fail to manage these risks effectively, we could suffer severe consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, any failure to manage these risks may also impact our licensees’ ability to bid for and/or win future projects or contracts, which could reduce our profitability and damage our reputation among our licensees or potential licensees.

Changes in interest rates could negatively impact our results of operations, stockholders’ equity (deficit) and fair value of net assets.

Interest rates can fluctuate for a number of reasons, including changes in the fiscal and monetary policies of the federal government and its agencies, such as the Federal Reserve. Federal Reserve policies directly and indirectly influence the yield on our interest-earning assets and the cost of our interest-bearing liabilities. The availability of derivative financial instruments (such as options and interest rate and foreign currency swaps) from acceptable counterparties of the types and in the quantities needed could also affect our ability to effectively manage the risks related to our investment funding. Our strategies and efforts to manage our exposures to these risks may not be effective in the future, which could negatively impact our results of operations and the price of our common stock.

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We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

Until the effective date of the registration statement of which this prospectus forms a part, we will not have an independent audit committee and our Board of Directors may be unable to fulfill the functions of such a committee, which may compromise the management of our business. Our Board of Directors currently functions as our audit committee and is comprised of four directors, only one of whom is considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934 or the Nasdaq Rules. An independent audit committee plays a crucial role in the corporate governance process, assessment of our processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent in its judgments and decisions and its ability to pursue the committee’s responsibilities, which could compromise the management of our business.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial fraud.

We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or willfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Delays or interruptions in shipping products of our businesses could affect our operations.

We rely on third-parties to manage the distribution and transportation logistics of our products. Transportation logistics play an important role in allowing us to supply products to our customers. Any significant delays, disruptions or the non-availability of our transportation support system could negatively affect our operations. Transportation operations are subject to capacity constraints, high fuel costs and various hazards, including extreme weather conditions and slowdowns due to labor strikes and other work stoppages. If there are material changes in the availability or cost of transportation or distribution services, we may not be able to arrange alternative and timely means to transport our products at a reasonable cost, which could lead to interruptions or slowdowns in our businesses or increases in our costs.

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Risks Related to Our Securities and This Offering

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to use the net proceeds from this offering for innovation in technology, research and development, and general working capital and other corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

The Reverse Stock Split may have an adverse effect on the market price of our common stock.

While we intend for the Reverse Stock Split to be sufficient to obtain our planned listing on Nasdaq, it is possible that the ratio at which the Reverse Stock Split occurs may be inadequate to meet the minimum bid price requirements and we may not be able to achieve our planned listing on Nasdaq.

In addition, there are several risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•

the market price per share of our common stock after the Reverse Stock Split will rise in proportion the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	the Reverse Stock Split will result in a sustained per share price that meets the initial listing requirements of Nasdaq.

The effect of the Reverse Stock Split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, no assurances can be made that prices for shares of our common stock after the Reverse Stock Split will be commensurate with the ratio at which the Reverse Stock Split occurs. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, no assurances can be made that the market price of our common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results of listing our common stock on Nasdaq. Moreover, because some investors may view the Reverse Stock Split negatively, no assurances can be made that the Reverse Stock Split will not have an adverse impact on the market price of our common stock.

The market price of our common stock will also be based upon our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. The total market capitalization of our common stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

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While we intend for the Reverse Stock Split to be sufficient to obtain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds the required price per share, another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of our common stock on Nasdaq.

In addition, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock.

If we successfully complete our listing on Nasdaq and we subsequently fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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An active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

If there is a thin trading market or “float” for our common stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:

•	our quarterly or annual operating results;

•	changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

•	failure to achieve our growth expectations;

•	failure to attract customers and retain them;

•	the effect of increased or variable competition on our business;

•	additions or departures of key or qualified personnel;

•	failure to adequately protect our intellectual property;

•	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•	changes in governmental or other regulations affecting our business;

•	our compliance with governmental or other regulations affecting our business; and

•	changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company and these fluctuations could materially reduce our stock price.

The market price for our common stock may be volatile and will fluctuate.

The market price for shares of our common stock may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following: (i) a decrease in the demand for market analysis or market insight products and services; (ii) the liquidity of our common stock or lack thereof; (iii) significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors; (iv) news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry or target markets; (v) revenue and earnings performance can significantly impact investor confidence and influence share price movements; (vi) leadership transitions or high-profile personnel changes may create uncertainty among investors and impact share price stability; and (vii) rapid advancements or disruptions in technology within our industry could affect market perceptions of our company’s ability to innovate and compete, leading to share price volatility. Financial markets often experience significant price and volume fluctuations that affect the market prices of equity securities of public entities and that are, in many cases, unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of our shares of common stock may decline even if our operating results, underlying asset values or prospects have not changed.

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To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

Our amended and restated articles of incorporation will allow our Board to create a new series of preferred stock without approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

Our amended and restated articles of incorporation that we anticipate will be in effect as of the consummation of this offering will provide our Board with the authority to fix and determine the relative rights and preferences of preferred stock. Our Board will also have the authority to issue preferred stock without shareholder approval. As a result, our Board could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of an additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

Future sales of our common stock may adversely affect the market price of our securities and our ability to raise funds in new offerings.

Sales of a substantial number of shares of our common stock or securities convertible into our common stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future.

The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing stockholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and applicable lock-up agreements. Following the consummation of this offering, there will be [●] shares of common stock outstanding assuming full exercise of the underwriters’ over-allotment option, and [●] shares of common stock assuming no exercise of the underwriters’ over-allotment option. In connection with this offering, we and each of our directors and officers named in the section “Management,” and our existing stockholders holding five percent (5%) or more of our common stock prior to this offering have agreed not to sell shares of common stock for a period of six (6) months from the date of the closing of this offering without the prior written consent of Maxim, subject to customary exceptions. Maxim may release these securities from lock-up restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc., or FINRA. We cannot predict what effect, if any, market sales of securities held by our significant stockholders or any other stockholders or the availability of these securities for future sale will have on the market price of our common stock. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Our future results may vary significantly which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

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We will incur increased costs as a result of operating as a public company listed on Nasdaq, and our management will be required to devote substantial time to compliance requirements of the SEC and Nasdaq.

As a company listed on Nasdaq, and particularly if we are no longer a smaller reporting company, we will incur significant legal, accounting and other expenses that we did not incur as an OTC listed company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the SEC and Nasdaq impose various requirements on listed companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We are a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

You will likely experience additional, perhaps significant, dilution as a result of future equity offerings.

In order to raise additional capital, we have issued equity securities in the past and may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per unit in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions, may be lower than the price per share paid by investors in this offering.

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Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our common stock.

Our directors, officers and holder(s) of five percent (5%) or more of the outstanding shares of our common stock will agree not to sell, transfer or dispose of any shares or similar securities for a period of six months from date of completion of this offering. See “Underwriting — Lock-Up Agreements” on page 79. Our existing shareholders may be able to sell their common stock under Rule 144 following the expiration of that lock-up period. Because these existing shareholders have paid a lower price per common stock than participants in this offering, when they are able to sell their shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the public offering price, which could impact the trading price of our common stock following the completion of this offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the common stock to be sold pursuant to Rule 144 during the pendency of this offering.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our company or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings; or

•	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Anti-takeover provisions in Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Some of the provisions of Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company or removing our incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals.

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Our amended and restated bylaws that we anticipate adopting prior to the consummation of this offering designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated bylaws that we anticipate adopting prior to the consummation of this offering provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located in the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or the bylaws of the Company, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein (the “Nevada Forum Provision”). This, however, shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Nevada Forum Provision and the Federal Forum Provision.

Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the Nevada Forum Provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Nevada Forum Provision and the Federal Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Nevada. Additionally, the Nevada Forum Provision and the Federal Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The competent courts of the State of Nevada and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We plan to effect a Reverse Stock Split of our issued and outstanding common stock prior to the closing of this offering. The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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Following the proposed Reverse Stock Split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

We have applied to list our common stock on the Nasdaq Capital Market in connection with this offering. Following the proposed Reverse Stock Split, we expect that our common stock will be eligible to be quoted on the Nasdaq Capital Market. For our common stock to be so listed, we must meet the current listing standards of the Nasdaq Capital Market, including the minimum bid price requirement. There can be no assurance that the market price of our common stock following the Reverse Stock Split will remain at the level required for continuing compliance with the minimum bid price requirement of the Nasdaq Capital Market. It is not uncommon for the market price of a company’s common stock to decline in the period following a Reverse Stock Split. If the market price of our common stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the minimum bid price requirement of the Nasdaq Capital Market. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

In addition to the minimum bid price requirement for continuing compliance with the Nasdaq Capital Market continued listing standards, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. For example, we may lose an independent director on our Audit Committee which we intend to form, who cannot readily be replaced. Our failure to meet these requirements may result in our common stock sold in this offering being delisted from the Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

If our common stock were to be delisted from the Nasdaq Capital Market, our common stock could revert to trading on the OTCQB or another over-the-counter platform following any delisting from Nasdaq Capital Market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, as we are seeking additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of [●] shares of our common stock in this offering will be approximately $[●], based on an assumed initial offering price of $[●] per share of common stock (the midpoint of the price range set forth on the cover of this prospectus), after giving effect to the Reverse Stock Split and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If Maxim exercises its option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $[●] after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed initial offering price of $[●] per share would increase or decrease, as applicable, the net proceeds to us from the sale of shares of our common stock in this offering by approximately $[●] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same (assuming no exercise of the underwriter’s over-allotment option) and after deducting estimated underwriting discounts and commissions and estimated offering payable by us. Similarly, each increase or decrease of [●] shares in the number of shares offered by us would increase or decrease the net proceeds to us from the sale of our common stock in this offering by approximately $[●] million, assuming no change in the assumed offering price of $[●] per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering for (i) $1 million for the exclusive licensing fee for the expanded territories of Canada and Mexico to C-Twelve, (ii)  $2 million funding of the C-Twelve Loan (iii) scaling production and distribution of our BioAsphalt™ technology in North America with our commercial partner, Ergon; and (iv) expanding our licensing model to establish commercial partnerships in new markets and in other regions around the world; (v) engaging in research and development to deliver technologies and products that address critical environmental challenges, including continued advancement of BioAsphalt™ to enable potential national security and defense-related applications; and (vi) working capital and general corporate purposes. We intend to allocate the net proceeds from this offering as follows:

Use of Net Proceeds	$		%
Scaling North American Production and Distribution with Ergon	$	[●]	20
Establishing Commercial Partnerships Outside of North America	$	[●]	10
Research and Development	$	[●]	10
C-Twelve Loan and License Fee	$	[●]	40
Working Capital	$	[●]	20
Total		[●]	100

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. However, investors are cautioned that the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad and full discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes not described above.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “VRDR.” There has been limited trading in our shares of common stock. We cannot assure you that there will be an active market in the future for our common stock, even following this offering and our uplisting to Nasdaq.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. These prices do not reflect the effect of the Reverse Stock Split.

	Closing Prices(1)
	High	Low
FISCAL YEAR ENDED JUNE 30, 2024:
First Quarter	$0.43	0.0651
Second Quarter	$0.17	0.0721
Third Quarter	$0.15	0.101
Fourth Quarter	$0.57	0.105

FISCAL YEAR ENDING JUNE 30, 2025:
First Quarter	$0.37	0.1241
Second Quarter	$0.283	0.1214
Third Quarter	$0.205	0.111
Fourth Quarter	$0.17	0.0844

FISCAL YEAR ENDING JUNE 30, 2026:
First Quarter	$0.1001	0.049

____________

(1)

The above tables set forth the range of high and low closing prices per share of our common stock as reported by www.otcmarkets.com for the periods indicated. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of the date of this prospectus, we had approximately 234 shareholders of record. Because certain shares of our common stock are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial shareholders.

Securities Authorized for Issuance under Equity Compensation Plans

None.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2025:

•	on an actual basis; and

•

on an as adjusted basis to give further effect to our issuance and sale of [●] shares of our common stock in this offering at an assumed initial offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and does not give effect to the planned Reverse Stock Split. Our capitalization following the completion of this offering is subject to adjustment based on the initial offering price of the common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	September 30, 2025	September 30, 2025
	Actual	As Adjusted(1)
		Assuming no exercise of the over-allotment option	Assuming full exercise of the over-allotment option
Cash	$1,175,539	$ [●]	[●]

Shareholders’ Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, zero and [●] shares issued and outstanding actual and as adjusted, respectively	-	[●]	[●]
Common stock, $0.001 par value, 10,000,000,000 shares authorized, 1,268,280,891 and [●] shares issued and outstanding actual and as adjusted, respectively	1,269,280	[●]	[●]
Additional paid-in capital	55,107,504	[●]	[●]
Accumulated deficit	(19,182,736)	[●]	[●]
Accumulated other comprehensive income (loss)	(179,468)	[●]	[●]
Non-controlling interest	(36)	[●]	[●]
Total shareholders’ equity	37,014,544	[●]	[●]
Total capitalization	$38,498,514	$ [●]	[●]

____________

(1)

The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our common stock in this offering, based upon the assumed offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

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The number of shares of our common stock to be outstanding upon completion of this offering is based on 1,294,224,767 shares of our common stock outstanding as of the date of this prospectus, before giving effect to the planned Reverse Stock Split, and excludes up to 24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.08018.

Each $1.00 increase (decrease) in the assumed initial offering price of $[●] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total shareholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $[●] million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] shares in the number of shares of common stock offered by us would increase (decrease) cash, total shareholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $[●] million, assuming the assumed initial offering price of $[●] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of September 30, 2025 was $3,500,553, or $ 0.0028 per share of common stock. Historical net tangible book deficit per share represents historical net tangible book deficit divided by the number of shares of our common stock outstanding at September 30, 2025, before giving effect to the Reverse Stock Split.

After giving further effect to (i) our issuance and sale of [●] shares of common stock in this offering at the initial offering price of $[●] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us, and (ii) the application of the net proceeds from this offering as described in the section of this prospectus entitled “Use of Proceeds,” our as adjusted net tangible book value as of September 30, 2025 would have been approximately $[●] million, or approximately $[●] per share. This represents an immediate increase in as adjusted net tangible book value per share of [●] to our existing shareholders and an immediate dilution in as adjusted net tangible book value per share of approximately $[●] to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed initial offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors in this offering:

	Assuming no exercise of the over-allotment option		Assuming full exercise of the over-allotment option
Assumed Offering price per share	$	[●]	$	[●]
Historical net tangible book value per share as of September 30, 2025		$0.0028	$	[●]
Increase in net tangible book value per share attributable to this offering		[●]		[●]
As adjusted net tangible book deficit per share as of September 30, 2025		[●]		[●]
Dilution per share to new investors participating in this offering	$	[●]	$	[●]

The as adjusted information discussed above is illustrative only and will change based on the actual initial offering price, the final reverse split ratio determined when effecting the Reverse Stock Split, the number of shares and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial offering price of $[●] per share would increase (decrease) the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of [●] shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of [●] shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $[●] per share and the dilution to new investors purchasing common stock in this offering by $[●] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If Maxim exercises its option to purchase [●] additional shares of common stock in this offering in full at the assumed initial offering price of $[●] per share, and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $[●] per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $[●] per share.

The number of shares of common stock that will be outstanding after this offering is based on 1,294,224,767 shares of common stock outstanding as of the date of this prospectus, and excludes up to 24,943,876 shares of common stock issuable pursuant to the Ergon Warrant, which has an exercise price per share of $0.08018.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following discussion and analysis is based on, and should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risk, uncertainties and other factors. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Actual results could differ materially because of the factors discussed in “Risk Factors” elsewhere in this prospectus, and other factors that we may not know.

Overview

 We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™.  Our proprietary product BioAsphalt™ incorporates biochar, a powerful carbon sequestering material, into infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”.  Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation.

Our strategic roadmap for achieving net-zero emissions—what we call the Verde Net Zero Blueprint—has achieved the following significant milestones:

●

The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●

Technological validation of our BioAsphalt™ by NCAT, including receipt of preliminary performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. Most recently, in September 2025, NCAT’s latest evaluation of our cold recycling mix using 100% RAP from laboratory testing demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

As the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

Our model presents a novel combination of infrastructure performance with measurable climate impact, establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party validations from groups such as NCAT and Puro. earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, we recently entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

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We plan to expand operations and generate and grow revenue over the next twelve (12) months primarily through marketing and selling our proprietary road technologies through Ergon exclusively in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would enable immediate scalability and near-term revenue generation.

We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic partnerships. We operate through our primary U.S. subsidiary, Verde Renewables, headquartered in St. Louis, Missouri.

Recent Developments

Addendum to C-Twelve Agreement

Effective October 8, 2025, we entered into the C-Twelve Addendum with C-Twelve pursuant to which (i) C-Twelve approved our entry into the Ergon License, (ii) the exclusive territory granted to us under the C-Twelve Agreement is expanded to comprise the United States (including all states, territories, and regions thereof), Canada and Mexico, (iii) we agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the C-Twelve Loan and (iv) we agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed minimum amounts of liters of Verde V24 which we may purchase from C-Twelve. We are required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the C-Twelve Agreement.

The foregoing description of the C-Twelve Addendum is not complete and is qualified in its entirety by reference to the full text of the C-Twelve Addendum, a copy of which is filed as Exhibit 10.4 to the registration statement of which this prospectus forms a part.

Ergon License

On October 10, 2025, we entered into the Ergon License, pursuant to which we granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using our proprietary cold mix biochar asphalt emulsifying agent, Verde V24, in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from us at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

We agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24.  For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with us in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors.  We have also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, we and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

We also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as:

(a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and

(b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from us.

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The Ergon License additionally grants Ergon the right to use our trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with us for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

The foregoing description of the Ergon License is not complete and is qualified in its entirety by reference to the full text of the Ergon License, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Ergon Private Placement

On October 31, 2025, we entered into the Ergon Purchase Agreement, pursuant to which Ergon purchased a total of 24,943,876 shares of our common stock and a warrant to purchase 24,943,876 shares of our common stock, at a combined purchase price of $0.08018 per share, which represents a five percent (5%) discount to the volume-weighted average price of our common stock for the thirty (30) trading days immediately preceding the closing of the offering of the Ergon Shares and Warrant by us to Ergon.

We received gross proceeds of $2 million from the Ergon Private Placement, excluding proceeds, if any, from the exercise of the Warrant. We intend to use the proceeds of the Ergon Private Placement for working capital and general corporate purposes.

Under the terms of the Ergon Purchase Agreement, Ergon is prohibited from selling any shares of common stock acquired in the Ergon Private Placement without our prior written consent until 180 days (the “Standstill Period”) after the closing of a firm commitment public offering of our the common stock and our concurrent uplisting to a national market exchange (the “Uplist”); provided that if the Uplist has not occurred by September 30, 2026, the prohibition on sales will terminate. The Ergon Purchase Agreement additionally grants Ergon (i) the right to appoint a non-voting observer to our board of directors for so long as Ergon holds one third (1/3) of the shares of common stock acquired in the Ergon Private Placement and so long as the Ergon License has not expired or been terminated in accordance with its terms, (ii) certain “piggyback” registration rights, whereby, subject to certain exceptions, following the Standstill Period, if we file a registration statement for the public offer and sale of our securities, Ergon has the right to have the Ergon Shares and Warrant Shares included in such registration statement for public resale, and (iii) subject to customary exemptions, a three (3) year right of participation in any issuance by us of our common stock or Common Stock Equivalents (as defined in the Ergon Purchase Agreement) in a financing transaction, whereby Ergon has the right to participate in such transaction up to its then-current percentage holdings of our outstanding common stock as determined by dividing the number of shares of our common stock then held by Ergon by the number of shares of our common stock then outstanding.

The Ergon Purchase Agreement contains customary representations, warranties and agreements by us and Ergon, indemnification obligations of ours, and other customary obligations of the parties. The representations, warranties and covenants contained in the Ergon Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Ergon Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Ergon Purchase Agreement and Warrant are not complete and are qualified in its entirety by reference to the full text of the Ergon Purchase Agreement and Warrant, copies of which are filed as Exhibits 10.2 and 4.2, respectively, to the registration statement of which this prospectus forms a part.

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Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

●

Ergon License: Our entry into the Ergon License is expected to drive long-term revenue growth through product sales of Verde V24 and related proprietary materials. The Ergon License establishes Ergon as the exclusive licensee for Verde V24 in the United States, Canada and Mexico, enabling large-scale commercialization of our Verde V24 technology while allowing us to expand our business without the capital demands of direct manufacturing or distribution.

●

Adoption of Biochar-Asphalt Technology: Market acceptance of the Verde Net Zero Blueprint technologies by contractors, state Departments of Transportation, and private sector customers will influence royalty streams and future expansion opportunities.

●	Carbon Credit Monetization: The issuance, pricing, and sales of certified carbon removal credits tied to our biochar-based asphalt applications will be a key driver of financial performance.

●	Operational and Integration Costs: Expenses related to technology transfer, compliance monitoring, and integration into licensee production systems will impact near-term margins.

●

Regulatory and Environmental Policies: Federal and state infrastructure spending, emissions reduction mandates, and climate policies may accelerate the adoption of our technology and corresponding revenue growth.

●	Continuous Improvement and Innovation: We are committed to continuous improvement and innovation on our core technologies to enhance performance, durability, and environmental benefits.

●

Maintaining the Quality of our Products: We seek to maintain robust quality assurance and measurement systems to confirm that all licensed products consistently meet our technical specifications and industry standards.

Results of Operations

For the three months ended September 30, 2025 and 2024

The following table sets forth selected financial information from our statements of comprehensive loss for the three months ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024	Change
	Amount	Amount	%
	(Unaudited)	(Unaudited)
Revenue	$2,269	$125,570	-98.2%
Cost of revenue	$(1,335)	$(49,596)	-97.3%
Gross profit	$934	$75,974	-98.8%
Selling, general and administrative expenses	$(888,976)	$(812,563)	9.4%
Other operating expenses	$(55,896)	$(55,118)	1.4%
Loss from operation	$(943,938)	$(791,707)	19.2%
Interest expense	$-	$(97,831)	-100.0%
Other income	$24,383	$1,244,253	-98.0%
NET (LOSS) PROFIT	$(919,555)	354,715	-359.2%

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The average rate of MYR : USD for three months ended September 30, 2025 and September 30, 2024 was 0.2365 and 0.2305 respectively.

Revenue

We generated $2,269 in revenue for the period ended September 30, 2025, representing a decrease of $123,301, or 98.2%, compared to revenue of $125,570 in the prior period. Our revenue was mainly derived from the sale of our 50-lb bagged BioAsphalt™ product.

The decrease in sales primarily reflects our planned depletion of our initial formulation of our bagged BioAsphalt™ product as we shifted toward an upgraded formulation of our BioAsphalt™ product that includes, among other enhancements, the use of recycled asphalt materials, an improved designer blend of biochar, and a more compatible grade of liquid asphalt in the emulsion. During this transition period, production and distribution of the earlier formulation were intentionally scaled back to support ongoing research and development activities. The transition from the bagged BioAsphalt™ to the upgraded formulation has caused a temporary dip in revenue until the upgraded formulation’s full launch and integration into our commercial channels.

Cost of revenue

Cost of revenue in the three months ended September 30, 2025 and September 30, 2024 were $1,335 and $49,596, respectively, a decrease of $48,261 or 97.3%. The decrease is mainly due to the decreased volume of sales as mentioned above.

Gross Profit

Gross profit of $934 was recorded for the three months ended September 30, 2025, compared to a gross profit of $75,974 for the corresponding period in 2024, representing a decrease of $75,040 or 98.8%. The decline was primarily driven by the significantly lower quantity of product sold during the current period. In addition, sales in the current period were made largely at the distribution level, which typically generate lower margins than retail-level sales, which predominated during the corresponding period in 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses was comprised mainly of salaries, office costs, legal and professional fees, consultancy fee, research and development cost and travelling expenses. We incurred $888,976 and $812,563 in selling, general and administrative expenses for the three months ended September 30, 2025 and 2024, respectively. Selling, general and administrative expenses increased by 9.4%, or $76,413, primarily due to an increase in research and development cost of $62,500 as we continued our work to the upgraded formulation of our BioAsphalt™ product.

Other Operating Expenses

Total other operating expenses for the period ended September 30, 2025 was $55,896, an increase of $778, or 1.4%, compared to $55,118 for the period ended September 30 2024. Other operating expenses were comprised of expenditure related to the maintenance of our biofraction plant in Borneo.  In June 2023, we made a strategic decision to temporarily cease the operation of our Borneo biofraction plant and focus on our North American operations.

Interest expense

Total interest expense for the period ended September 30, 2025 was $0, compared to $97,831 for the period ended September 30, 2024. The absence of interest expense during the current period was primarily attributable to the settlement of lease liabilities in our prior fiscal year in connection with the disposal of asset held for sale and certain property, plant, and equipment that were under financing arrangements, and the early conversion of promissory notes with an aggregate principal amount of $675,888 on August 16, 2024 in the prior period.

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Other income

Other income for the period ended September 30, 2025 was $24,383, a decrease of $1,219,870, or 98%, compared to $1,244,253 for the period ended September 30, 2024. The decrease was primarily due to a decrease in unrealized foreign exchange gains from $718,401 to $17,339 due to lower fluctuations of the U.S. dollar against the Malaysian Ringgit and the absence of a non-recurring insurance claim gain of $481,513 recognized in the three months ended September 30, 2024. Interest income from bank deposits declined to $7,044 in the three months ended September 30, 2025 from $22,537 in the three months ended September 30, 2024, reflecting reduced deposit placements in this period. No rental income was recorded in the current period compared to $38,200 for the period ended September 30, 2024, following the disposal of the related property in prior period.

Net (loss) profit

As a result of the above factors, we incurred a net loss of $919,555 for the three months ended September 30, 2025, representing an increase in net loss of $1,274,270, or 359.2%, compared to a net profit of $354,715 for the three months ended September 30, 2024.

For the fiscal years ended June 30, 2025 and 2024

The following table provides selected financial data about our company for the years ended June 30, 2025, and June 30, 2024.

Statement of Operation	June 30,
	2025	2024	Change
	USD	USD	USD	%

Revenue	$133,202	$96,584	36,618	$37.9%
Cost of revenue	(51,789)	(62,978)	11,189	(17.8)%
Gross profit	81,413	33,606	47,807	142.3%
Selling, general and administrative expenses	(5,889,024)	(2,882,376)	(3,006,648)	104.3%
Other operating expenses	(214,410)	(237,047)	22,637	(9.5)%
Loss from operation	(6,022,021)	(3,085,817)	(2,936,204)	95.2%
Interest expense	(102,703)	(176,483)	73,780	(41.8)%
Other income	1,341,711	74,638	1,267,073	1,697.6%
Net loss before income tax	(4,783,013)	(3,187,662)	(1,595,351)	50.0%
Provision of income tax	-	(112)	112	(100)%
NET LOSS	$(4,783,013)	$(3,187,774)	(1,595,239)	50.0%

Revenue

We have generated $133,202 in revenue for the year ended June 30, 2025, representing an increase of $36,618, or 37.9%, compared to revenue of $96,584 in the prior year. The increase was primarily attributable to a shift in product mix, with greater sales of our higher-margin Biochar Asphalt Premix, which became the predominant revenue driver in 2025. In contrast, revenue in 2024 also included sales of raw biochar, which carries lower margins and contributed a larger share of revenue in that year.

Cost of revenue

Cost of revenue in 2025 comprised the cost of Biochar Asphalt products sold whereas the cost for the year ended June 30, 2024 also included cost of biochar produced. Consequently, cost of revenue decreased by $11,189 or 17.8%, from $62,978 in the year ended June 30, 2024, to $51,789 during the year ended June 30, 2025. The decrease was primarily due to a change in the composition of products sold. During fiscal 2024, the cost of revenue included the production costs associated with raw biochar, which carried higher relative production and handling costs.

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Gross Profit (Loss)

Gross profit for the year ended June 30, 2025 was $81,413, an increase of $47,807, or 142.3%, compared to gross profit of $33,606 in 2024. The improvement in gross profit was driven not only by increased revenues but also by a favorable product mix, as the Biochar Asphalt Premix that was our primary product sold in 2025 has significantly higher gross margins than raw biochar, which was a primary driver in 2024.

Selling, General and Administrative Expenses

Selling, general and administrative expenses comprised mainly of salaries, office costs, legal and professional fees, consultancy fee, research and development cost and travelling expenses. We have incurred $5,889,024 and $2,882,376 in selling, general and administrative expenses through the years ended June 30, 2025 and 2024, respectively. Selling, general and administrative expenses increased year over year by 104.3%, or $3,006,648, primarily due to a special bonus of $1.25 million to Jack Wong, our Chief Executive Officer, in recognition of his contributions in transforming us into a pioneer in the Net Zero building materials and carbon removal industry, increase of consultancy fees (share-based compensation to nonemployees of $1,341,373) as the new agreements were entered into in the last 2 months of the previous financial year, share based compensation to an employee and a director of $432,246 and $5,534 respectively, accrued professional fees of $110,000 in relation to the planned uplisting to Nasdaq, and research and development cost of $300,000 payable to C-Twelve pursuant to the C-Twelve Agreement.

Other Operating Expenses

Total other operating expenses for the year ended June 30, 2025 was $214,410, a decrease of $22,637, or 9.5%, compared to $237,047 for the year ended June 30 2024. Other operating expenses comprised of expenditure related to the maintenance of the plant for the production and distribution of renewable commodities which was operating at reduced capacity due to our strategic decisions. The decrease was mainly attributable to the reduction in the direct labor cost related to the plant from $31,526 to $7,408 for the years ended June 30, 2024 and 2025, respectively.

Interest expense

Total interest expense for the year ended June 30, 2025 was $102,703, a decrease of $73,780, or 41.8%, compared to $176,483 for the year ended June 30, 2024. We recorded interest expense of $86,456 and $116,916 for the years ended June 30, 2025, and 2024, respectively, on certain promissory notes issued to a related party  as discussed in more detail in “Note 13 – Promissory Note to Related Party” to our audited financial statements. Lease interest expenses amounted to $5,368 and $45,926 for the years ended June 30, 2025, and 2024, respectively. Bank loan interest amounted to $10,879 and $13,640 for the years ended June 30, 2025, and 2024, respectively. The decrease in interest expenses is mainly due to settlement of lease liabilities associated with the disposal of an asset held for sale and certain property, plant and equipment which were under financing arrangements, and the early conversion of promissory notes with a principal amount of $675,888 on August 16, 2024.

Other income

We have other income of $1,341,711 for the year ended June 30, 2025, an increase of $1,267,073, or 1,697.6%, compared to $74,638 for the year ended June 30, 2024. The significant increase in other income was primarily driven by gain on insurance claim of $481,513, gain from disposal of property, plant and equipment of $164,624, interest income from placement of deposit with bank of $70,650 and unrealized foreign exchange gain of $582,034. The remaining balance of other income mainly represented rental income earned.

Net loss

As a result of the above factors, we incurred a net loss of $4,783,013 for the year ended June 30, 2025, representing an increase in net loss of $1,595,239, or 50%, compared to a net loss of $3,187,774 for the years ended June 30, 2025, and 2024, respectively.

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Liquidity and Capital Resources

For the three months ended September 30, 2025 and 2024

The following summarizes the key component of our cash flows for the three months ended September 30, 2025 and 2024.

Cash Flow Date	September 30, 2025	September 30, 2024

Net Cash Used in operating activities	$(777,851)	$(503,644)
Net Cash Provided by investing activities	500,000	1,350,671
Net Cash Provided by financing activities	448,000	4,863
Effect of exchange rate fluctuation on cash and cash equivalents	(15,722)	(6,838)
Net increase in cash and cash equivalents	154,427	845,052
Cash and cash equivalents, beginning of period	1,021,112	279,137
Cash and cash equivalents, ending of period	$1,175,539	$1,124,189

Net Cash Used in Operating Activities

Cash used in operating activities reflects net loss adjusted for certain non-cash items, including depreciation expense, amortization of right of use assets and stock-based compensation, and the effects of changes in operating assets and liabilities. Our net cash used in operating activities increased $274,207, or 54.4%, from $503,644 for period ended September 30, 2024, to $777,851 for period ended June 30, 2025. The increase in cash used in operating activities for the period ended September 30, 2025, as compared to the same period in 2024 was primarily due to operational loss of $919,555 offset by noncash movements of $447,972 and net decrease in working capital of $306,268. The noncash expenses comprised $55,159 in depreciation, $25,714 in amortization, $292,691 in share-based compensation to nonemployee, $69,108 in share-based compensation to employees, $8,345 in share-based compensation to a director, operating lease expense of $14,294 and offset by unrealized foreign exchange gain of $17,339. The net decrease in working capital was used in amount due to director, other receivables and deposits, account payables, repayments on leases, accrued liabilities and other payables, offset against increase of working capital from inventories, related parties and prepayments.

Net Cash Provided by Investing Activities

The net cash provided by investing activities for the period ended September 30, 2025 was $500,000, representing a decrease of $850,671, or 63%, compared to net cash from investing activities of $1,350,671 for the period ended September 30, 2024. The net cash provided by investing activities of $500,000 for the three months ended September 30, 2025 was from the withdrawal of deposit with bank. Meanwhile, during the period ended September 30, 2024, the net cash provided by investing activities of $1,350,671 was due to proceeds from disposal of assets held for sale of $559,450, proceeds from insurance recoveries of $541,221 and withdrawal of deposit in bank of $250,000.

Net Cash Provided by Financing Activities

The net cash provided by financing activities for the three months ended September 30, 2025, was $448,000, representing an increase of $443,137, or 9,112.4%, compared to the net cash provided by financing activities for the three months ended September 30, 2024, of $4,863. The net cash provided by financing activities of $448,000 for the three months ended September 30, 2025, was from proceeds from shares issued and to be issued of $448,000. Meanwhile, for the period ended September 30, 2024, the net cash provided by financing activities of $584,000 resulted from proceeds from shares issued and shares to be issued of $584,000, set off by repayment to lease liabilities of $579,137.

We generated a net cash inflow of $154,427 for the period ended September 30, 2025.

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For the fiscal years ended June 30, 2025 and 2024

Our primary sources of liquidity are cash generated from private placements of our common stock. Cash generated from operations is highly dependent on the sale of our products. Cash and cash equivalents totaled $1 million as of June 30, 2025, and $0.3 million as of June 30, 2024.

The following table provides selected cash flow data about our Company for the years ended June 30, 2025, and 2024.

Cash Flow Date	June 30, 2025	June 30, 2024

Net cash used in operating activities	$(3,410,771)	$(2,087,990)
Net cash provided by (used in) investing activities	$3,182,138	$(2,016,646)
Net cash provided by financing activities	$979,420	$4,127,646
Effect of exchange rate changes on cash and cash equivalents	$(8,812)	$55,718
Net increase in cash and cash equivalents	$741,975	$78,728
Cash and cash equivalents at beginning of year	$279,137	$200,409
Cash and cash equivalents at end of year	$1,021,112	$279,137

Net Cash Used in Operating Activities.

Cash used in operating activities reflects net loss adjusted for certain non-cash items, including depreciation expense, amortization of right of use assets and stock-based compensation, and the effects of changes in operating assets and liabilities. Our net cash used in operating activities increased $1,322,781, or 63.4%, from $2,087,990 for the fiscal year ended June 30, 2024, to $3,410,771 for the fiscal year ended June 30, 2025. The increase in cash used in operating activities for the year ended June 30, 2025, as compared to 2024 was primarily due to operational loss of $4,783,013 offset by non cash movements of $1,176,720 and net increase in working capital of $195,522. The noncash expenses comprised $248,940 in depreciation, $102,857 in amortization, $1,341,373 in share based compensation to nonemployee, $432,246 in share-based compensation to employees, $5,534 in share-based compensation to a director, $84,718 in interest expenses on promissory notes, loss on disposal of assets held for sale of $2,877, impairment of property, plant and equipment of $137,632, impairment of asset held for sale of $5,866, operating lease expense of $42,848 and offset by unrealized foreign exchange gain of $582,034, gain from insurance claim of $481,513 and gain on disposal of property, plant and equipment of $164,624. The net increase in working capital was generated from amount due to director, receivables from sale of inventories, other receivables, deposits and prepayments, and accrued liabilities and other payables, offset against decrease of working capital from inventories, accounts payable, related parties and repayments on leases.

Net Cash Provided by (Used in) Investing Activities.

The net cash provided by investing activities for the year ended June 30, 2025 was $3,182,138,  representing an increase of $5,198,784, or 257.8%, compared to net cash used by investing activities of $2,016,646 for the year ended June 30, 2024. The significant increase was due to proceeds from disposal of assets held for sale of $943,300, proceeds from disposal of property, plant and equipment of $947,995, proceeds from insurance recoveries of $541,221 and withdrawal of deposit in bank of $750,000, offset with purchase of property, plant and equipment of $378 for the year ended June 30, 2025. Meanwhile, during year ended June 30, 2024, the net cash used by investing activities of $2,016,646 resulted from purchase of property, plant and equipment of $16,646 and placement of deposit in bank of $2,000,000, representing a strategic allocation of surplus cash from private placements completed during the year, and is intended to support future operational or investment initiatives.

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Net Cash Provided by Financing Activities.

The net cash provided by financing activities was $979,420, representing a decrease of $3,148,226, or 76.3%, compared to net cash provided by financing activities of $4,127,646. The decrease due to reduction of  proceeds from shares issued and to be issued of $1,983,000 in 2025 compared to $4,108,379 in 2024, set off partially by repayment of bank loan of $211,440, refund from cancellation of common stock of $80,000 and repayments to lease liabilities of $712,140 for the year ended June 30, 2025. Meanwhile, for the year ended June 30, 2024, the net cash provided by financing activities of $4,127,646 resulted from proceeds from shares issued and shares to be issued of $4,108,379, proceeds from bank loan of $50,000 and advance from other payables of $136,983 set off partially by repayment of bank loan of $29,560 and repayments to lease liabilities of $138,156.

We generated a net cash inflow of $741,975 for the year ended June 30, 2025.

Critical Accounting Estimates

For the three months ended September 30, 2025 and 2024

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions, and estimates that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes thereto. Note 2, entitled “Summary of Significant Accounting Policies,” to the unaudited condensed consolidated financial statements describes the significant accounting policies and methods used in the preparation of the unaudited condensed consolidated financial statements. The accounting policies described below are significantly affected by critical accounting estimates. Such accounting policies require significant judgments, assumptions, and estimates used in the preparation of the unaudited condensed consolidated financial statements, and actual results could differ materially from the amounts reported based on these policies.

1. Useful Lives and Depreciation of Property, Plant and Equipment

Our property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. We depreciate our property, plant and equipment on a straight-line basis over their estimated useful lives, which range from 5 to 10 years for plant and machinery, and 3 to 10 years for other asset categories, including office equipment, computers, motor vehicles, furniture and fittings, and renovations. The depreciation method and estimated useful lives reflect management’s judgment based on historical experience, the nature of the assets, their anticipated use, and technological and economic factors.

The estimation of useful lives is a critical accounting estimate because it requires significant management judgment and has a material impact on our consolidated financial statements. Changes in the estimated useful lives of our assets could significantly affect the timing of depreciation expense recognized in future periods. For the three months ended September 30, 2025 and 2024, depreciation expense totaled $55,159 and $70,230, respectively.

We periodically review the estimated useful lives of our assets and revise them when events or changes in circumstances indicate that the current estimates are no longer appropriate. We also review our assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

2. Impairment of Long-Lived Assets and Intangible Assets

We assess long-lived assets, including property, plant and equipment, and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying value to the estimated undiscounted future cash flows expected from the asset or asset group.

If the carrying value exceeds the expected undiscounted cash flows, the impairment loss is measured as the excess of the carrying amount over the fair value, which is generally determined using discounted cash flow models involving significant estimates and assumptions, such as future revenues, operating margins, and discount rates.

These estimates are inherently subjective and sensitive to changes in assumptions. Changes in these assumptions or actual results that differ from those used in our estimates could result in material impairment charges in future periods.

No plant and machinery were impaired and written off during the three months ended September 30, 2025 and 2024 respectively.

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3. Allowance for Expected Credit Losses

We maintain an allowance for expected credit losses on accounts receivable and other financial instruments based on a current expected credit loss (CECL) model under ASC 326. The allowance is estimated using a combination of quantitative and qualitative factors, including historical loss experience, current economic conditions, customer-specific credit risk, and reasonable and supportable forecasts of future conditions.

Significant judgment is involved in identifying relevant risk factors, evaluating the impact of macroeconomic variables (e.g., inflation, interest rates, geopolitical instability), and determining the appropriate loss rates. A change in these factors could materially affect the timing and amount of credit loss provisions.

No allowance for expected credit losses on accounts receivable during the three months ended September 30, 2025 and 2024 respectively.

4. Revenue Recognition and Principal vs. Agent Determination

We recognize revenue in accordance with ASC 606 by identifying performance obligations in contracts, determining the transaction price, and allocating the price to each performance obligation. Significant estimates and judgments are involved in determining the point in time when control of a product transfers to the customer and whether we act as principal or agent in arrangements involving third-party contributions to the delivery of goods.

These judgments affect the timing and amount of revenue recognized. Factors considered include our role in the transaction, control of inventory before transfer, and pricing discretion. Incorrect judgments could materially impact reported revenue and profitability.

5. Stock-Based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718-10, Compensation—Stock Compensation, which requires all share-based payment arrangements with employees, directors, and nonemployees to be measured and recognized in the financial statements based on the fair value of the equity instruments granted

We consider the accounting for stock-based compensation to be a critical accounting estimate due to the significant judgment and assumptions involved in determining the grant date, estimating the fair value of the awards, and the timing and recognition of related expenses. These estimates have a material impact on our results of operations.

For both employee and nonemployee awards, the grant date is determined based on the date of final Board approval of the award, in accordance with ASC 718. The fair value of stock awards is generally determined based on the market price of our common stock on the grant date. For awards where the grant date has not yet been established but the service inception date has commenced, we accrue compensation expense based on the estimated fair value of our common stock at the end of each reporting period, which may introduce variability in the reported compensation expense.

As of September 30, 2025 and June 30, 2025, we recorded accrued compensation costs related to these arrangements of $152,603 and $89,165, respectively.

In certain instances, we issue fully vested, nonforfeitable share-based awards to nonemployees prior to receiving the goods or services, resulting in the recognition of prepaid share-based compensation. These awards are accounted for under ASC 718-10-45-3 and are recorded as prepaid assets when issued, with expense recognized as the goods or services are received. The fair value of such awards is determined at the grant date, based on the market price of our common stock.

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We recognize share-based compensation expense over the requisite service period for employees, and the vesting period for nonemployees, in accordance with ASC 718. Our policy is to recognize forfeitures as they occur, rather than estimating forfeitures at the grant date, which may result in increased volatility in compensation expense.

During the three months ended September 30, 2025 and 2024, we recognized total share-based compensation expense as follows:

	September 30, 2025	September 30, 2024

Nonemployees	$292,691	$272,005
Employee	69,108	106,585
Director	8,345	-
Total	$370,144	$378,590

The fair value of our common stock, particularly in periods of volatility, is a key source of estimation uncertainty. Changes in assumptions or market conditions could significantly impact the fair value of awards and the related compensation expense.

6. Deferred Taxes and Valuation Allowance

We assess the realizability of deferred tax assets by evaluating both positive and negative evidence, including future taxable income, tax planning strategies, and recent financial performance. If it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance is recorded.

Judgment is required to estimate future taxable income and assess the impact of economic trends or changes in tax law. Adjustments to valuation allowances could materially impact our income tax expense or benefit.

We believe the estimates and assumptions used in preparing our consolidated financial statements are reasonable and appropriate. However, actual results could differ materially from those estimates, which could have a significant impact on our financial condition, results of operations, and cash flows.

For the fiscal years ended June 30, 2025 and 2024

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make judgments, assumptions, and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Note 2, “Summary of Significant Accounting Policies,” to the consolidated financial statements describes the significant accounting policies and methods used in the preparation of the consolidated financial statements. The accounting policies described below are significantly affected by critical accounting estimates. Such accounting policies require significant judgments, assumptions, and estimates used in the preparation of the consolidated financial statements, and actual results could differ materially from the amounts reported based on these policies.

1. Useful Lives and Depreciation of Property, Plant and Equipment

Our property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. We depreciate our property, plant and equipment on a straight-line basis over their estimated useful lives, which range from 3 to 27.5 years for land and buildings, 5 to 10 years for plant and machinery, and 3 to 10 years for other asset categories, including office equipment, computers, motor vehicles, furniture and fittings, and renovations. The depreciation method and estimated useful lives reflect management’s judgment based on historical experience, the nature of the assets, their anticipated use, and technological and economic factors.

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The estimation of useful lives is a critical accounting estimate because it requires significant management judgment and has a material impact on our consolidated financial statements. Changes in the estimated useful lives of our assets could significantly affect the timing of depreciation expense recognized in future periods. For the fiscal years ended June 30, 2025 and 2024, depreciation expense totaled $248,940 and $417,517, respectively.

We periodically review the estimated useful lives of our assets and revise them when events or changes in circumstances indicate that the current estimates are no longer appropriate. We also review our assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

2. Impairment of Long-Lived Assets and Intangible Assets

We assess long-lived assets, including property, plant and equipment and indefinite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying value to the estimated undiscounted future cash flows expected from the asset or asset group.

If the carrying value exceeds the expected undiscounted cash flows, the impairment loss is measured as the excess of the carrying amount over the fair value, which is generally determined using discounted cash flow models involving significant estimates and assumptions, such as future revenues, operating margins, and discount rates.

These estimates are inherently subjective and sensitive to changes in assumptions. Changes in these assumptions or actual results that differ from those used in our estimates could result in material impairment charges in future periods.

For the fiscal years ended June 30, 2025 and 2024, we recognized impairment losses of $137,632 and $134,042, respectively, related to plant and machinery.

No plant and machinery were written off during the year ended June 30, 2025, while write-offs amounted to $3,979 in the prior year.

3. Allowance for Expected Credit Losses

We maintain an allowance for expected credit losses on accounts receivable and other financial instruments based on a current expected credit loss (CECL) model under ASC 326. The allowance is estimated using a combination of quantitative and qualitative factors, including historical loss experience, current economic conditions, customer-specific credit risk, and reasonable and supportable forecasts of future conditions.

Significant judgment is involved in identifying relevant risk factors, evaluating the impact of macroeconomic variables (e.g., inflation, interest rates, geopolitical instability), and determining the appropriate loss rates. A change in these factors could materially affect the timing and amount of credit loss provisions.

As of June 30, 2025, and 2024, the allowance for expected credit losses on accounts receivable was $0 and $27,481, respectively.

4. Revenue Recognition and Principal vs. Agent Determination

We recognize revenue in accordance with ASC 606 by identifying performance obligations in contracts, determining the transaction price, and allocating the price to each performance obligation. Significant estimates and judgments are involved in determining the point in time when control of a product transfers to the customer and whether we act as principal or agent in arrangements involving third-party contributions to the delivery of goods.

These judgments affect the timing and amount of revenue recognized. Factors considered include our role in the transaction, control of inventory before transfer, and pricing discretion. Incorrect judgments could materially impact reported revenue and profitability.

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5. Stock-Based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718-10, Compensation—Stock Compensation, which requires all share-based payment arrangements with employees, directors, and nonemployees to be measured and recognized in the financial statements based on the fair value of the equity instruments granted.

We consider the accounting for stock-based compensation to be a critical accounting estimate due to the significant judgment and assumptions involved in determining the grant date, estimating the fair value of the awards, and the timing and recognition of related expenses. These estimates have a material impact on our results of operations.

For both employee and nonemployee awards, the grant date is determined based on the date of final Board approval of the award, in accordance with ASC 718. The fair value of stock awards is generally determined based on the market price of our common stock on the grant date. For awards where the grant date has not yet been established but the service inception date has commenced, we accrue compensation expense based on the estimated fair value of our common stock at the end of each reporting period, which may introduce variability in the reported compensation expense.

As of the years ended June 30, 2025 and 2024, we recorded accrued compensation costs related to these arrangements of $89,165 and $274,870, respectively.

In certain instances, we issue fully vested, nonforfeitable share-based awards to nonemployees prior to receiving the goods or services, resulting in the recognition of prepaid share-based compensation. These awards are accounted for under ASC 718-10-45-3 and are recorded as prepaid assets when issued, with expense recognized as the goods or services are received. The fair value of such awards is determined at the grant date, based on the market price of our common stock.

We recognize share-based compensation expense over the requisite service period for employees, and the vesting period for nonemployees, in accordance with ASC 718. Our policy is to recognize forfeitures as they occur, rather than estimating forfeitures at the grant date, which may result in increased volatility in compensation expense.

During the fiscal years ended June 30, 2025 and 2024, we recognized total share-based compensation expense as follows:

	For the year ended June 30,
	2025	2024

Nonemployees	$1,341,373	$252,369
Employees	$432,246	$135,679
Director	$5,534	$-
Total	$1,779,153	$388,048

The fair value of our common stock, particularly in periods of volatility, is a key source of estimation uncertainty. Changes in assumptions or market conditions could significantly impact the fair value of awards and the related compensation expense.

6. Deferred Taxes and Valuation Allowances

We assess the realizability of deferred tax assets by evaluating both positive and negative evidence, including future taxable income, tax planning strategies, and recent financial performance. If it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance is recorded.

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Judgment is required to estimate future taxable income and assess the impact of economic trends or changes in tax law. Adjustments to valuation allowances could materially impact our income tax expense or benefit.

We believe the estimates and assumptions used in preparing our consolidated financial statements are reasonable and appropriate. However, actual results could differ materially from those estimates, which could have a significant impact on our financial condition, results of operations, and cash flows.

Working Capital

As of June 30, 2025 and 2024, we had cash and cash equivalent of $1,021,112, representing an increase of $741,975, or 265.8%, compared to $279,137 as of June 30, 2024, respectively. Deposits with banks decreased by $723,516, or 36%, from $2,000,000 as of June 30, 2024, to $1,276,484 as of June 30, 2025. Our accumulated operating losses increased by $4,782,977, or approximately 35%, from $13,480,204 as of June 30, 2024 to $18,263,181 as of June 30, 2025.

As of September 30, 2025, we had cash and cash equivalents of $1,175,539, representing an increase of $154,427, or 15.1%, compared to $1,021,112 as of June 30, 2025, respectively. Deposits with banks decreased by $500,000, or 39.2%, from $1,276,484 as of June 30, 2025, to $776,484 as of September 30, 2025. The remaining $776,484 held in a certificate of deposit account is scheduled to mature in December 2025. Our accumulated operating losses increased by $919,555, or approximately 5%, from $18,263,181 as of June 30, 2025, to $19,182,736 as of September 30, 2025.  Subsequent to the period ended September 30, 2025, we raised gross proceeds of $2,000,000 in the Ergon Private Placement.  We believe that the successful completion of the Ergon Private Placement has improved our liquidity and financial position for the near term.  We expect to seek funding for our operations over the next twelve months through additional public and private offerings of our securities, including a potential listing of our common stock on a national exchange and concurrent public offering.

Our primary source of cash is currently generated from the sale of our securities. We will need to raise additional funds beyond our current working capital balance in order to finance future development of our products and services until such time as future revenues are achieved. We anticipate generating revenue in the future from the Ergon License; however, there can be no assurances that sufficient revenue will be generated or that revenues, if any are achieved, will be sufficient to fund our operations on a profitable basis, particularly given our negotiated 15 month “go to market” period with Ergon.

As we continue to make progress commercially, we believe we will have potential opportunities to strengthen our balance sheet as needed including, but not limited to, debt and/or equity financing, as well as through additional potential licensing arrangements.  All of these financing options should provide our company with the flexibility as we continue to drive shareholder value. However, we may not be able to obtain financing on favorable terms when needed, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, fluctuations in interest rates, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay or scale back our operations or obtain funds by entering into agreements on unfavorable terms.  Failure to obtain additional capital on acceptable terms, or at all, would result in a material and adverse impact on our operations.

Related Party Transactions

On March 13, 2023, we and our former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, Borneo Oil Corporation Sdn Bhd (“BOC”) by way of the issuance of a two year term Promissory Note with the face value (principal) amount of $675,888, and bearing 2% coupon interest. The Note was repayable by May 12, 2025, either in cash or by the issuance of our restricted common stock priced at $0.07 per share at the discretion of the holder of the Promissory Note. A total of 9,655,542 shares of our restricted common stock were issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total of $675,888 of CSB’s account payable to the Creditor.

This transaction allowed us to eliminate the outstanding debt without the use of cash and resulted in a corresponding increase in stockholders’ equity. We accounted for the settlement at the carrying amount of the liability in accordance with ASC 470-50 and ASC 850, with no gain or loss recognized on the extinguishment. We believe this transaction strengthens our balance sheet and improves our liquidity position by reducing liabilities through equity-based financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenues, income from operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

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BUSINESS

Overview

We are a road construction and building materials company offering proprietary, environmentally sustainable materials and seeking to redefine our industry with a clear mission: enabling the #TransitiontoZero™.  Our proprietary product BioAsphalt™ incorporates biochar, a powerful carbon sequestering material, into infrastructure with the goal of reducing emissions, improving performance, and lowering overall costs. We also offer a licensed proprietary cold mix biochar asphalt emulsifying agent, which we call “Verde V24”.  Further, we expect to generate revenues from the generation by our products, and our subsequent sale, of carbon removal credits. We believe our proprietary products, know-how and business plan place us at the forefront of sustainable innovation in the construction and building materials sector, an industry we believe is long overdue for transformation.

Our strategic roadmap for achieving net-zero emissions—what we call the Verde Net Zero Blueprint—has achieved the following significant milestones:

●

The issuance to our company in April 2025 of the world’s first carbon removal credit from asphalt production and application, certified by Puro.earth, the leading global registry for engineered carbon removal.

●

Technological validation of our BioAsphalt™ by NCAT, including receipt of preliminary performance results from NCAT in July 2025 that demonstrated consistent durability, particularly under low-volume roadway conditions. Most recently, in September 2025, NCAT’s latest evaluation of our cold recycling mix using 100% RAP from laboratory testing demonstrated that our cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. These results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Our Verde Net Zero Blueprint is comprised of our portfolio of validated technologies that enable the production of sustainable infrastructure materials with the integrated ability to generate certified carbon removal credits. This positions carbon sequestration not just as an environmental co-benefit, but as a monetizable feature embedded in our business plan.

As the rise of artificial intelligence accelerates data center energy consumption, which is now projected to account for a growing share of global electricity use, enterprises worldwide are facing increasing pressure to offset their carbon footprints. This is driving up demand for high-integrity, verifiable carbon credits.

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Our model presents a novel combination of infrastructure performance with measurable climate impact, establishing us as a first mover in scalable Net Zero solutions, which we believe positions us well to meet the demands of a rapidly decarbonizing, carbon-constrained economy.

With key third-party validations from groups such as NCAT and Puro. earth in place, we are now focused on commercializing our solutions in the United States, our most strategic market. To this end, we recently entered into an exclusive licensing agreement with Ergon, an industry leader in asphalt innovation and supply and one of the largest liquid asphalt and emulsion marketers in North America, for the production of asphalt surface course material containing our proprietary solution across North America. As our domestic operations scale through Ergon, we plan to license the Verde Net Zero Blueprint globally, targeting infrastructure and materials companies in countries aligned with the Paris Climate Agreement and pursuing Net Zero by 2050.

We plan to expand operations and generate and grow revenue over the next twelve (12) months primarily through marketing and selling our proprietary road technologies through Ergon exclusively in North America, with an initial focus on the United States. Production planning of our materials has already commenced, with distribution anticipated to occur through the Ergon’s established sales channels, reaching asphalt mixing plants across the United States, Canada and Mexico for blending and placement. Embedding our technology into Ergon’s nationwide business footprint would enable immediate scalability and near-term revenue generation.

We believe our asset light business model enables scalable growth while minimizing capital intensity, creating recurring revenue streams through licensing, sales, royalties, carbon monetization, and strategic partnerships. We operate through our primary U.S. subsidiary, Verde Renewables, headquartered in St. Louis, Missouri.

Our Services and Products

Our business model includes two core proprietary technologies that form the foundation of our carbon-integrated road system:

Cold Mix Biochar Asphalt. We currently maintain proprietary rights to the key technology we use, Verde V24, which is used in our cold mix biochar asphalt mix design. We hold the exclusive North American license for Verde V24 from C-Twelve. Our cold mix asphalt is a surface course engineered with biochar, a stable form of carbon derived from organic waste, and formulated with a proprietary emulsifying agent, Verde V24, that enables the creation of a specialized emulsion, facilitating a strong bond between the carbon and aggregate. Unlike traditional hot mix asphalt, which requires high temperatures and generates significant greenhouse gas emissions during production and application, our solution is applied at ambient temperature and activated with water, eliminating the need for heat or solvents. It is durable, cost-effective, and suitable for year-round use, including in cold-weather climates.

The material has been independently validated, including through trials at the NCAT, confirming its performance under real-world conditions. In July 2025, we received encouraging preliminary performance results from NCAT. After approximately 50,000 equivalent single-axle loads of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions. Importantly, it is the first carbon-sequestering asphalt surface course to maintain competitive strength and flexibility for road applications and to enable the issuance of verified carbon removal credits, positioning it as a breakthrough in both sustainable infrastructure and climate mitigation.

In September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% RAP further validated the testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Together, we believe these findings reinforce the scalability and commercial readiness of our cold mix biochar asphalt as a next-generation, carbon-sequestering pavement solution, offering a credible and practical alternative to conventional road construction materials and application methods.

Since September 30, 2025, 80,000 liters of Verde V24 have been produced. We continue to work on on-boarding matters with Ergon and testing of our Verde V24 within Ergon’s products, and we expect to continue such work through the commercial market launch of Ergon’s products incorporating Verde V24 in early calendar year 2026. Additionally, we continue to engage in negotiations with Oregon Biochar Solutions (“OBS”) for a formal supply agreement for our custom blend biochar, and we expect definitive documentation in the first quarter of calendar year 2026.

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TerraZyme Enzyme-Based Soil Stabilization. TerraZyme is a proprietary enzyme-based catalyst engineered to improve the strength, durability, and moisture resistance of native soils, serving as a sustainable alternative for road base preparation, subgrade stabilization, and erosion control. The enzyme works by catalyzing a natural reaction in clay-bearing soils, breaking down organic material and rearranging soil particles into a more tightly bonded structure. This reaction reduces permeability, minimizes swelling, and significantly enhances load-bearing capacity without the need for imported aggregates or traditional binders.

Conventional stabilization methods typically rely on cement, lime, or other chemical additives, which are not only costly and labor-intensive but also carbon-intensive in both production and application. By contrast, TerraZyme is a low-emission, cost-effective, and rapidly deployable solution that requires less equipment and labor while delivering superior long-term performance and carbon reduction. Its liquid form allows for easy on-site mixing with water and application using standard equipment, followed by compaction.

TerraZyme is also well-suited for rural or remote areas, resource-constrained regions, or developing markets where access to aggregates is limited or prohibitively expensive. It is a key component of our broader mission to deliver climate-smart infrastructure solutions worldwide.

We currently have access to the TerraZyme enzyme through the NPI MOU which is effective until December 2026. We are currently in negotiations with NPI for a definitive agreement that would contain an exclusive worldwide license for TerraZyme.

Anticipated Plans and Expenditures

•

October 2025 – March 2026: Following the October 2025 execution of our definitive licensing agreement with Ergon for North America, we are moving forward with initial marketing, technology transfer, and initial production ramp-up.

•

April 2026 – September 2026: As described further below, our initial “go to market” period with Ergon lasts until the end of 2026. During this time, we will look to establish nationwide distribution and deployment across multiple asphalt plants, with early sales-based revenues expected.

•	October 2026 – December 2026: Initiation of discussions regarding minimum quantities with Ergon for 2027.

•

Expenditures: Minimal business-related capital outlays are anticipated for our company over the next twelve months, as Ergon’s existing infrastructure will support production and distribution. Costs will primarily involve purchases of Verde V24 from our Verde V24 licensor, C-Twelve, biochar procurement, technology integration, compliance, and monitoring. However, we will also be required to fund $3 million to C-Twelve by the end of July 2026 as a loan ($2 million) and as a license fee ($1 million) under our Joint Development Agreement with C-Twelve, as described under “Intellectual Property” below.

Ergon License

On October 10, 2025, Verde Renewables entered into the Ergon License, pursuant to which we have granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using our proprietary Verde V24 cold mix biochar asphalt emulsifying agent in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from us at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

Ergon, the largest asphalt marketer in North America, is a subsidiary of Ergon, Inc., a diversified global organization engaged in multiple industries. The privately held Ergon is an industry pioneer in asphalt innovation and supply, employing more than 4,000 people and serving customers and partners in over 90 countries worldwide.

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We have agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24. For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with us in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors. We have also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, we and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

We have also agreed to provide Ergon with forty percent (40%) of our share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™ surface material, so long as (a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and (b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from us. The Ergon License additionally grants Ergon the right to use our trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with our Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

The foregoing description of the Ergon License is not complete and is qualified in its entirety by reference to the full text of the Ergon License, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

BioFraction and Expansion Plans

With the execution of our agreement with Ergon, our business model has been established and we now operate with a singular focus on sustainable infrastructure technologies. Once we scale our North American operations, we intend to turn our focus to Malaysia, where we have had our BioFraction facility in Borneo since 2021. This facility is set to become fully operational once production and expansion in Malaysia is ready to begin. BioFraction refers to the biological fractionalization of waste through pyrolysis, a thermal decomposition process in an oxygen-free environment that converts organic waste into valuable outputs including biochar, biofuel, bio-syngas, and wood vinegar. At this BioFraction facility, we plan to convert palm oil waste into biochar and other renewable byproducts. The BioFraction facility was strategically set to dormant status in recent years in order to prioritize our U.S.-based proof of concept test track in partnership with NCAT, though we have continued regular maintenance and test production runs to preserve its operational capability. With that milestone now complete and with the Ergon License secured, we are now focused on scaling our North American operations. Once we turn our focus to Southeast Asia, we intend to restart and increase the operation of our BioFraction facility.

We plan to target major Malaysian highway operators who are interested Net Zero solutions. We intend to require any potential licensing of our solutions in Malaysia to also require exclusive sourcing of biochar from our subsidiary, Verde Resources (Malaysia) Sdn Bhd, which operates our BioFraction facility. This will help draw down existing inventory and ramp up production. We also plan to explore the licensing of our BioFraction intellectual property and know-how to qualified palm oil waste processors in Malaysia to produce designer grade biochar compatible with our biochar asphalt mixed designs, potentially generating additional revenue through carbon credit royalties, product resale margins, and licensing fees.

Our Industry and Market Opportunity

We operate at the convergence of two rapidly evolving sectors: sustainable building materials (which accounts for approximately 37% of annual global emissions according to an article entitled “The Building Sector is Key to the Fight Against Climate Change”, by Gim Huay Neo and Yvonne Zhou, dated June 25, 2024, and published by Caixin Global), with a particular focus on road construction technologies, and the carbon removal industry, where our innovations enable both the reduction and removal of atmospheric carbon emissions.  One of our principal missions is to bridge these sectors by delivering high-performance, low-carbon infrastructure solutions that drive both environmental impact and economic value, creating a scalable pathway for the infrastructure sector to actively contribute to global sustainability goals.

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Building Materials Industry

The global road construction market was valued at $572.9 billion in 2023, according to Market Research Future’s Road Maintenance Market Report (January 2025). In 2024, the North American market reached $188.0 billion, as reported by IBISWorld. Astute Analytica projects continued growth through 2032, driven by rising infrastructure investment, increased public funding, and the growing shift toward sustainable construction materials.

Governments around the world are increasing infrastructure spending to promote road modernization, enhance durability, and reduce emissions. In the United States, Canada, and the European Union, various initiatives are advancing low-carbon construction practices and encouraging the use of more sustainable materials in road projects.

As the industry accelerates the adoption of cost-effective, low-emission alternatives to traditional asphalt, we believe Verde is well positioned to contribute to and benefit from this global transition.

Global Carbon Market and Carbon Credits

We define the “global carbon market” as the global market for carbon offsetting or carbon trading. Carbon offsetting is a system designed to reduce global greenhouse gas emissions by allowing countries, companies, or individuals to compensate for their own emissions by purchasing “credits” from projects that reduce or remove greenhouse gasses from the atmosphere. To generate these “credits”, which are often referred to as “carbon credits” or “carbon removal credits”, a carbon offsetting project must be certified by either a governmental authority or independent certification body, such as Puro.earth. The governmental authority or certification body reviews the carbon offsetting project, tests the project to verify it has demonstrated emissions reductions, and, once the project is approved, issues the carbon credits to the developer.

A landmark report entitled “Unlocking the Potential of Carbon Dioxide Removal,” dated June 27, 2024, by James Davis and Paddy Mortimer of consulting firm Oliver Wyman, and co-authored by the City of London Corporation, and the UK Carbon Markets Forum, states that the global market for carbon dioxide removal credits could surge from roughly $2.7 billion in 2023 to as much as $100 billion per year by 2030–35, if key obstacles are resolved, including clarity on credit standards, stronger corporate guidance, and robust policy frameworks. An article entitled “The New Renewable Revolution: Why carbon dioxide Removal Will Transform the Carbon Market” dated April 10, 2025, by Shou-Hwei Michelle You and published by the World Economic Forum, notes a pivot in the global carbon market lessoning reliance on avoided-emission credits. As a result, the market fell from $1.87 billion in 2023 to $0.72 billion in 2024, but carbon dioxide removal (CDR) is emerging as the linchpin for future growth. Major firms are beginning to step into the carbon market as well. For instance, Microsoft recently purchased about 3.5 million carbon credits, with each credit typically representing one metric ton of carbon dioxide, to offset emissions tied to its rapidly expanding artificial intelligence operations, a signal that heavy tech investment could become a major catalyst.

We believe a significant opportunity lies in our ability to generate certified carbon removal credits through the production of biochar-infused asphalt, a process which has been independently validated through successful trials at the NCAT Test Track. With the United States consuming approximately 400 million tons of asphalt annually according to an article entitled “The Advancement of Asphalt Pavements Over the Last 50 Years”¸ by Drs. Jon Epps, Ph. D., P.E., and Dave Johnson, P.E., dated August 1, 2021, and published in Asphalt Magazine, the potential for credit generation is substantial.

Currently, available U.S. biochar supply can support the production of only about 4 million tons of finished asphalt according to our internal estimates developed in consultation with our domestic biochar suppliers. However, according to a report by the U.S. Department of Energy from March 2024 entitled “2023 Billion-Ton Report: An Assessment of U.S. Renewable Carbon Resources”, the United States produces over 600 million tons of biogenic waste each year, which is enough to yield up to 100 million tons of biochar and enable the production of more than 2 billion tons of carbon-sequestering asphalt. This represents what we believe to be a transformative opportunity to scale both infrastructure decarbonization and carbon credit generation nationwide.

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As infrastructure stakeholders increasingly seek cost-effective, climate-aligned solutions, we offer a rare combination of affordability, performance, and verified climate impact. Each ton of biochar-asphalt produced enables the generation of additional carbon removal credits, unlocking what we expect will be a scalable, high-margin, and recurring revenue stream alongside traditional infrastructure income.

With Puro.earth certification and early credit purchases by a major financial institution following our proof-of-concept success, we are positioned at the forefront of engineered carbon removal. As our operations scale, we believe our model offers a clear path to monetizing decarbonization, helping governments and corporations meet climate targets while maximizing impact for each dollar spent.

Market Challenges

The building materials industry is highly fragmented, comprising both large publicly traded corporations and a wide range of privately held firms, and subject to significant competition. Historically, many of these companies have relied on conventional road materials and methods, such as hot mix asphalt, with limited innovation. However, there is a growing shift across the sector, as companies increasingly invest in research and development to meet the rising demand for sustainable and environmentally friendly solutions such as ours.

Despite this momentum, the adoption of new technologies remains challenging due to entrenched industry practices, complex regulatory frameworks, and performance expectations tied to long-established standards. While many competitors are significantly larger and better capitalized, we believe our products are positioned to lead in this transition. Further, our strategic collaboration with Ergon, a large and established player in the road materials industry, is expected to help us manage competitive pressures.

Our proprietary technologies, particularly in the road construction sector, enable the integration of carbon-sequestering materials like biochar directly into asphalt and other mix designs. These solutions are not only difficult to replicate but are also backed by real-world validation and the ability to generate carbon removal credits. This positions us at the intersection of two urgent global needs: decarbonizing infrastructure and delivering high-performance, cost-effective alternatives to legacy materials.

See “Competition” below for further information on competitive challenges we face.

Intellectual Property

We currently maintain rights to the key technologies we use. Verde V24, which is used in our cold mix biochar asphalt mix design, the TerraZyme enzyme, and the catalytic BioFraction process, are all held as trade secrets.

Through our C-Twelve Agreement, we hold an exclusive, ten-year license in the United States, Canada and Mexico to produce and sell end-product asphalt surface course materials containing Verde V24 and have the option to sub-license use of Verde V24 to produce end-product asphalt surface course materials. Pursuant to the C-Twelve Agreement, we are required to pay C-Twelve a $1 million exclusive licensing fee and concurrently provide C-Twelve with the $2 million C-Twelve Loan. We are required to fund the C-Twelve Loan and the $1 million licensing fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which our common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the Joint Development Agreement.  The C-Twelve Agreement also provides for a potential conditional fee payment to C-Twelve in 2027 based on agreed to minimum amounts of liters of Verde V24 which we may purchase from C-Twelve.

We currently have access to the TerraZyme enzyme through the NPI MOU with NPI. We entered into the MOU with NPI to formalize our collaboration on the NCAT test track project discussed above and to explore possible subsequent business opportunities arising from the successful completion of the NCAT testing, including a possible license for TerraZyme. The NPI MOU is effective until December 31, 2026, or until earlier replacement by a definitive agreement. We are currently in negotiations with NPI for a definitive agreement that would contain an exclusive worldwide license to our company for TerraZyme.

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Our subsidiary, Verde Resources Asia Pacific Limited (“VRAP”) is the proprietor of a technical process known as the “Catalytic BioFraction Process” (the “BioFraction Process”) and an exclusive license is assigned to our other subsidiary, Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”), for the application of the BioFraction Process in our facilities in Borneo. The BioFraction Process is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass wastes (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass wastes is used as feedstock.

We hold no issued patents at this time. However, we have filed a provisional patent in the United States covering our complete cold mix asphalt design and system, including Verde V24, which is central to its performance. Under the terms of the C-Twelve Agreement, we have agreed not to prosecute the U.S. provisional patent for Verde V24 and ensure that it is voluntarily withdrawn within 30 days of C-Twelve lodging a U.S. patent application. Additionally, C-Twelve has agreed that any patent application filed in the U.S. claiming priority from its Australian provisional patent application will be filed jointly in the name of C-Twelve and us, and that we have a 50% interest and right of title for the U.S. patent application for Verde V24.

We continue to see trade secret protections as essential to maintain the secrecy of the proprietary formulations we use and we believe trade secret protections reduce the risk of reverse engineering our technologies. However, we also believe there is significant value to be gained from seeking patent protection of our larger systems that integrate our trade secret technologies, including the ability to enforce such patents against any parties who may infringe upon them. As we grow, our plan is to invest more in registered patent protection to the extent we feel such protection is superior to trade secret protection, which has the benefit of maintaining the privacy of critical aspects of our technology.

As our proprietary rights to our key technologies are currently in the form of trade secrets, which we seek to protect by entering into non-disclosure and confidentiality agreements with parties who have access to such technologies, and not protected by patents or other more secured means, we face significant risks related to our limited ability to enforce confidentiality or enforce a claim that a party illegally disclosed or misappropriated any trade secrets, as further discussed under “Risk Factors – If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.”

Our Growth Strategies

Our growth strategy is focused on forming strategic relationships with organizations like Ergon that already possess established infrastructure critical to large-scale deployment. This includes companies with existing asphalt mixing facilities, supply chains for raw materials, distribution networks, and sales agreements with end-users such as state departments of transportation, municipalities, and contractors.

Rather than building these capabilities from scratch, we license our proprietary technologies to these organizations alongside our fully integrated Net Zero infrastructure blueprint. Our model allows our commercial collaborators to easily incorporate carbon-negative technologies, such as our BioAsphalt™, into their current operations. We believe this significantly reduces the barrier to adoption while accelerating market penetration. By leveraging their physical assets, regulatory relationships, and customer base, and combining them with our innovation and carbon credit-generating solutions, we can create a mutually beneficial path to scale faster, smarter, and with greater environmental impact.

Our initial focus over the next few years is to demonstrate and validate this model across the U.S., Canada and Mexico through our strategic relationship with Ergon. We believe this approach will facilitate rapid adoption among our target customers, who operate within a traditionally conservative and highly regulated industry. Following successful validation in the U.S., we plan to scale our North American operations and subsequently expand licensing opportunities to Southeast Asia, where we already maintain an established presence. Our initial emphasis will be on Malaysia and Singapore, supported by our existing BioFraction facility in Borneo, which is capable of supplying up to 6,000 tons of biochar annually to serve local infrastructure projects and advance regional decarbonization initiatives.

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Sources and Availability of Raw Materials

While we do not directly produce our cold mix biochar asphalt surface course material, the key ingredients in its production are Verde V24 and biochar, a carbon-rich by-product used in our mix designs. We purchase our supple of Verde V24 from C-Twelve under the terms of the C-Twelve Agreement and we have entered into a memorandum of understanding, and are currently in the process of negotiating a definitive agreement, with Oregon Biochar Solutions and its affiliated facilities to secure a reliable supply of biochar in the United States through its facilities that are capable of producing our designer-grade biochar tailored to our specifications for use in the testing of our products and for downstream use by licensees of our solutions. Oregon Biochar Solutions is a related party as Karl Strahl, the Chief Operating Officer of Oregon Biochar Solutions, is also a member of our board of directors.

We are in discussions with existing facilities to establish supplies of biochar in Canada and Mexico. In Southeast Asia, our BioFraction facility in Borneo is expected to produce up to 6,000 tons of biochar annually to our required specifications, and we anticipate utilizing this facility as our primary regional supply source.

The proposed licensing structure for the BioAsphalt™ product in Asia would require licensees to procure biochar exclusively from Verde Resources (Malaysia) Sdn. Bhd, facilitating the depletion of existing inventory at the Sabah facility and the resumption of localized production to meet market demand. We plan to refine its BioFraction technology to produce designer-blend biochar for our proprietary asphalt formulations and to separately license the BioFraction technology to qualified palm-oil waste processors across Southeast Asia. These processors would convert palm waste into specialized biochar suitable for our applications while generating certified carbon removal credits. We expect to derive revenue from technology licensing fees, carbon credit royalties, and resale margins from biochar supplied to its asphalt partners. This asset-light model enables scalable growth of our biochar supply chain with minimal capital expenditure, supporting our mission to advance the adoption of carbon-sequestering infrastructure solutions across the Asia-Pacific region.

Distribution Network and Marketing

Because we operate primarily under a licensing model, we do not directly distribute or market the final road construction products ourselves. Instead, we leverage the existing distribution channels and customer networks of our licensees to commercialize our technologies efficiently and cost-effectively.

In addition to our licensing activities, we intend to market and distribute two proprietary products directly: our designer blend biochar and Verde V24, our proprietary emulsifying agent. The designer blend biochar is a critical input in the production of the cold mix biochar asphalt, providing the consistency, quality, and performance characteristics required to ensure the durability and carbon credit eligibility of the end product. Similarly, Verde V24 serves as a key chemical component used to formulate the specialized emulsion that enables a strong bond between biochar and aggregate.

Under our current commercialization strategy, Ergon will serve as our exclusive licensee and distributor of Verde V24 and the associated specialized emulsion throughout the United States, Canada, and Mexico. We believe that partnering with Ergon, one of the world’s leading producers and marketers of liquid asphalt and emulsions, provides extensive market reach, promotes standardized product performance, and maintains consistent quality control across all licensed production facilities.

Customers

Our core customer base consists of businesses involved in road construction and infrastructure development, as well as governmental entities. Under our licensing-based model, we provide proprietary technology and product formulations to commercial partners like Ergon that can manufacture, distribute, and deploy our carbon-integrated solutions at scale.

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As discussed above, we recently entered into the Ergon License, which provides Ergon an exclusive license to produce, manufacture, distribute, and sell products containing our Verde V24 emulsifying agent in the United States, Mexico and Canada. As such, almost all of our current business is reliant upon our strategic relationship with Ergon and our direct customers in the United States will be Ergon and asphalt mixing plants serviced by Ergon, which will use our cold mix biochar asphalt formulations and technologies to manufacture next-generation road construction materials. These plants have the infrastructure to produce, blend, and distribute materials in accordance with DOT specifications, making them what we believe to be the ideal channel for product deployment at scale.

Although we do not directly engage with other customers in the United States under our exclusive licensing arrangement with Ergon, we anticipate that Ergon will serve a wide range of downstream market segments that are key adopters of sustainable road materials, including:

State Departments of Transportation (DOTs), Local Municipalities, and U.S. Federal Agencies

DOTs are among the largest purchasers of asphalt materials, responsible for the construction and maintenance of public highways. As they implement carbon accounting frameworks and pursue emissions reduction mandates, our carbon-negative technologies offer a compelling, policy-aligned solution.

Municipalities manage local roads, subdivisions, and emergency repairs. Our cold mix asphalt, which requires no heating and minimal equipment, is ideal for off-season maintenance and budget-sensitive repairs, enabling year-round infrastructure improvements with reduced logistical complexity.

Federal agencies, including the Department of Defense and the Department of Transportation, are under increasing pressure to source sustainable and low-emission materials. Our technologies meet both environmental goals and practical needs, such as performance in cold or remote conditions and reduced emissions during installation.

Private Sector Contractors & Developers

Contractors and developers are seeking to enhance their “Environmental, Social, and Governance” (known as ESG) credentials and qualify for green financing or tax incentives. By integrating our solutions, they can offer carbon-negative infrastructure without disrupting existing construction workflows, meeting market demand while advancing sustainability objectives.

Competition

Competitive Landscape

The construction materials industry is dominated by large, established public and private companies that compete primarily on cost, scale, logistics, and supply chain efficiency. These incumbents often have extensive production capacity, longstanding customer relationships, and significant influence over industry standards. Many are substantially better capitalized than we are and have decades of experience in the construction space. While historically slow to innovate, many of these companies are now investing in sustainable product development to meet regulatory pressure and market demand for greener infrastructure.

In parallel, the carbon removal and offset sector represents a fast-growing and increasingly competitive space. It includes a mix of climate-tech startups, project developers, environmental consultancies, and digital platforms focused on digital measurement, reporting, verification (“dMRV”), and carbon removal credit issuance. These entities operate across various methodologies ranging from nature-based solutions like reforestation and regenerative agriculture to engineered approaches, such as direct air capture and biochar-based removal.

What we believe differentiates us is our ability to embed carbon removal directly into essential infrastructure products like roads, and generate verified carbon removal credits from every mile paved. Unlike firms focused solely on offset trading or dMRV, we deliver physical carbon drawdown through material innovation, creating a defensible position at the intersection of two massive and converging industries: construction and climate.

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At this time, we do not face direct competition in the development and commercialization of carbon-sequestering asphalt. We are the first to establish a fully validated and licensable Net Zero Blueprint for asphalt, a model that enables the production of cold-applied, biochar-infused asphalt while generating certified carbon removal credits. This blueprint was proven through successful trials at the NCAT Test Track and has been certified by Puro.earth, the leading global standard for engineered carbon removal. It is already commercially validated through early credit purchases by a major financial institution and as evidenced by our entry into the Ergon License.

Rather than competing with existing hot mix asphalt producers, our model presents a paradigm shift, offering existing producers a new revenue-generating opportunity. By licensing our blueprint, traditional producers can transition to cold-based biochar asphalt without overhauling their existing equipment or vendor relationships. This not only eliminates the need for energy-intensive burners and dramatically reduces GHG emissions, but also allows for year-round operations, including in winter, potentially increasing both positive environmental impact and profitability.

While other companies in the infrastructure or sustainability space may have more resources or legacy experience in producing green materials, no other company to date has combined asphalt production with certified carbon credit generation. We believe our ability to monetize decarbonization through a scalable, licensable model places us at the forefront of engineered carbon removal and gives us a significant first-mover advantage.

Our Competitive Advantages

Despite the competitive nature of our industry and the relatively small size of our company, we believe we have certain competitive advantages, and we believe we will be able to capture a good market share through the following:

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Scalable Licensing Model: We plan to implement a global licensing model that will enable building materials companies to integrate our proprietary technologies into their existing operations. We believe this capital-light approach allows us to scale quickly without the costs of manufacturing or installation. By partnering with companies that already have infrastructure and market access, we accelerate adoption, expand our impact, and enable the local generation of carbon-negative materials and credits. Freed from production, we can focus on innovation, while our partners focus on regulatory alignment and customer fit in their respective markets.

•

Next-Generation Road Technologies: Our products have been tested and shown to be more durable, cost-effective, and environmentally friendly than traditional hot mix asphalt for surface courses and cement- or lime-based methods for soil stabilization.

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Carbon Impact: Our products can help contractors and infrastructure companies reduce their Scope 1 emissions (direct GHG emissions), Scope 2 emissions (indirect GHG emissions from the generation of energy that an organization consumes), and Scope 3 emissions (indirect GHG emissions that occur throughout an organization’s value chain as a result of its activities), enabling a path toward net-zero operations. Compared to traditional hot-mix asphalt products, our cold-mix biochar asphalt produces fewer emissions, including by eliminating high-temperature processing and requiring less electricity during manufacturing, being fully recyclable, and taking advantage of local and low-carbon sourcing of raw material inputs.

•

Carbon Credit Generation: Unlike traditional materials, our solutions enable the creation of verified carbon removal credits, opening new revenue streams for our company, our commercial partners and their customers while helping them meet ESG and Net Zero goals.

•	Integrated Model: We combine proprietary building material technologies with carbon credit generation, offering both product and environmental value.

•	Verified Carbon Removal: Our use of biochar enables the generation of third-party certified carbon removal credits, backed by measurable data.

•	Asset-Light Expansion: Through licensing agreements and local commercial collaborations, we believe we can scale efficiently without heavy capital investment.

•	Policy and ESG Alignment: Our solution aligns with global Net Zero targets, Scope 1,2, and 3 emissions reductions, and climate-resilient procurement policies.

•	First-Mover Positioning: We believe we are among the first to successfully commercialize asphalt-integrated biochar with verified carbon credits in the United States.

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While this market is highly competitive, we believe in our competitive advantages. We are focusing on the following strategies to further expand our horizons and fuel further growth:

•

Commercial Licensing: Now that we have entered into the Ergon License which covers the United States, Canada, and Mexico, we plan to foster similar strategic relationships with national and regional infrastructure companies globally to license our asphalt formulations and biochar technologies.

•	Biochar Supply Network: Expand a decentralized supply chain of biochar processors through IP licensing and offtake agreements.

•	Carbon Credit Monetization: Scale the generation and sale of carbon removal credits through verified methodologies and corporate buyers.

•	Geographic Expansion: Grow our presence across North America and Southeast Asia by leveraging early success and demand from infrastructure owners.

Seasonality

Our cold mix asphalt can be produced year-round and is well-suited for stockpiling, allowing for placement in virtually any season, including in colder climates where traditional hot mix asphalt cannot be applied. While seasonality may influence construction activity timing, particularly in winter-prone regions, it does not impact the production, storage, or licensing of our technologies.

As a result, our business operations are not materially affected by seasonality. We maintain the ability to license, supply, and support deployment year-round, ensuring consistent commercial activity and project readiness regardless of climate.

Governmental Approvals and Regulation

Governmental Approvals

Because our business will be centered around a licensing model and we do not currently produce or manufacture any products, we are not currently aware of any laws or governmental regulations that materially influence our business. We will work in collaboration with our licensees who will be manufacturing, distributing, and installing our technologies, as they engage with state and federal agencies to assist with their achieving full compliance with all applicable regulations, including:

•	Construction material standards and testing protocols; and

•	Carbon credit methodologies approved by recognized certification bodies

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Environmental Laws

Under our licensing model, manufacturing is carried out by our licensees, who are responsible for complying with all applicable environmental laws and regulations in their respective jurisdictions. We work closely with them to ensure adherence to best practices and sustainability standards throughout the production process. Currently we do not experience any material effects from or incur costs related to compliance with environmental regulations.

Insurance

We believe our insurance coverage is consistent with the customary practices of companies of comparable size and stage of development and is adequate to support our ongoing operations and planned growth initiatives. We have additionally evaluated the cost, availability, and practicality of obtaining business interruption insurance and determined that, given our transition to an asset-light, licensing-based business model, such coverage is not commercially feasible at this time. As a result, we do not maintain business interruption insurance for our U.S. operations or our overseas facility in Borneo. Consequently, we may be exposed to unrecoverable losses in the event of a disruption to our operations, as further discussed under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance and could incur unrecoverable losses if our business is interrupted.”

Employee and Human Capital

As of December 22, 2025, we had the following employees and consultants:

Senior Management	3
Sales and Marketing	1
Production	2
Information System Technology	5
Administration / Finance / HR	4
Independent Consultants	5
Total	20

We have a total of 20 employees and representatives, including five independent consultants. Of these, eleven are based in the United States, including our five consultants. The remaining nine individuals are based in Malaysia, where they support local operations under the oversight of U.S.-based senior management.

None of our employees are members of a trade union. We believe we maintain strong relationships with our team and, to date, have not experienced any strikes, work stoppages, or material labor disputes. We intend to hire more staff to assist in the development and execution of our business operations.

Properties

Our corporate and executive office is located at 8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105, telephone number (314) 530-9071. We believe that our existing facilities are adequate to meet our current requirements and will continue to evaluate our facilities sufficiency as each lease nears expiration.

We currently lease the following real properties:

Location	Rent/Own	Mortgage/Lease Terms	Use
St. Louis, Missouri	Rent	December 1, 2025 (month to month basis)	Corporate Headquarters
St. Louis, Missouri	Rent	June 23, 2026	Corporate Housing
Jalan Silam, Sabah Malaysia	Rent	December 21, 2027	BioFraction Factory Site

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Legal Proceedings

From time to time, we may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

Corporate History and Structure

Verde Resources, Inc. was incorporated on April 22, 2010, in the State of Nevada. We currently have four wholly owned subsidiaries, one majority-owned subsidiary, and two wholly owned indirect subsidiaries, with Verde Renewables, Inc. acting as our primary operating company.

The following diagram illustrates our current corporate structure:

The following paragraphs discuss our reclassifications, mergers, consolidations, and non-ordinary course purchases and sales of significant assets throughout our corporate history.

Acquisition of Verde Resources Asia Pacific Limited

On October 25, 2013, we entered into an Assignment Agreement for the Assignment of Management Right in Merapoh Gold Mines in Malaysia (the “Assignment Agreement”) with Federal Mining Resources Limited (“FMR”), a company incorporated under the laws of the British Virgin Islands. FMR owned 85% equity interest in Champmark Sdn Bhd, a private limited liability company incorporated in Malaysia. CSB the Mining Contractor of the Mining Lease for Site IV-1 at the Merapoh Gold Mine (the “Mining Lease”) under the Contract for Work with MMC Corporation Berhad, the Permit Holder of the Mining Lease.

Under the terms of the Assignment Agreement, FMR had assigned its management rights of CSB’s mining operation in the Mining Lease to us, through FMR’s wholly-owned subsidiary Verde Resources Asia Pacific Limited in exchange for 80,000,000 shares of our common stock, which constituted 95.26% of our issued and outstanding capital stock as of and immediately after the consummation of the acquisition. VRAP was formed on February 7, 2013, by FMR to monitor the CSB operation. The acquisition of 100% of the issued and outstanding capital stock of VRAP was agreed upon on October 18, 2013, and completed on October 25, 2013. Pursuant to the Assignment Agreement, and a Supplementary Agreement dated February 17, 2014, on further clarifications to the Assignment Agreement signed by us with FMR, FMR’s 100% interest in VRAP was transferred to us at a consideration of one dollar ($1.00).

On April 1, 2014, the Board of Directors of VRAP notified FMR of the decision to exercise its option to purchase an 85% equity interest of CSB pursuant to Section 3.2.4 of the Management Agreement dated July 1, 2013, between VRAP and FMR. This acquisition was completed on April 1, 2014, with consideration of $1, and VRAP then became an 85% shareholder of CSB.

With the above transactions, VRAP became a wholly-owned subsidiary of our company and CSB, its 85% deemed indirect subsidiary.

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Acquisition of BioFraction Facility and Catalytic BioFraction Process

On May 10, 2021, we announced the Sale and Purchase Agreement (the “S&P Agreement”) to acquire the assets of a biofraction plant and the “right to use” intellectual property license for the Catalytic BioFraction Process in Sabah, Malaysia from Borneo Energy Sdn Bhd, in exchange for the issuance of 166,666,667 shares of our common stock at a price of $0.03 per share, for an aggregate value of $5,000,000. 135,666,667 shares and 31,000,000 shares were issued to Borneo Energy Sdn Bhd on May 10, 2021, and July 1, 2021, respectively. The acquisition from Borneo Energy Sdn Bhd the assets of its biofraction plant and the right to use its intellectual property license in Sabah, Malaysia was completed on February 24, 2023.

We also announced our entry into a Share Sale Agreement on May 12, 2021, for the acquisition of the entire issued and paid-up share capital of Bio Resources Limited from various unrelated third parties, including Taipan International Limited, The Wision Project Limited, and other individuals, in consideration for the issuance of 321,500,000 shares of our common stock at price of $0.03 per share, for an aggregate value of $9,645,000, and the issuance of promissory notes with a two-year term period in an aggregate principal amount of $20,355,000. A total of 321,500,000 shares and the promissory notes were issued on May 12, 2021. The principal amount of the promissory notes was repayable by May 12, 2023, and bore a zero coupon interest. On January 20, 2022, we reached a mutual agreement with the lenders of the promissory notes to enter into a Supplement to Promissory Note with each lender to convert the total principal loan amount of $20,355,000 into shares of our common stock, at a price per share of $0.0611, which represented the previous ninety (90) days’ volume weighted average price (VWAP) as of the market closing of January 19, 2022, with such shares of common stock to be issued at a later date under separate agreement. The acquisition of BRL was consummated on October 12, 2022. The shares issuable upon conversion of the promissory notes were issued on December 9, 2022.

Settlement of Debt Agreement

On June 9, 2021, we entered into a Settlement of Debt Agreement (the “Debt Settlement Agreement”) with certain of our creditors, including Beijing Changxin Wanlin Technology Co., Ltd, Federal Mining Resources Ltd, Federal Capital Investment Limited and Yorkshire Capital Limited (collectively the “Creditors”) to convert a total of $1,945,096 of our accounts payable to the Creditors into equity by issuing 64,836,533 new shares of our common stock at a price per share of $0.03. As set out in the Debt Settlement Agreement, the new issued shares for settlement of the account payable to Beijing Changxin Wanlin Technology Co., Ltd, Federal Mining Resources Ltd and Federal Capital Investment Limited were issued to their nominee Internet.com Ltd on June 9, 2021.

BioFraction Factory Expansion

On June 11, 2021, VRAP entered into a Sale and Purchase of Assets Agreement (the “SPA Agreement”) to purchase a factory site from a Malaysian company, Segama Ventures Sdn Bhd (“Segama Ventures”), in order to expand our BioFraction plant in Borneo, Malaysia. Under the terms of the SPA Agreement, the acquisition would be satisfied by payment to Segama Ventures of an aggregate total of $1,600,000 in cash, which would be paid in two instalments of $800,000 each, with one payment due upon signing the SPA Agreement, and the second payment due within three (3) months from the date of the SPA Agreement. A deposit of $800,000 was paid to Segama Ventures on June 10, 2021. On March 2, 2022, however, VRAP entered into a Cancellation of Sale and Purchase of Assets Agreement (“Cancellation Agreement”) for the cancellation of the Sale and Purchase of Assets Agreement to purchase the factory site from Segama Ventures that was signed on June 11, 2021.

Simultaneously, on March 2, 2022, through VRAP, we entered into a Commercial Lease Agreement and Option to Purchase (“Lease Agreement”) for renting the factory site from Segama Ventures for a lease term of seven (7) years (“Lease Term”) at a monthly rental of MYR 36,000 ($8,571). The rental for the entire Lease Term amounts to the sum of MYR 3,024,000 ($720,000) (the “Lease Payment”) which was required to be paid in advance upon commencement of the Lease Agreement together with a payment of security deposit for the sum of MYR 336,000 ($80,000) (the “Security Payment”). We utilized the refundable advance of $800,000 from the Cancellation Agreement above to fund the security deposit and payment of the Lease Payment. The Lease Agreement also provided VRAP with an exclusive right and option to purchase the factory site together with all its right title and interest for a consideration of MYR 8,000,000 ($1,904,762) (the “Purchase Price”) or other value as determined by a valuation report on the factory site by a Malaysian registered property valuer at any time during the period of two years from the date of the Lease Agreement. The Lease Payment and Security Payment would be applied toward the Purchase Price upon VRAP exercising the option to purchase. The option to purchase was not exercised and lapsed on March 1, 2024.

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CSB Acquisition

On June 18, 2021, VRAP entered into a Shares Sale Agreement with Lamax Gold Limited (“LGL”), a company incorporated under the laws of the British Virgin Islands, in relation to acquisition of the remaining 15% of the issued and paid-up share capital of CSB. Prior to this acquisition, VRAP owned 85% equity in CSB. Under the terms of the Shares Sale Agreement, the consideration for the acquisition shall be satisfied in full by the payment of MYR 150,000 (approximately $36,130) upon the execution of the Shares Sale Agreement. A deposit of MYR 150,000 (approximately $36,130) was paid to LGL on June 21, 2021. With the completion of the acquisition on October 20,2021, CSB became a wholly owned subsidiary of VRAP, and indirectly, of our company.

Verde Life, Inc. Incorporation

On July 7, 2021, through our wholly-owned subsidiary VRAP, we entered into a Product Supply Agreement (the “Product Supply Agreement”) with MRX Xtractors, LLC (“MRX”), an Oregon limited liability company. MRX is a market leader in commercial extraction systems for cannabis and hemp. The Product Supply Agreement is a partnership between VRAP and MRX to establish a purchase and supply arrangement that allows VRAP to distribute white-label THC-free CBD products from MRX. To facilitate the distribution of these CBD products, on November 15, 2021, we formed a wholly owned subsidiary, Verde Life, Inc., under the laws of the State of Oregon. We terminated our business in the distribution of CBD products upon the expiry of the Product Supply Agreement on July 6, 2024.

Establishment of Missouri Entities

On August 10, 2021, we formed a wholly-owned subsidiary, Verde Renewables, Inc., for the purpose of conducting business in Missouri (using straw bed and wood waste to create biochar and related products). Another entity, Verde Estates, LLC, was also formed on August 10, 2021, to own property in Missouri. Verde Estates, LLC is a wholly owned subsidiary of Verde Renewables, Inc.

Establishment of Verde Malaysia

On January 17, 2022, we formed a wholly owned subsidiary, Verde Resources (Malaysia) Sdn Bhd, a company incorporated under the laws of Malaysia, for the purpose of conducting consultation services and distribution of renewable agricultural commodities.

On March 23, 2022, through Verde Malaysia, we entered into a Sale of Shares Agreement (“SSA”) with The Wision Project Sdn Bhd, a company incorporated under the laws of Malaysia, to acquire the one hundred percent (100%) of the issued and paid up ordinary shares in Wision. This transaction closed in May 2022.

Chesterfield Property Acquisition

On April 29, 2022, VRI closed on the purchase of residential property located in Chesterfield, Missouri (the “Chesterfield Property”). The purchase price for the Chesterfield Property was $750,000.00, paid at closing with cash on hand. The Chesterfield Property was subsequently sold to our Chief Executive Officer, Jack Wong, on December 10, 2024, at a purchase price of $857,500.

Conversion of Promissory Notes

On December 7, 2022, we entered into a Supplementary Agreement with the seventeen holders, including our President and CEO, Jack Wong, of the Promissory Notes discussed above related to the acquisition of BRL, to convert the total principal loan amount of $20,355,000 into shares of our common stock at an agreed conversion price of $0.0611 per share on or before December 9, 2022. On December 9, 2022, the conversion of promissory notes was completed with the issuance of 333,142,389 shares of our common stock, at a price of $0.0611 per share, to the seventeen holders, including Jack Wong.

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Sale of CSB

On March 13, 2023, through VRAP, we entered into a Share Sale Agreement (the “SSA Agreement”) with Jusra Mining Merapoh Sdn Bhd (“JMM”), a company incorporated under the laws of Malaysia, to sell the entire issued and paid-up share capital of CSB, our indirect wholly-owned subsidiary engaged in the mining business. Under the terms of the SSA Agreement, the consideration for the sale of CSB shall be satisfied in full by the payment of Malaysia Ringgit MYR 500,000. The sale of CSB is part of our larger restructuring exercise and shift in our corporate focus. The transaction closed on April 20, 2023.

Also on March 13, 2023, we entered into a Settlement of Debts Agreement (the “SDA Agreement”) with CSB and a two year term period promissory note with CSB’s creditor, a related party, Borneo Oil Corporation Sdn Bhd (the “Creditor”), to settle in full a total of USD 675,888 of CSB’s account payable to the Creditor either in cash or by the issuance of new restricted shares of our common stock at a price of $0.07 per share. On August 16, 2024, we entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total accounts payable of USD 675,888 into 9,655,542 shares of our common stock. A total of 9,655,542 shares of our common stock was issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total accounts payable to the Creditor.

VATA Acquisition

On March 23, 2023, through Verde Malaysia, we entered into a Shares Sale Agreement (the “VATA SSA Agreement”) with Murugesu A/L M. Narasimha and Deivamalar A/P Kandiah (“Vendors”), the legal and beneficial owners of Vata VM Synergy (M) Sdn. Bhd. (“VATA”), a company incorporated under the laws of Malaysia, to acquire 60% of the issued and paid-up share capital of VATA, a company engaged in the business of providing green technology to public and private sectors and in creating high quality compost using agricultural waste and biomass products in Malaysia, in exchange for MYR 2,250,000 (approximately US$530,000 as of the date of this Annual Report). The MYR 2,250,000 purchase price was to be paid in installments, which include a first payment of MYR 100,000 upon the execution of the VATA SSA Agreement, a second payment of MYR 150,000 within thirty (30) days from the date of fulfillment or waiver of all the conditions set out in the SSA Agreement, and the issuance of shares of our common stock for the balance consideration of MYR 2,000,000 at a price per share of not more than ten percent (10%) discount from the immediate preceding five trading days VWAP from the issuance date pursuant to the terms of the SSA Agreement. The first payment of MYR100,000 was made, however, the SSA Agreement has since been terminated and the deposit amount has been fully impaired on the basis of non-disclosure of material information by the Vendors.

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MANAGEMENT

Directors and Executive Officers

The following tables set forth the respective positions and ages of our directors and executive officers as of the date of this prospectus.

Name	Position Held with the Company	Age	Date First Elected or Appointed

Jack Wong	Chief Executive Officer and Chairman	42	October 1, 2022
Sherina Chui	Chief Financial Officer	49	May 1, 2025
Eric Bava	Chief Operating Officer and Director	45	October 1, 2023
Jeremy P. Concannon	Chief Growth Officer	48	August 1, 2024
Karl Strahl	Director	33	May 1, 2025
Raymond Lee "Buzz" Powell	Independent Director	60	July 3, 2025
[●]	Independent Director #2	[●]	[●]
[●]	Independent Director #3	[●]	[●]
[●]	Independent Director #4	[●]	[●]

Jack Wong, age 42, has served as our Chief Executive Officer and director since October 1, 2022. Prior to joining our company, Mr. Wong was Chief Executive Officer of The Wision Project Sdn Bhd, a subsidiary of our company, since December 2020. Under his leadership, the division played an instrumental role in our strategic transition into the carbon sector. From 2008 to his joining The Wision Project Sdn Bhd in 2020, Mr. Wong was engaged in leadership roles for several businesses, including in the hospitality sector in Southeast Asia. Mr. Wong received his bachelor’s degree in business administration from Wichita State University in 2007. He also received a certificate in Life Cycle Assessment: Quantifying Environmental Impacts from the Massachusetts Institute of Technology in 2022.

Sherina Chui, age 49, brings over two decades of financial leadership experience spanning construction, industrial investments, and fast-moving consumer goods (FMCG). Ms. Chui has served as our Chief Financial Officer since May 2025. From March 2018 to March 2025, she served as a senior financial executive at Singbuild Construction Co., Ltd, a multinational company, where she led key initiatives in corporate restructuring, internal controls, and financial risk management. During her tenure, she was instrumental in driving financial stability, regulatory compliance, and operational improvements across multiple business units. Sherina has deep expertise in both International Financial Reporting Standards (IFRS) and U.S. GAAP, which will be critical as we scale our Net Zero Blueprint, expands U.S. operations, and licenses its technologies globally. Her strategic financial acumen and operational discipline will help reinforce our financial framework, ensure SEC compliance, and support long-term growth in an increasingly complex regulatory and market environment. Ms. Chui received her bachelor’s degree in accounting from RMIT University in 1998.

Eric Bava, age 45, is a highly accomplished business leader with a proven track record across multiple industries. Mr. Bava has served as our Chief Operating Officer and director since October 2023. Prior to that, Mr. Bava served as Co-Founder and Chief Operating Officer of Plantwise from July 2020 to September 2023, where he applied his deep expertise in manufacturing and distribution to streamline operations and elevate customer service standards, preserving the integrity and reputation of the Plantwise product line. Prior to founding Plantwise, from 2010 to 2020 Mr. Bava held executive positions related to operations for several businesses, including in the alcohol and cannabis industries. Mr. Bava received his bachelor’s degree in business management from Ball State University in 2002.

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Jeremy P. Concannon, age 48, has served as our Chief Growth Officer since August 2024. From 2012 to 2021, Jeremy served as President of Innovative Packaging Co., where he led a high-performing sales organization, recruited and onboarded top-tier talent, and implemented data-driven sales strategies that consistently delivered year-over-year growth and profitability. Following the acquisition, Jeremy took on the role of Executive Vice President of Sales & Marketing at 360 Pack from 2021 to 2024. There, he continued to demonstrate his expertise in scaling cohesive, results-driven teams and positioning businesses for sustained success. His leadership has consistently helped companies establish themselves as industry leaders through strategic growth and operational excellence. Mr. Concannon received his bachelor’s degree in business management from Loyola Marymount University in 2001.

Karl Strahl, age 33, has served on our Board since May 1, 2025, and is a respected executive in the biochar and carbon removal industry. He began his career at Tesla Solar in Albany, New York in 2016, where he developed a high-conversion passive sales strategy and earned multiple top sales awards. Since joining Oregon Biochar Solutions in 2018, Mr. Strahl has played a leading role in advancing the commercialization of biochar-based carbon credits in the United States. As Vice President of Sales & Marketing, he helped expand the company’s market reach across agriculture, environmental remediation, and sustainable building materials from 2018 to 2023. In 2023, he was promoted to Chief Operating Officer of Oregon Biochar Solutions, where he continues to drive strategic growth and innovation. Most recently, Mr. Strahl was instrumental in launching the world’s first insured biochar carbon removal credits in partnership with Oka, The Carbon Insurance Company, establishing a new benchmark for transparency and buyer assurance in the voluntary carbon market. Mr. Strahl also serves as a Board Member, Treasurer, and Standards Committee Member of the U.S. Biochar Coalition, a Washington, D.C.-based registered lobbying entity focused on policy advocacy, industry standards, and the promotion of pragmatic, biochar-based climate solutions nationwide. He received his bachelor’s degree in in Environmental Science from St. Lawrence University in 2016.

Dr. Raymond Lee “Buzz” Powell, age 60, has been a consultant to us regarding our national implementation since April 2024 and has been serving as a director since July 2025. He has worked in asphalt technology, construction, and research for more than 35 years. Since November 2023, Mr. Powell has been the Technical Director of the Asphalt Pavement Alliance where he is responsible for guiding research, technical initiatives, and industry collaboration. Mr. Powell has also held various positions at the National Center for Asphalt Technology (NCAT) at Auburn University, of which he has been a member since 1999, including Research Engineer, Assistant Director and Test Track Manager. Earlier in his career, Dr. Powell held various engineering roles at the Alabama Department of Transportation and worked as Principal Engineer at REGIS Engineering Solutions, Inc. Mr. Powell received a bachelor’s degree (1990), a master’s degree (1996) and a PhD (2006) in civil engineering from Auburn University. We believe that Dr. Powell is well qualified to serve as a member of our board of directors because of his extensive experience in asphalt pavement research, innovation, and industry collaboration.

[Independent Director No. 2]

[Independent Director No. 3]

[Independent Director No. 4]

Director Independence and Committees of the Board of Directors

Director Independence

Of our prospective directors, we have determined that Dr. Raymond Lee Powell, [●], [●] and [●] are “independent” directors under the Nasdaq listing standards, while Jack Wong, Eric Bava, and Karl Strahl, our current directors, are not independent under such standards. We have also determined that each of the three prospective members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the Nasdaq listing standards. Further, the Board has determined that each of the three prospective members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under the Nasdaq listing standards.

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Board Committees

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have three standing committees of the Board: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the board committees will act pursuant to a separate written charter adopted by our board of directors, each of which will be available on our website at www.verderesources.com upon the conclusion of this offering. Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Audit Committee

The Audit Committee will consist of [●] (Chairman), [●], and [●]. The Board has determined that all of the prospective members of the Audit Committee are “independent,” as defined by the Nasdaq listing standards and by applicable SEC rules. In addition, the Board has determined that [●] is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of our financial reports and information. In addition, the functions of the Audit Committee will include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of our quarterly results and the results of their audit, and reviewing our internal accounting controls.

Compensation Committee

The Compensation Committee will consist of [●] (Chairman), [●] and [●]. The Board has determined that all of the prospective members of the Compensation Committee are “independent,” as defined by Nasdaq listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2024 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be comprised of [●] (Chairman), [●] and [●]. The committee members are independent under applicable Nasdaq rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

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Family Relationships

There are no family relationships among any of the directors or executive officers.

Code of Business Conduct and Ethics and Insider Trading Policy

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and an Insider Trading Policy, each of which are filed as exhibits to the registration statement of which this prospectus forms a part. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. The Code of Ethics will also be available on our website at https://www.verderesources.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Risk Oversight

Our Audit Committee will be responsible for overseeing our risk management process. Our Audit Committee will focus on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended June 30, 2025 and 2024 to our named executive officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jack Wong (1)
CEO, and Director	2025	357,075	1,250,000	0	0	0	0	0	1,607,075
President, CEO, and Director	2024	287,650	0	0	0	0	0	0	287,650

Eric Bava (2)
COO, and Director	2025	167,554	0	90,433	0	0	0	0	257,987
COO	2024	90,923	0	135,679	0	0	0	0	226,602

Jeremy P. Concannon (3)
Chief Growth Officer	2025	53,538	0	334,160	0	0	0	0	387,698
--	2024	0	0	0	0	0	0	0	0

______________

(1)

Mr. Jack Wong was appointed President and Chief Executive Officer on October 1, 2022, and resigned as President on September 12, 2023. He was also appointed as Director on March 30, 2023, and Chairman of the Board of Directors on September 12, 2023. Subsequently, on January 23, 2024, Jack Wong stepped down from his position as Chairman of the Board. By Waiver and Consent of Shareholders, Jack Wong was re-elected as our Director, effective March 30, 2024. Mr. Wong was paid a total salary of $357,075 and $287,650 for the years ended June 30, 2025, and 2024 respectively. A special bonus of $1.25 million was awarded in fiscal year 2025 in recognition of Mr. Jack Wong’s contributions in transforming us into a pioneer in the Net Zero building materials and carbon removal industry. Although we previously agreed to provide Mr. Wong with employee stock options, no stock options were granted to him during fiscal year 2025 or fiscal year 2024. As such, no amounts are reported in the “Option Awards” column for those years. Mr. Wong does not receive compensation for his service as a member of the Board.

(2)

Mr. Eric Bava was appointed our Chief Operating Officer on October 1, 2023. Mr. Bava was appointed as a member of the Board effective December 26, 2024. Mr. Bava was paid a total salary of $167,554 and $90,923 for the years ended June 30, 2025, and 2024 respectively. On August 30, 2024, we issued 670,000 of our restricted shares of common stock to Mr. Bava as part of his compensation pursuant to the Bava Agreement (discussed below) for his first year’s service to us. The fair value of 670,000 shares was $181,235 which calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date) and is being amortized over the service period from October 1, 2023 to September 30, 2024. During the year ended June 30, 2025, and 2024 we charged $90,433 and $135,679 respectively to selling, general and administrative expenses as salary expenses, respectively. Mr. Bava does not receive compensation for his service as a member of the Board. See the section entitled “Employment Agreements” below for additional details.

(3)

Mr. Jeremy P. Concannon was appointed as our Chief Growth Officer (“CGO”) on August 1, 2024. Mr. Jeremy P. Concannon was paid a total salary of $53,538 and $0 for the years ended June 30, 2025, and 2024 respectively. On August 30, 2024, we issued 1,350,000 of our restricted shares of common stock to Mr. Jeremy P. Concanon, as part of the compensation package in the Concannon Agreement (described below) that we entered into with Mr. Jeremy P. Concanon on July 31, 2024. The fair value of the first 1,350,000 shares was $365,175, calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date), and is being amortized over the requisite service period. During the year ended June 30, 2025, we charged $334,160 to selling, general and administrative expenses as salary expenses. The second tranche of 1,350,000 shares of our common stock due to be issued to Mr. Concannon on August 31, 2025, under the terms of his services agreement (discussed below), has not been issued as of the date of this Annual Report.

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Employment Agreements

Jack Wong

On September 30, 2022, we entered in an offer letter with Mr. Jack Wong (the “Wong Offer Letter”) to serve as our Chief Executive Officer and President, beginning on October 1, 2022 for a period of five years, subject to further extension by us. We agreed to pay Mr. Wong an annual base salary of $287,650 as well as to provide Mr. Wong with the use of an executive vehicle, the potential for employee stock options, and reimbursement of all expenses incurred by Mr. Wong while performing work for us. The Wong Offer Letter further provides for Mr. Wong to be entitled to personal accident and medical insurance and thirty days of annual leave after one full year of service to us, and subjects Mr. Wong to confidentiality and non-compete covenants. Either we or Mr. Wong may terminate the agreement upon three months' prior written notice or three months' pay in lieu of notice.

Eric Bava

On October 1, 2023, we entered into an Employment Agreement with Mr. Eric Bava (the “Bava Agreement”) to serve as our Chief Operating Officer, beginning on the same date. We agreed to pay Mr. Bava an initial annual base salary of $120,000, payable monthly, and subject to increase in accordance with the following schedule:

Annual Base Salary	Time Period
$120,000 ($10,000 per month)	October 2023—June 2024
$150,000 ($12,500 per month)	July 2024—March 2025
$180,000 ($15,000 per month)	April 2025—March 2026
$210,000 ($17,500 per month)	April 2026—October 2027

Mr. Bava is additionally eligible to receive additional annual compensation in the form of 670,000 shares of our common stock, subject to approval by our Board, as well as fifteen days of annual leave beginning after once a full year of service to us has been completed. The Bava Agreement further provides that Mr. Bava may take up other forms of employment during the term of the Bava Agreement, provided that such other employment is not involved in any commercial interests or businesses that may constitute a conflict of interest with his employment by us. The Bava Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Bava and us. We or Mr. Bava may terminate the Bava Agreement upon sixty days’ prior notice.

On May 1, 2025, we entered into an addendum to the Bava Agreement with Mr. Bava (the “Bava Addendum”), effective as of October 1, 2024. Under the terms of the Bava Addendum, Mr. Bava’s equity compensation was adjusted from the issuance of 670,000 shares of our common stock annually to the issuance of $60,000 worth of shares of our common stock annually, with the number of shares to be determined based upon the fair market value of our common stock on the grant date each year.

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Jeremy P. Concannon

On July 29, 2024, we entered into an Employment Agreement with Mr. Jeremy P. Concannon (the “Concannon Agreement”) to serve as our Chief Growth Officer, beginning on the August 1, 2024. We agreed to pay Mr. Concannon an annual base salary of $60,000, payable monthly, as well as to reimburse Mr. Concannon for any reasonable travel expenses incurred in the course of his service to us, subject to prior written approval. The Concannon Agreement further provides that Mr. Concannon may take up other forms of employment during the term of the Concannon Agreement, provided that such other employment is not involved in any commercial interests or businesses that may constitute a conflict of interest with his employment by us. The Concannon Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Concannon and us. We or Mr. Concannon may terminate the Concannon Agreement upon sixty days’ prior notice. The Concannon Agreement was terminated by mutual agreement between the parties on August 31, 2025.

On July 31, 2024, we entered into a Services Agreement with Mr. Concannon (the “Second Concannon Agreement”) related to his service as our Chief Growth Officer. In exchange for the services provided under the Second Concannon Agreement, we agreed to issue Mr. Concannon three tranches of 1,350,000 shares of our common stock each, with the first tranche issued on August 31, 2024, the second tranche on August 31, 2025, and the final tranche on August 31, 2026. The Second Concannon Agreement further provides that Mr. Concannon is prohibited from engaging in any commercial interests or businesses that may constitute a conflict of interest or be detrimental to our interests, and that Mr. Concannon shall be entitled to reimbursement of reasonable travel expenses. The Second Concannon Agreement shall terminate on September 30, 2027, subject to renewal by Mr. Concannon and us. We or Mr. Concannon may terminate the Second Concannon Agreement upon sixty days’ prior notice. On September 27, 2024, we entered into an addendum to the Second Concannon Agreement with Mr. Concannon to clarify the periods of service for which each tranche of shares would be issued as compensation.

Equity Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock may be granted at the discretion of the Board of Directors or a committee thereof.

Director Compensation

 The following table sets forth the aggregate compensation paid to our non-employee director for the fiscal years ended June 30, 2025 and 2024.

Name and Principal Position	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Karl Strahl(1)	2025	-	5,534	-	-	-	-	5,534
Director	2024	-	-	-	-	-	-	-

(1)

Mr. Strahl was appointed as a member of the Board on May 1, 2025. On June 1, 2025, we issued 350,000 of our restricted shares of common stock to Karl Strahl, as part of the compensation package in the Director Appointment Agreement that we entered into with Karl Strahl on May 1, 2025. The fair value of 350,000 shares was $33,110 which was calculated based on stock price of $0.0946 per share on June 1, 2025 (date of final board approval and grant date), and is being amortized over the requisite service period from May 1, 2025 to April 30, 2026. During the year ended June 30, 2025, we charged $5,534 to selling, general and administrative expenses as Director’s fee.

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Director Compensation Agreements

Karl Strahl

Mr. Strahl was appointed as a member of the Board on May 1, 2025. On the day of his appointment, we entered into a formal Agreement with Mr. Strahl for his service as a member of our Board. We agreed to pay Mr. Strahl pro-rated annual compensation of $35,000 payable in shares of our common stock, with such issuance to occur within 60 days of May 1, 2025.

Dr. Raymond Lee Powell

For his services to us as a consultant, we entered into a services agreement with Dr. Powell on April 20, 2024(the “Powell Agreement”), pursuant to which Dr. Powell provides technical guidance on the development, validation, and large-scale implementation of our biochar-integrated asphalt technologies, helping our innovations meet rigorous performance and sustainability standards. Under the Powell Agreement, Dr. Powell receives compensation for the services provided in the form of shares of our common stock, to be issued in three tranches of one million shares each, with the first tranche issued on July 31, 2024, the second tranche on October 31, 2025, and the final tranche on October 31, 2026. The Powell Agreement additionally provides for reimbursement of certain travel expenses and a minimum time commitment of 32 hours per month to fulfill the agreed to services. The Powell Agreement terminates on the earlier of sixty (60) days’ advanced notice by either party and April 30, 2027, and additionally contains customary provisions regarding non-competition and non-disclosure.

Dr. Powell does not receive any compensation for his service to us as an independent director.

Outstanding Equity Awards at Fiscal Year-End

None.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We currently grant equity awards to our employees at the discretion of the Board. We do not have a written policy regarding the timing of equity awards, but we do not grant equity awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our equity securities as of the date of this prospectus by (1) each person whom we know to beneficially own 5% or more of the outstanding shares of our common stock or 5% or more of the outstanding Preferred Stock, (2) each director, (3) each officer named in the summary compensation table above, and (4) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise indicated, the address of each officer and director is 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105.

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The percentage of class is based on 1,294,224,767 shares of common stock issued and outstanding as of the date of this prospectus before giving effect to the planned Reverse Stock Split.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percentage
Directors and officers
Jack Wong (2)	221,108,334	17.08%
Sherina Chui	-	-
Eric J. Bava (3)	115,612,717	8.93%
Jeremy P. Concannon (4)	3,845,011	*
Karl Strahl (5)	350,000	*
Raymond Lee Powell(6)	2,000,000	*
All directors and officers as a group (5 persons named above)	342,916,062	26.50%
5% or greater shareholders
BW Capital Ventures LLC (7)	330,813,912	25.56%
Taipan International Limited (8)	100,900,000	7.80%
Borneo Oil Berhad (9)	168,775,944	13.04%

* Less than 1%.

_____________

(1)

Applicable percentage ownership is based on 1,294,224,767 shares of common stock outstanding as of the date of this prospectus, before giving effect to the Reverse Stock Split. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise stated, the address of each noted person is 8112 Maryland Avenue, Suite 400, St. Louis, Missouri, 63105.

(2)

Jack Wong, our Chief Executive Officer and director, directly owns 5,237,139 shares of our common stock. Mr. Wong additionally has shared voting and dispositive power over the shares of our common stock owned by BW Capital Ventures LLC, an entity in which he owns a 65.25% equity interest. Mr. Wong disclaims beneficial ownership of the shares of our common stock owned by BW Capital Ventures LLC, other than to the extent he holds a pecuniary interest therein.

(3)

Eric Bava, our Chief Operating Officer and director, directly owns 670,000 shares of our common stock. Mr. Bava additionally has shared voting and dispositive power over the shares of our common stock owned by BW Capital Ventures LLC, an entity in which he owns a 34.75% equity interest. Mr. Bava disclaims beneficial ownership of the shares of our common stock owned by BW Capital Ventures LLC, other than to the extent he holds a pecuniary interest therein.

(4)	Jeremy P. Concannon, our Chief Growth Officer, directly owns 3,845,011 shares of our common stock.

(5)	Karl Strahl, our director, directly owns 350,000 shares of our common stock.

(6)	Dr. Raymond Lee Powell, our director, directly owns 2,000,000 shares of our common stock.

(7)	BW Capital Ventures LLC, an entity owned 65.25% by Mr. Wong and 34.75% by Mr. Bava, directly owns 330,813,912 shares of our common stock.

(8)

Taipan International Limited directly owns 100,900,000 shares of our common stock. Its address is Level 1, Lot 7, Block F, Sauking Commercial Building, Jalan Patau-Patau Labuan F.T. 87000, Malaysia. The control person of Taipan International Limited is Khoo Yong Ai.

(9)

Borneo Oil Berhad directly owns 168,775,944 shares of our common stock. Its address is 1st & 2nd Floor, Victoria Point Jalan Okk Awang Besar W.P. Labuan 87007, Malaysia. The control person of Borneo Oil Berhad is Joseph Lee Yok Min.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Agreements

See “Executive Compensation — Employment Agreements.”

Company Policies on Related Party Transactions

In general, our Board reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction was not considered approved by our Board unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all related party transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all related party transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

Except as set forth below, there are no transactions during our two most recent fiscal years ended June 30, 2025, and 2024, or any currently proposed transaction, in which our Company was or to be participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our Directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

	For the Years ended
	June 30,
	2025	2024
Related party transactions:
Sale of property:
Mr. Jack Wong (1)	$857,500	$-
Settlement of debt by shares
BOC(2)	$675,888	$-

Related party balances:
	June 30,
	2025	2024
Amount due to director
Mr. Jack Wong (1)	$209,640	$4,188

Promissory notes issued to related party
BOC (2)	$-	$591,170

(1) Mr. Jack Wong is our Chief Executive Officer effective October 1, 2022. Further, Jack Wong was re-elected as our Director by Waiver and Consent of Shareholders, effective March 30, 2024. This represents sale of the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 (“Property”) owned by Verde Renewables Inc (“VRI”), for a current market value of $857,500. A gain on disposal of $161,156 was recognized as a result of this transaction.

(2) Borneo Oil Corporation Sdn. Bhd. (“BOC”) is a wholly owned subsidiary of Borneo Oil Berhad (“BOB”) (holding 13.4% of our issued and outstanding common stock as of June 30, 2025). On March 13, 2023, we and our former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, BOC by way of the issuance of a two year term promissory note with the principal amount of $675,888, and bearing 2% coupon interest. This promissory note was repayable by May 12, 2025, either in cash or by the issuance of our restricted common stock at a price of $0.07 per share at the discretion of the holder. A total of 9,655,542 shares of our restricted common stock were issued on August 16, 2024, to BOB, the appointed nominee of the creditor, to settle in full the total of $675,888 of CSB’s account payable to the creditor.

Indemnification Under Articles of Incorporation and Bylaws

Our directors and officers are indemnified as provided by Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.

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DESCRIPTION OF SECURITIES

Before giving effect to the planned Reverse Stock Split, the aggregate number of shares that we are authorized to issue is 10,050,000,000, consisting of 10,000,000,000 shares of common stock, par value $0.001 per shares, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there were 1,294,224,767 shares of common stock outstanding (before giving effect to the planned Reverse Stock Split) and there were no shares of preferred stock outstanding.

The following summary of the capital stock and our articles of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and our articles of incorporation and bylaws:

Listing

Our common stock is quoted on the OTCQB, under the ticker symbol “VRDR.” As of December 18, 2025, the last reported price of our common stock was $0.0489 per share at market close. There is a limited public trading market for our common stock. You are urged to obtain current market quotations for the common stock. We have applied to list our common stock on Nasdaq. We will need to take certain actions to meet the initial listing criteria of Nasdaq, including the Reverse Stock Split, which could adversely effect the price of our common stock and, therefore, the price of this offering. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on Nasdaq.

Common Stock

Voting Rights. Holders of shares of common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of common stock have no cumulative voting rights.

Quorum. Our bylaws provide that the holders of not less than a majority of the outstanding shares of common stock entitled to vote constitutes a quorum. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the articles of incorporation or the bylaws, as amended, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the articles of incorporation or the bylaws, as amended, the affirmative vote of the majority of the votes cast, not including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

Dividend Rights. Holders of shares of common stock are entitled to ratably receive dividends when and if declared by the board of directors out of funds legally available for that purpose, subject to the provisions of our articles of incorporation and bylaws, any statutory or contractual restrictions on the payment of dividends, and any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon liquidation, dissolution, distribution of assets or other winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of common stock have no preemptive or preferential right to acquire any of our shares or securities, including shares or securities held in our treasury. All outstanding shares of our common stock are fully paid and non-assessable

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Underwriter’s Warrants

We have agreed to issue to Maxim (or its permitted assignees) warrants to purchase up to a total of [●] shares of common stock (5% of the shares of common stock sold in the offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the commencement of sales of the offering, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $[●] per share, or 110% of the public offering price per unit in the offering. See “Underwriting – Underwriter’s Warrants”

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and our existing stockholders prior to this offering holding five percent (5%) or more of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of Maxim, for a period of six (6) months following the closing of the offering.

In addition, we have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the of Maxim, for a period of six (6) months following the closing of the offering.

Nevada Anti-Takeover Provisions

Nevada law, NRS Sections 78.411 through 78.444, regulate business combinations with interested stockholders. Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to Sections NRS 78.411 through 78.444, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt-out of the statute with appropriate provisions in its articles of incorporation.

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation. We have not opted out of these sections in our articles of incorporation and bylaws.

Removal of Directors; Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our bylaws provide that any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

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No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our articles of Incorporation do not expressly authorize cumulative voting.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, Florida 33764.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock. Upon completion of this offering, we will have an aggregate of [●] shares of common stock issued and outstanding (before giving effect to the planned Reverse Stock Split), assuming the underwriter does not exercise its over-allotment option. Of these shares, all of the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may be sold only in compliance with the limitations described below. A portion of the remaining shares of common stock held by our existing shareholders are “restricted securities” as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including, among others, the exemptions provided by Rule 144. As a result of the contractual 6-month lock-up period described in “Underwriting” and the provisions of Rules 144, these shares will be available for sale in the public market as follows:

•	beginning on the date of this prospectus, the shares of common stock sold in this offering will be immediately available for sale in the public market;

•

beginning six months after the date of this prospectus respectively, [●] additional shares of common stock (before giving effect to the planned Reverse Stock Split) may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” all of which shares would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

•

the remainder of the shares of common stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our shareholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Lock-up Agreements

All of our directors and executive officers and certain holders of our outstanding common stock will sign lock-up agreements in connection with this offering pursuant to which, subject to certain exceptions, they agreed not to offer, issue, sell, contract to sell, encumber, for the sale of or otherwise dispose of any securities of our company for a period of six months after this offering is completed without the prior written consent of Maxim.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	·an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under “—Sale or Other Taxable Disposition” below.

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•

our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such sale or other taxable disposition or the Non-U.S. Holder’s holding period for such securities sold or disposed of.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

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UNDERWRITING

Maxim Group LLC is acting as the sole underwriter and book-running manager of the offering. We will enter into an underwriting agreement with Maxim. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Maxim and Maxim has agreed to purchase from us, all of the shares of common stock being sold in this offering at the public offering price per share of common stock less the underwriting discounts and commissions set forth on the cover page of this prospectus.

The underwriting agreement provides that Maxim’s obligation to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if Maxim defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, Maxim will purchase all of the shares of our common stock being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

Maxim is offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. Maxim reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to Maxim an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional [●] shares of common stock at a price of $[●] per share, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional shares of common stock to Maxim to the extent the option is exercised. If any additional shares of common stock are purchased, Maxim will offer the additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereunder.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by Maxim of the over-allotment option.

	Per Share		Total Without Over- Allotment Option		Total With Full Over- Allotment Option
Public offering price	$	[●]	$	[●]	$	[●]
Underwriting discount (8%)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

Maxim proposes to offer the shares of our common stock being offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, Maxim may offer some of the shares of common stock to other securities dealers at such price less a concession of $[●] per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to reimburse Maxim for reasonable out-of-pocket expenses related to the offering, including legal fees, not to exceed $125,000 in the aggregate, including an advance of $25,000 anticipated out-of-pocket expenses in connection with this offering. Any portion of the $25,000 expense advance will be returned to us to the extent that offering expenses are not actually incurred by the underwriters in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A). We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and corporate finance fee, will be approximately $[●].

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Discretionary Accounts

 Maxim does not intend to confirm sales of the shares offered hereby to any accounts over which it has discretionary authority.

Indemnification

 We have agreed to indemnify Maxim against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our directors, officers and certain shareholders have agreed with Maxim, for a period of six months after the closing of this offering, not to offer for sale, issue, sell, contract to sell, pledge grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without Maxim’s prior written consent, subject to certain exceptions. Holders of a total of [●] shares of our issued and outstanding common stock are subject to such lockup. Maxim may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

The public offering price for our common stock was determined through negotiations between us and Maxim. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and Maxim believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

 We offer no assurances that the public offering price of our common stock will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to Maxim (or its permitted assignees) the Underwriter Warrants to purchase up to a total of [●] shares of common stock (5% of the shares of common stock in the offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the commencement of sales of the offering, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $[●] per share, or 110% of the public offering price per unit in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Maxim (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales of the offering. In addition, the warrants provide for certain demand and piggyback registration rights. The registration rights provided will not be greater than five years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to one demand and unlimited piggyback registration of the securities issuable on exercise of Maxim’s warrants. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 18 months after the commencement of sales of the offering, Maxim shall have a right of first refusal to act as sole underwriter and sole book-running manager and/or sole placement agent for any and all future public or private equity, equity-linked, convertible or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to Maxim. Maxim, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. In addition, we have agreed that in the event any investor contacted by Maxim with respect to, or introduced to us by Maxim in this offering subsequently provides capital to us in any public or private financing during the 12 month period following the closing of this offering, we will pay Maxim a cash fee of 8% of the gross proceeds on any such investments and issue Maxim or its permitted designee the Underwriter Warrants in an amount 5% of the number of shares of common stock sold in such financing.

Trading; Nasdaq Capital Market Listing

Prior to this offering, our common stock was quoted on the OTCQB market under the symbol “VRDR.” We have applied to list our common stock on Nasdaq under the symbol “VRDR”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock on Nasdaq; however, we will not complete this offering unless we are so listed.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, Maxim may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriter sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing a decline in the market price of the securities. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor Maxim make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor Maxim make any representation that Maxim will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Maxim, or by their affiliates. Other than this prospectus in electronic format, the information on Maxim’s website and any information contained in any other websites maintained by Maxim is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Maxim in their capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, Maxim and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, Maxim has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or Maxim that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), Maxim is not required to comply with the disclosure requirements of NI 33-105 regarding its conflicts of interest (if any) in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Maxim for any such offer; or

•

In any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or Maxim of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom. Maxim has represented and agreed that:

•

It has communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the People’s Republic of China (PRC) and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Parsons Behle & Latimer, Reno, Nevada. Certain legal matters will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The underwriters are being represented by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended June 30, 2025 and 2024, included in this prospectus will be so included in reliance on the report of J&S Associate PLT, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

We currently are, and upon the closing of this offering we will continue to be, required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We maintain a website at www.verderesources.com. Information contained in or accessible through our website is not and should not be considered a part of this prospectus and you should not rely on that information in deciding whether to invest in our common stock.

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INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2024 AND 2025

VERDE RESOURCES, INC.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE PERIOD ENDED SEPTEMBER 30, 2025

F-1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

VERDE RESOURCES, INC.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheet of Verde Resources, Inc. and its subsidiaries (the ‘Company’) as of June 30, 2025 and 2024, and the related consolidated statement of operations and comprehensive income, stockholders’ equity and cash flows for the years ended June 30, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for the years ended June 30, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current year audit of the financial statements that were communicated or are required to be communicated to the audit committee, or in their absence, the directors, and that: (1) relate to accounts or disclosures that are material to the financial statements, and (2) involved especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Impairment Assessment of Intellectual Properties

As described in Note 8 to the consolidated financial statements, the intangible assets comprise intellectual properties acquired from third parties and were measured initially at fair value. The intellectual properties are classified as indefinite-lived intangible assets and are not being amortized. The Company’s evaluation of its acquired intellectual properties for potential impairment involved significant judgement. As disclosed in Note 8 to the financial statements, management performed a qualitative assessment to determine whether it is more likely than not that the intangible asset is impaired. This assessment considered various factors including macroeconomic conditions, industry and market trends, cost factors, overall financial performance, legal and regulatory environment factors and relevant internal reporting and management’s plans.

We identified the qualitative impairment assessment of the intellectual properties as a critical audit matter due to the subjective nature of management’s assumptions, the complexity of evaluating multiple qualitative factors, and the materiality of the asset to the financial statements. Auditing this matter required a high degree of auditor judgment and an increased extent of audit effort.

Our audit procedures related to the qualitative impairment assessment included the following:

i)	Evaluated the appropriateness of management’s qualitative assessment framework in accordance with ASC 350;

ii)	Discussions with key management of the Company to understand the future plans and direction of the Company;

iii)	Assessed the completeness and relevance of the qualitative factors considered by management;

iv)

Critically evaluated management’s assessment on a high level for their rationale and justification of the assumptions used and agreed these with external public data and signed agreements, where applicable;

v)	Interviewed operational personnel of the Company and corroborated the understanding of management’s future plans and their assumptions;

vi)

Obtained the internal forecasts prepared by management for the future direction of the Company and obtained an understanding of how the forecast indirectly related to the future use of the intellectual properties;

vii)	Reviewed the internal forecasts prepared by management including evaluation of the reasonableness of the assumptions used and agreed the key inputs to supporting documents;

viii)	Interviewed key management and a key supplier of the Company to confirm their commitment and readiness to support the Company in its plans;

ix)	Tested the mathematical accuracy of the internal forecasts prepared by management;

x)	Reviewed the disclosures in the consolidated financial statements to ensure compliance with the requirements of ASC 350.

/s/ J&S Associate PLT

Certified Public Accountants

Firm ID: 6743

We have served as the Company’s auditor since 2022.

Kuala Lumpur, Malaysia

October 23, 2025

F-3

VERDE RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of June 30,
	2025	2024
ASSETS		(Re-presented)
Current asset:
Cash and cash equivalents	$1,021,112	$279,137
Deposits with banks	1,276,484	2,000,000
Accounts receivable	188,415	66,749
Inventories	284,561	309,144
Amounts due from related party	100	100
Prepaid share-based compensation- nonemployees	455,291	135,144
Prepayments	46,605	26,507
Other receivables and deposits	15,647	6,862

	3,288,215	2,823,643

Assets held for sale	4,000	606,043

Total current assets	3,292,215	3,429,686

Non-current assets:
Property, plant and equipment, net	1,574,984	2,916,006
Right of use assets, net	518,375	509,482
Intangible assets	33,503,771	33,160,631
Security deposit	80,000	80,000
Prepaid share-based compensation- nonemployees	126,047	65,522

Total non-current assets	35,803,177	36,731,641

TOTAL ASSETS	$39,095,392	$40,161,327

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,092	$91,533
Other payables	545,963	461,012
Deposit and accrued liabilities	371,837	83,671
Accrued share-based compensation for nonemployee	44,288	139,191
Accrued share-based compensation for employee	44,877	135,679
Finance lease liabilities	-	22,323
Finance lease liabilities – assets held for sale	-	603,252
Current portion of operating lease liabilities	38,311	24,881
Bank loan	-	211,440
Promissory notes to related party	-	591,170
Amount due to a director	209,640	4,188
Amounts due to related parties	324,974	385,550

Total current liabilities	1,634,982	2,753,890

Non-current liabilities:
Finance lease liabilities	-	86,565
Operating lease liabilities, net of current portion	91,639	4,602

Total non-current liabilities	91,639	91,167

TOTAL LIABILITIES	1,726,621	2,845,057

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 1,262,680,891 and 1,221,346,586 issued and outstanding as of June 30, 2025 and 2024	1,262,680	1,221,346
Additional paid-in capital	54,530,117	49,647,034
Accumulated other comprehensive income	(160,809)	(71,906)
Accumulated deficit	(18,263,181)	(13,480,204)
	37,368,807	37,316,270
Non-controlling interest	(36)	-
Stockholders’ equity	37,368,771	37,316,270

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,095,392	$40,161,327

See accompanying notes to consolidated financial statements.

F-4

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2025	2024
		(Re-presented)
Revenue, net	$133,202	$96,584

Cost of revenue	(51,789)	(62,978)

Gross profit	81,413	33,606

Operating expenses:
Selling, general and administrative expenses	(5,889,024)	(2,882,376)
Other operating expenses	(214,410)	(237,047)
Total operating expenses	(6,103,434)	(3,119,423)

LOSS FROM OPERATION	(6,022,021)	(3,085,817)

Other (expense) income:
Interest expense	(102,703)	(176,483)
Rental income	38,200	68,200
Gain from insurance claims	481,513	-
Unrealized foreign exchange gain	582,034	-
Gain on disposal of property, plant and equipment	164,624	-
Interest income	70,650	1,112
Other income	4,690	5,326
Total other income (expense), net	1,239,008	(101,845)

LOSS BEFORE INCOME TAXES	(4,783,013)	(3,187,662)

Income tax expense	-	(112)

NET LOSS	(4,783,013)	(3,187,774)

Net loss attributable to non-controlling interest	(36)	-
Net loss attributable to Verde Resources Inc., shareholders	(4,782,977)	(3,187,774)
	$(4,783,013)	$(3,187,774)

Other comprehensive income (loss):
- Foreign currency adjustment (expense) income	(88,903)	7,286

COMPREHENSIVE LOSS	$(4,871,916)	$(3,180,488)

Net loss per share
- Basic	$(0.00)	$(0.00)
- Diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding (restated)
- Basic	1,237,480,587	1,185,900,492
- Diluted	1,237,480,587	1,185,900,492

See accompanying notes to consolidated financial statements.

F-5

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Years ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(4,783,013)	$(3,187,774)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property, plant and equipment	248,940	417,517
Amortization	102,857	115,359
Stock-based compensation-nonemployee	1,341,373	252,369
Stock-based compensation-employee	432,246	135,679
Stock-based compensation-director	5,534	-
Finance cost interest element of promissory notes (non-cash)	84,718	103,380
Operating lease expense	42,848	28,240
Deposit paid for acquisition of subsidiary written off	-	21,316
Impairment on accounts receivable	-	27,481
Impairment on other receivables	-	29,842
Impairment on property, plant and equipment	137,632	134,042
Impairment on advance to supplier	-	177,200
Impairment on assets held for sale	5,866	-
Write down of inventories	-	15,587
Unrealized foreign exchange gain	(582,034)	-
Gain from insurance claim	(481,513)	-
Loss on disposal of asset held for sale	2,877	-
Gain on disposal of property, plant and equipment	(164,624)	-
Inventories written off	-	5,978
Property, plant and equipment written off	-	3,979
Change in operating assets and liabilities:
Accounts receivable	(121,278)	(81,427)
Other receivables and deposits	(34,867)	(22,918)
Prepayments	(20,098)	(6,656)
Inventories	32,733	(235,677)
Accounts payables	(44,368)	19,725
Accrued liabilities and other payables	277,467	(38,160)
Advanced from director	205,581	(5,472)
Advanced from/to related parties	(61,206)	30,640
Repayment of operating lease liabilities	(38,442)	(28,240)
Net cash used in operating activities	(3,410,771)	(2,087,990)

Cash flows from investing activities:
Proceeds from disposal of assets held for sale	943,300	-
Proceeds from disposal of property, plant and equipment	947,995	-
Proceeds from insurance recoveries	541,221	-
Withdrawal of deposit with bank	750,000	-
Placement of deposit with bank	-	(2,000,000)
Purchase of property, plant and equipment	(378)	(16,646)
Net cash provided by (used in) investing activities	3,182,138	(2,016,646)

Cash flows from financing activities:
Repayment to lease liabilities	(712,140)	(138,156)
Proceeds of bank loan	-	50,000
Repayment of bank loan	(211,440)	(29,560)
Advanced from other payables	-	136,983
Proceeds from issuance of common stock and common stock to be issued	1,983,000	4,108,379
Refund from cancellation of common stock	(80,000)	-
Net cash provided by financing activities	979,420	4,127,646

Net change in cash and cash equivalent	750,787	23,010

Foreign currency translation adjustment	(8,812)	55,718

Net change in cash and cash equivalents	741,975	78,728

CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR	279,137	200,409

CASH AND CASH EQUIVALENTS, AT END OF YEAR	$1,021,112	$279,137

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$16,247	$59,566

SUPPLEMENTAL NONCASH DISCLOSURE:
Share issuance for employee compensation	392,903	$-
Promissory Note to related party settled by Company’s restricted Common Stock	675,888

See accompanying notes to consolidated financial statements.

F-6

VERDE RESOURCES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Re-presented)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid-in	Accumulated other comprehensive	Accumulated	Non- controlling	Total stockholders’
	No. of shares	Amount	capital	income (loss)	deficit	interest	equity

Balance as of July 1, 2023	1,176,200,278	$1,176,200	$45,415,958	$(79,192)	$(10,292,430)	$-	$36,220,536

Shares issued to service provider	1,000,000	1,000	133,000	-	-	-	134,000
Shares issued for private placement	44,651,232	44,651	4,273,556	-	-	-	4,318,207
Cancellation of non-vested shares	(504,924)	(505)	(175,480)	-	-	-	(175,985)
Net loss for the year	-	-	-	-	(3,187,774)	-	(3,187,774)
Foreign currency translation adjustment	-	-	-	7,286	-	-	7,286

Balance as of June 30, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	-	$37,316,270

Balance as of July 1, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	-	$37,316,270

Share issued for private placement	21,202,213	21,202	1,961,798	-	-	-	1,983,000
Shares issued to service provider	8,856,550	8,856	1,808,091	-	-	-	1,816,947
Shares issued to employee, vested portion	2,070,000	2,070	520,978	-	-	-	523,048
Shares issued for as settlement of promissory notes	9,655,542	9,656	666,232	-	-	-	675,888
Shares cancelled	(800,000)	(800)	(79,200)	-	-	-	(80,000)
Shares issued to director, vested portion	350,000	350	5,184	-	-	-	5,534
Net loss for the period	-	-	-	-	(4,782,977)	(36)	(4,783,013)
Foreign currency translation adjustment	-	-	-	(88,903)	-	-	(88,903)

Balance as of June 30, 2025	1,262,680,891	$1,262,680	$54,530,117	$(160,809)	$(18,263,181)	(36)	$37,368,771

See accompanying notes to consolidated financial statements.

F-7

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Verde Resources, Inc. (the “We” or “Company” or “VRDR”) was incorporated on April 22, 2010, in the State of Nevada, U.S.A.

The Company is a road construction and building materials company offering proprietary, environmentally sustainable materials, with the goal to drive innovations that enhance sustainability and advance environmental stewardship. By integrating biochar, a highly effective carbon sequester and performance enhancer, the Company intends to facilitate the industry’s transition to zero emissions. The Company believes its approach reduces greenhouse gas (“GHG”) emissions, optimizes the use of native soils and recycled materials, speeds installation, and improves efficiency while cutting costs. Since June 2023 the Company’s strategic focus has been on testing the Company’s biochar asphalt technology through the Company’s subsidiary, Verde Renewables Inc., at the National Center for Asphalt Technology (NCAT) test track. This endeavor with NCAT is rigorously testing the Company’s innovative biochar asphalt technology, which is intended to provide superior performance, environmental sustainability, and the generation of carbon removal and avoidance credits.

In December 2024, Verde Resources, in collaboration with C-Twelve, successfully demonstrated its pioneering biochar-asphalt technology at the NCAT test track in Auburn, Alabama. The project showcased the ability to retrofit an existing asphalt plant to produce cold-mix biochar asphalt under winter conditions without the use of heat, solvents, or odors, resulting in an estimated 50% increase in installation efficiency compared to conventional methods.

The demonstration sequestered approximately eight (8) tons of carbon, verified and certified under Puro.earth in collaboration with Oregon Biochar Solutions. This achievement marked what the Company believes to be the world’s first carbon removal credits generated through asphalt production and installation. The credits, issued and sold in April 2025, were pre-purchased by one of the world’s largest financial institutions focused on Carbon Dioxide Removals (CDRs). The Company refers to this integrated model of combining low-carbon materials, operational efficiency, and verified carbon removal credit generation as the “Verde Net Zero Blueprint.”

In July 2025 the Company received early validation based on performance results from NCAT which demonstrated consistent durability, particularly under low-volume roadway conditions. Further in September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) from laboratory testing demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Puro.earth, the crediting platform for durable carbon removal, has officially registered the Company as a Carbon Removal Credit supplier as part of its Accelerate program. This registration was formalized through a platform agreement signed in April 2023. The Company’s endeavors are positioned to potentially create additional revenue opportunities through the generation of carbon removal credits (CORCs). The Company believes that the generation of CORCs and the demand for CORCs incentivizes the broader adoption of climate technologies and enables the Company to supply these credits to companies seeking to offset their carbon footprint in pursuit of net-zero objectives. Simultaneously, this approach creates the potential for an additional and substantial revenue stream for the Company.

The Company’s current priority is the successful commercialization of its technology in North America, and if that commercialization is successful, the Company intends to introduce the same blueprint in Malaysia. Ongoing discussions with PLUS Malaysia, the country’s largest highway operator, signal a growing demand for biochar in the region. This demand, coupled with the certification, could enable the BioFraction™ plant to secure a reliable client, ensuring the resumption of normal operations in Malaysia with the potential for significant scale-up over time.

During the years ended June 30, 2025, and 2024, the Company achieved the following major milestones on its path to commercialization of its biochar-asphalt technology and achieving “net-zero”:

F-8

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On June 27, 2024, the Company entered into an agreement with The National Center for Asphalt Technology at Auburn University ("NCAT") to undertake a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” (the “Project”). The Project, led by Dr. Nam Tran, Associate Director and Research Professor at NCAT, involved a comprehensive performance testing on the NCAT Test Track in Opelika, Alabama. This facility, sponsored by various state Departments of Transportation (DOTs) and in partnership with the Minnesota Road Research Facility (MnROAD), is dedicated to advancing sustainable pavement technologies.  Success in this Project is expected to drive widespread adoption of a net-zero road construction blueprint by DOTs across the United States and the federal DOT. The Project commenced on June 24, 2024, and is expected to conclude on September 30, 2027, with the first draft of the final report expected in Spring 2027.

On August 14, 2024, the Company entered into a Memorandum of Understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT Project referred to above Test Track Project (the “Project”) and explore subsequent business opportunities arising from the successful completion of the Project. The Project involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. The Company and NPI will jointly develop mixed designs and materials incorporating biochar, aimed at enhancing performance and promoting carbon sequestration. The NPI MOU shall be effective until December 31, 2026, or until replaced by a subsequent distributor agreement. Upon the successful completion of the Project, the Company and NPI intend to continue the collaboration on future initiatives, including soil stabilization and material development, carbon removal credits, certification and compliance, and exclusive rights to distributing TerraZyme.

On October 16, 2024, the Company formed a new subsidiary, VerdePlus Inc. (“VerdePlus”), a Missouri corporation in partnership with Nature Plus Inc. (“NPI”) for the purpose of conducting business on the production of low-carbon building materials by integrating the Company’s expertise with the innovative stabilization enzyme TerraZyme, an intellectual property of NPI to be injected into VerdePlus. The Company and NPI owned 55% and 45% of VerdePlus, respectively.

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve Pty Ltd (“C-Twelve”), a corporation incorporated in Western Australia, granting the Company (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon. Subsequently on May 19, 2025, the Company and C-Twelve entered into a definitive agreement, namely the Joint Development Agreement (“C-Twelve Agreement”) which provides for a 10 year license commencing May 19, 2025.

On October 10, 2025, Verde Renewables entered into a license agreement with Ergon, pursuant to which the Company granted an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using Verde V24 in the United States, Canada, and Mexico, in exchange for Ergon agreeing to purchase Verde V24 at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

As of June 30, 2025, the Company has the following subsidiaries:

Company name	Place of incorporation	Principal activities and place of operation	Effective interest held

Verde Resources Asia Pacific Limited (“VRAP”)	British Virgin Islands	Investment holding	100%

Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”)	Malaysia	Manufacturing and distribution of renewable agricultural commodities, and provision of consultation services related thereto	100%

Verde Renewables, Inc. (“VRI”)	State of Missouri, U.S.A.	Trading of building materials and management of a processing and packaging facility	100%

VerdePlus Inc. (“VerdePlus”) *	State of Missouri, U.S.A.	Production of low-carbon building materials	55%

Verde Life Inc. (“VLI”)	State of Oregon, U.S.A.	Development of health and wellness products formulated with natural plant extracts derived from crops cultivated using biochar.	100%

The Wision Project Sdn Bhd (“Wision”)	Malaysia	Digital innovation, marketing & consulting service, PR, branding, influencer marketing, event management and media relations services	100%

Verde Estates LLC (“VEL”)	State of Missouri, U.S.A.	Holding real property	100%

Bio Resources Limited (“BRL”)	Labuan, Malaysia	Proprietor of pyrolysis technology	100%

* On October 16, 2024, a new subsidiary, VerdePlus, Inc was incorporated in the State of Missouri, USA with an equity interest of 55%.

Unless context indicates otherwise, Verde Resources, Inc. and its subsidiaries are hereinafter referred to as the “Company.”

F-9

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

·	Basis of Presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

·	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets (including intangible assets), allowance for expected credit losses, revenue recognition, share based compensation, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

·	Basis of Consolidation

The consolidated financial statements include the financial statements of Verde Resources, Inc. and its subsidiaries. All significant inter-company balances and transactions within the Company and its subsidiaries have been eliminated upon consolidation. The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired, and liabilities assumed to be valued at their fair market values at the acquisition date.

·	Segment Reporting

Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has three reportable business segments.

Sales and operating income as the primary measures of segment profit or loss to assess performance and make resource allocation decisions. The CODM assesses these metrics and compares actuals to budgeted and forecasted values to evaluate segment operating performance and allocate resources to the operating segments. Expenses related to certain centralized administration or executive functions that are not specifically related to an operating segment are included in Corporate Unallocated.

•	Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, deposit with banks and accounts receivable. The Company places its cash and cash equivalents and bank deposits with financial institutions of high credit worthiness. At times, its cash and cash equivalents and bank deposits with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

•	Risks and Uncertainties

The Company newly operates in the supply of net zero road constructions and building materials are subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with a production operation for renewable commodities, including the potential risk of business failure.

F-10

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash in banks, money market funds, which are readily convertible to known amounts of cash and that mature within three months or less from the date of purchase, which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $1,021,112 and $279,137 in cash and cash equivalents at June 30, 2025 and 2024.

At June 30, 2025, and 2024, cash and cash equivalents consisted of petty cash on hand and cash in banks.

•	Deposits with Banks

Deposits held for investments that are not debt securities are included in short-term investments in the consolidated balance sheets. Investments in time deposits with original maturities of more than three months but remaining maturities of less than one year are considered short-term investments. Investments held with the intent to reinvest or hold for longer than a year, or with remaining maturities of one year or more, are considered long-term investments.

•	Accounts Receivables

Accounts receivables are recognized and carried at amortized cost. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances. An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. As of June 30, 2025, and 2024, the longest credit term for certain customers are 60 to 90 days.

At June 30, 2025 and 2024, the allowance for expected credit loss for accounts receivables amounted to $0 and $27,481 respectively, and for other receivables amounted to $33,939 and $29,842 respectively.

•	Expected Credit Loss

ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the previous incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective July 1, 2023, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

•	Inventories

Inventories are stated at the lower of cost or market value (net realizable value), cost being determined on a first-in-first-out method. Cost of raw materials include cost of materials and incidental costs in bringing the inventory to its current location. Costs of finished goods, on the other hand include material, labor and overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of June 30, 2025, and 2024, the write down of inventories amounted to $0 and $15,587 respectively, and inventories written off amounted to $0 and $5,978 respectively.

•	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Land and buildings	3-27.5 years
Plant and machinery	5-10 years
Office equipment	3 years
Computers	5 years
Motor vehicles	5 years
Furniture and fittings	5 years
Renovation	10 years

F-11

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Depreciation expense for the years ended June 30, 2025 and 2024 totaled $248,940 and $417,517, respectively.

As of June 30, 2025, and 2024, the impairment loss on plant and machinery amounted to $137,632 and $134,042 respectively, and plant and machinery written off amounted to $0 and $3,979 respectively.

•	Intangible Assets

Intangible assets acquired from third parties are measured initially at fair value and those with an infinite live are not amortized. The Company annually evaluates the recoverability of the infinite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. To test indefinite-lived intangible assets for impairment, the Company first performs a qualitative assessment to determine if it is more likely than not that the carrying amount of each of its indefinite-lived intangible assets exceeds its fair value. If it is, a quantitative assessment is required. Alternatively, the Company may bypass the qualitative assessment and perform a quantitative impairment test. The qualitative assessment requires the consideration of factors such as recent market transactions, macroeconomic conditions and changes in projected future cash flows. The quantitative assessment compares the fair value of an indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized for the excess. Fair values of indefinite-lived intangible assets are determined based on discounted cash flows or appraised values, as appropriate. If such a review indicates that the carrying amount of intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.

As of June 30, 2025, and 2024, the Company did not record an impairment on the intangible assets.

•	Assets Held for Sale

The Company classifies assets as held-for-sale (“disposal group”) in the period when all of the relevant criteria to be classified as held for sale are met. These criteria include management’s commitment to sell the disposal group in its present condition and the sale being deemed probable of being completed within one year. Assets held for sale are reported at the lower of their carrying value or fair value less cost to sell. The fair values of disposal groups are estimated using accepted valuation techniques, including indicative listing prices. The Company considers historical experience, guidance received from third parties, and all information available at the time the estimates are made to derive fair value. Any loss resulting from the measurement is recognized in the period when the held for sale criteria are met. The Company assesses the fair value of a disposal group, less any costs to sell, each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the disposal group, as long as the new carrying value does not exceed the initial carrying value of the disposal group. Assets held-for-sale are not amortized or depreciated.

The impairment loss on assets held for sale for the years ended June 30, 2025 and 2024 was $5,866 and $0 respectively.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•	Advance to Supplier

Advance to supplier is provided for the provision of goods and services and they are secured either by a security deposit or a legally enforceable right to recover.

As of June 30, 2025, and 2024, the Company recorded a write-off of $0 and $177,200 respectively.

F-12

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Revenue Recognition

ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct. Accordingly, the transaction price is allocated in its entirety to the single performance obligation and recognized upon its fulfilment.

The Company considers customer order confirmations, whether formal or otherwise, to be a contract with the customer. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled.

The Company also follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with customers that involve another party that contributes to the provision of goods to a customer. In these instances, the Company determines whether it has promised to provide the goods itself (as principal) or to arrange for the specified goods to be provided by another party (as an agent). This determination is a matter of judgment that depends on the facts and circumstances of each arrangement.

The Company derives its revenue from the sale of products and services in its role as a principal.

•	Rental income

Rental income is recognized on a straight line basis over the term of the respective lease agreement.

•	Cost of Revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of products.

•	Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. The Company uses rate implicit in the lease to determine the present value of future lease payments to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC Topic 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU assets are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of June 30, 2025, and 2024.

The operating lease is included in operating lease right-of-use assets and operating lease liabilities as current and non-current liabilities in the consolidated balance sheets at June 30, 2025 and 2024.

F-13

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the five criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value and v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. At the inception of a finance lease, we as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to us, while the leased asset is depreciated in accordance with our depreciation policy if the title is to eventually transfer to us. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 842.

•	Income Taxes

The Company adopted the ASC Topic 740, Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the years ended June 30, 2025, and 2024.

•	Foreign Currencies Translation

The Company’s reporting currency is the United States dollar (“US$”) and the accompanying consolidated financial statements have been expressed in United States dollars. The Company and its subsidiaries in the United States have functional currency of US$ whereas the functional currency of the Company’s subsidiaries in Malaysia is Malaysian Ringgit (“MYR”). The functional currencies represent the primary currencies of the economic environment in which the respective companies’ operations are conducted.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

For reporting purposes, in accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the consolidated financial statements are translated into United States dollars from MYR at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year. The gains and losses resulting from translation of financial statements subsidiaries to the reporting currency are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of MYR into U.S. dollars has been made at the following exchange rates for the following periods:-

	June 30, 2025	June 30, 2024
Year-end MYR:US$ exchange rate	0.23650	0.21199
Annualized average MYR:US$ exchange rate	0.22874	0.21316

•	Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-14

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Non-controlling Interest

The Company accounts for non-controlling interest in accordance with ASC Topic 810-10-45, which requires the Company to present non-controlling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the non-controlling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

•	Net Loss per Share

The Company calculates net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Non-vested share-based payment awards are excluded from the basic EPS calculation. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued, including those granted but are non-vested and are non-forfeitable, and if the additional common shares were dilutive.

For the years ended June 30, 2025 and 2024, diluted weighted-average common shares outstanding is equal to basic weighted average common shares, due to the Company’s net loss position. Hence no common stock equivalents were included in the computation of diluted net loss per shares since such inclusion would have been antidilutive.

•	Stock Cancellation and Reissuance Policy

The Company may cancel shares of its Common Stock that have been repurchased or otherwise reacquired, including shares acquired through share repurchase programs or forfeited under equity compensation plans. Canceled shares are retired and removed from the issued and outstanding share count in accordance with applicable corporate law and the Company’s Articles of Incorporation.

Upon cancellation, the par value of the shares is deducted from common stock, and any excess of repurchase cost over the par value is charged against additional paid-in capital (APIC) or retained earnings, as applicable. If the original issuance price is not known or determinable, the cost is first charged to APIC to the extent available, with any remaining amount charged to retained earnings.

The Company accounts for reissuance of treasury shares in accordance with ASC 505-30 – Equity: Treasury Stock. Treasury shares may be reissued for various purposes, including the settlement of employee equity awards, acquisitions, or other corporate purposes.

When treasury shares are reissued:

•	The proceeds received upon reissuance are credited to treasury stock at the cost of the shares.

•	Any difference between the reissuance price and the cost of the treasury shares is recorded as an adjustment to Additional Paid-In Capital (APIC).

-	If the reissuance price exceeds the cost, the excess is credited to APIC.

-	If the reissuance price is less than the cost and APIC related to treasury stock transactions is insufficient to absorb the difference, the remainder is charged to Retained Earnings.

F-15

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company uses the cost method to account for treasury stock transactions. Reissued shares are included in the number of shares issued and outstanding as of the date of reissuance.

•	Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718-10, Compensation-Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment arrangements related to the acquisition of goods and services from both non-employees and employees based on fair values of the shares at grant date. Market prices of the Company’s Common Stock at the respective issuance date, which represents the date of the final board approval for the issuance of the shares, is concluded to be the grant date, in accordance with ASC 718. Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.

Prepaid share-based compensation is recorded when the Company issues fully vested, nonforfeitable share-based payment awards to nonemployees on the grant date, when the nonemployee earns the right to receive and where no specific performance is required by the nonemployee to retain those equity instruments, in accordance with ASC 718-10-45-3. The prepayment is recorded where the shares are issued before the financial year end in accordance with the grant date and represents the fair value of goods or services that are to be received from the nonemployee subsequent to the financial year end.

Compensation cost for awards that do not have an established accounting grant date, but for which the service inception date has been established is based on the best estimate of fair value of Company's Common Stock at the end of each reporting period and a corresponding accrual is recorded. During the financial year ended June 30, 2025 and 2024, $89,165 and $274,870 respectively, were recorded as accrued compensation cost for these share-based payment arrangements.

Share-based compensation cost is recognized over the requisite service period for employees and over the vesting period for nonemployees. The Company’s accounting policy is to recognize forfeitures as they occur.

During the financial year ended June 30, 2025 and 2024, $1,341,373 and $252,369 respectively, were recorded as share based compensation expenses for non-employees.

During the financial year ended June 30, 2025 and 2024, $432,246 and $135,679  respectively, were recorded as share based compensation for employees.

During the financial year ended June 30, 2025 and 2024, $5,534 and $0 respectively, were recorded as share based compensation for director.

•	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided.

•	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-16

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Commitments and Contingencies

The Company follows the ASC 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, deposits with bank, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

F-17

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

•	Recent Accounting Pronouncements

During the year ended June 30, 2025, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. The key amendments include annual and interim disclosures of significant expenses and other segment items that are regularly provided to the chief operating decision maker and included within each reported measure of profit or loss, as well as any other key measure of performance used for segment management decisions. This ASU also requires disclosure of key profitability measures used in assessing performance and how to allocate resources. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this standard for the fiscal year beginning July 1, 2024 and this standard did not have a material impact on the Company’s results of operations, cash flows, financial condition, or disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s income tax information, including jurisdictional information, by requiring consistent categories and greater disaggregation of information in both the rate reconciliation and income taxes paid disaggregated by jurisdiction. ASU No. 2023-09 is effective for annual periods beginning after December 15, 2024. The guidance is to be applied on a prospective basis with the option to apply the standard retrospectively; this ASU allows for early adoption. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In March 2024, the FASB issued ASU No. 2024-01, Compensation-Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which provides illustrative guidance to help entities determine whether profits interest and similar awards should be accounted for as share based payment arrangements within the scope of ASC 718. ASU 2024-01 is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025 01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In November 2024, the FASB issued ASU No. 2024-04, Induced Conversions of Convertible Debt Instruments (Topic 470), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

F-18

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In March 2025, the FASB issued ASU No. 2025-02, Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In May 2025, the FASB issued ASU No. 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of the term performance condition for share-based consideration payable to a customer to incorporate conditions that are based on the volume or monetary amount of a customer’s purchases or potential purchases. ASU 2025-04 also eliminates the policy election to account for forfeitures as they occur for awards with service conditions. ASU 2025-04 also clarifies that ASC 606 variable consideration guidance does not apply to share-based payments to customers; instead, vesting probability should be assessed solely under ASC 718, Compensation—Stock Compensation. ASU 2025-04 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-04 may be applied on either a modified retrospective basis or on a retrospective basis. The Company is currently assessing the impact this standard will have on the Company’s consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and believes the future adoption of any such pronouncements may not be expected to cause a material impact on its financial condition or the results of its operations.

F-19

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 - BUSINESS SEGMENT INFORMATION

Currently, the Company operates three business segments for the purpose of assessing performance and making operating decisions, mainly operating in:

(i)	Trading and production of building materials and renewable commodities;
(ii)	Holding of real property; and
(iii)	Licensor of proprietary pyrolysis technology.

The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer (CEO). The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as three operating segments, which are the same as its reporting segments.

The operating results of the reportable segments for the years ended June 30, 2025, and 2024 is shown in the following tables:

	Year ended June 30, 2025
	Trading and production of building materials and renewable commodities	Holding property	Licensor of proprietary pyrolysis technology	Corporate unallocated	Consolidated

Revenue	$130,258	$-	$-	$2,944	$133,202
Cost of revenue	(49,645)	-	-	(2,144)	(51,789)
Gross profit	80,613	-	-	800	81,413
Selling, general & administrative expenses	(4,457,865)	(228,546)	(12,229)	(1,190,384)	(5,889,024)
Other operating expenses	(214,410)	-	-	-	(214,410)
Loss from operations	(4,591,662)	(228,546)	(12,229)	(1,189,584)	(6,022,021)
Interest expense	(16,247)	-	-	(86,456)	(102,703)
Rental income	-	38,200	-	-	38,200
Unrealized foreign exchange gains	2,892	-	-	579,142	582,034
Gain from insurance claim	-	481,513	-	-	481,513
Gain on disposal of property, plant and equipment	3,468	161,156	-	-	164,624
Interest income	70,650	-	-	-	70,650
Other income	-	4,690	-	-	4,690
(Loss) income before income tax	(4,530,899)	457,013	(12,229)	(696,898)	(4,783,013)
Income tax	-	-	-	-	-
Segment (loss) income	$(4,530,899)	$457,013	$(12,229)	$(696,898)	(4,783,013)

Total assets at June 30, 2025	$7,823,834	$247	$30,194,361	$1,076,950	$39,095,392

F-20

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended June 30, 2024
	Production and distribution of renewable commodities	Holding property	Licensor of proprietary pyrolysis technology	Corporate unallocated	Consolidated

Revenue	$91,356	$-	$-	$5,228	$96,584
Cost of revenue	(58,343)	-	-	(4,635)	(62,978)
Gross profit	33,013	-	-	593	33,606
Selling, general & administrative expenses	(1,985,104)	(110,294)	(4,466)	(782,512)	(2,882,376)
Other operating expenses	(237,047)	-	-	-	(237,047)
Loss from operations	(2,189,138)	(110,294)	(4,466)	(781,919)	(3,085,817)
Interest expense	(59,566)	-	-	(116,917)	(176,483)
Rental income	-	68,200	-	-	68,200
Interest income	1,112	-	-	-	1,112
Other income	623	-	227	4,476	5,326
Loss before income tax	(2,246,969)	(42,094)	(4,239)	(894,360)	(3,187,662)
Income tax	-	-	-	(112)	(112)
Segment loss	$(2,246,969)	$(42,094)	$(4,239)	$(894,472)	$(3,187,774)

Total assets at June 30, 2024	$7,923,251	$1,201,186	$30,193,231	$843,659	$40,161,327

F-21

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The below revenues are based on the countries in which the customer is located. Summarized financial information concerning the geographic segments is shown in the following tables:

	Years ended June 30,
	2025	2024

Malaysia	$4,782	$34,024
United States of America	128,420	62,560
	$133,202	$96,584

NOTE 4 - DEPOSIT WITH BANKS

At June 30, 2025, and 2024, the interest rates and maturities of deposits with banks are 1.98% to 4.64% (June 30, 2024: 4.64%) per annum and 120 to 270 days (June 30,2024 :120 to 365 days), respectively.

NOTE 5 - INVENTORIES

Inventories as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024

Manufactured bio produce	$77,399	$70,560
Trading goods	207,162	238,584
	$284,561	$309,144

Trading goods represent bio asphalt products purchased from an external supplier.

NOTE 6 – OTHER RECEIVABLE, DEPOSITS AND PREPAYMENTS

Other receivables, deposits and prepayments as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024

Deposits	6,781	4,775
Other receivables	41,976	31,929
	48,757	36,704
Less: impairment on other receivables	(33,110)	(29,842)
Other receivables and deposits, net	15,647	6,862
Prepayments	46,605	26,507
Prepaid share based compensation – nonemployees (current portion)	455,291	135,144
	$517,543	$168,513

Prepaid share based compensation – nonemployees (non-current portion)	$126,047	$65,522

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at June 30, 2025 and 2024 is as follows:

	As of June 30,
	2025	2024

Land and building	$-	$1,258,360
Plant and machinery	1,843,774	1,875,761
Office equipment	6,161	6,168
Computers	14,233	13,908
Motor vehicles	4,240	140,989
Furniture and fittings	4,421	16,359
Renovation	4,431	4,431
	1,877,260	3,315,976
Less: accumulated depreciation	(480,820)	(382,141)
Foreign exchange adjustment	178,544	(17,829)
	$1,574,984	$2,916,006

F-22

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Depreciation expense for the years ended June 30, 2025 and 2024 totaled $248,940 and $417,517, respectively.

Impairment loss on property, plant and equipment for the years ended June 30, 2025 and 2024, were $137,632 and $134,042, respectively, which relates to assets intended to be disposed and accordingly transferred to assets held for disposal at its net carrying value of $350,000 and $606,043 respectively.

Plant and machinery written off for the years ended June 30, 2025 and 2024 amounted to $0 and $3,979 respectively.

Land and building with net carrying amount of $0 at June 30, 2025 ($701,817 at June 30, 2024) was pledged to a financial institution for facilities granted.

Plant and machinery and motor vehicles with carrying values of $0 at June 30, 2025 ($7,688 and $98,362 respectively at June 30, 2024) are acquired under financing arrangements.

On December 10, 2024, CEO Jack Wong entered into a Sale and Purchase Agreement (“Agreement”) with VRI to purchase the Property at the current market value of $857,500 with payment in equal installments over 26 pay cycles. Pursuant to the Agreement, VRI shall immediately transfer ownership of the Property to CEO Jack Wong by Warranty Deed, free of encumbrances except as specified in the Agreement. The transfer of title was completed on December 19, 2024.

NOTE 8 – INTANGIBLE ASSETS

The intangible assets comprise (i) a global intellectual property (“IP”) of $30,192,771 known as “Catalytic BioFraction Process”, whereby, subsidiary Bio Resources Limited (“BRL”) is the beneficial and/or registered proprietor and (ii) an exclusive license assigned to Verde Malaysia for the operation of the IP in the state of Sabah, Malaysia of MYR 14,000,000 ($3,311,000).

The “Catalytic BioFraction Process” is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass waste (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass waste is used as feedstock. Upon fulfilling UN’s (United Nations) ACM 22 protocol as well as LCA (Life Cycle Assessment) requirements, it is anticipated that the by-products from this IP would lead to certification and issuance of Carbon Avoidance Credits as well as Carbon Removal Credits to generate carbon revenue for the Company.

The Company has identified these intangible assets as indefinite life intangible assets as there are currently no legal, competitive, economic or other factors that materially limit the useful life of the Company’s intangible assets.

ASC 350-30-35, Intangibles - Goodwill and Other, provides for an option to first perform a qualitative assessment to determine whether it is more likely than not that an asset is impaired. If the qualitative assessment supports that it is more likely than not that the fair value of the asset exceeds its carrying value, a quantitative impairment test is not required. If the qualitative assessment does not support the fair value of the asset, then a quantitative assessment is performed. Our annual impairment assessment of our identifiable indefinite lived intangible assets is performed as of the fourth quarter of each year. An assessment is performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. If the carrying value of the intangible assets exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

As of June 30, 2025, the Company performed a qualitative assessment, during the fourth quarter of 2025, to determine whether it was more likely than not that the carrying amounts of its intangible assets were impaired. This assessment considered a number of qualitative factors, including but not limited to:

•	Macroeconomic conditions,
•	Industry and market trends,
•	Cost factors,
•	Overall financial performance of the asset,
•	Legal and regulatory environment, and
•	Relevant internal reporting and management’s plans.

Based on this qualitative assessment, management did not identify any events or changes in circumstances that would indicate that the carrying amounts of the Company’s intangible assets are not recoverable. The qualitative impairment assessment of the indefinite intangible assets indicated that the fair value of such assets exceeded their carrying value and therefore were not at risk of impairment. Accordingly, no quantitative impairment test was deemed necessary, and no impairment losses were recognized for the year ended June 30, 2025.

The Company performed a quantitative assessment during the fourth quarter of 2024. As of the date of the annual assessment for 2024, management’s impairment assessment of the indefinite intangible assets indicated that the estimated fair value of the Company’s intangible assets exceeded their carrying values and therefore no impairment losses were recognized for the year ended June 30, 2024.

F-23

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 – ASSETS HELD FOR SALE

At June 30, 2025 and 2024, assets held for sale are as follows:

	As of June 30,
	2025	2024

Plant and machinery	$-	$213,494
Motor vehicles	9,866	392,549
	9,866	606,043
Less: impairment	(5,866)	-
	$4,000	$606,043

The Company, through Verde Estates LLC, decided to sell its property located in La Belle, Missouri (the “Property”) and entered into discussions with a buyer to sell the said Property prior to December 31, 2024. The Property has been presented separately in the balance sheet as assets held for sale as at December 31, 2024. On January 17, 2025, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with TAFleer Properties LLC, a Missouri limited liability company (the “Buyer”). Under the terms of the Agreement, the proceeds for the sale of the Property were USD 350,000 paid in full by the Buyer at closing. The disposition of the Property was completed in January 2025.

On June 27, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”), a company incorporated in the State of Missouri, U.S.A, entered into a Consignment Contract with ED’s Machinery LLC (“EDM”) to dispose plant and machinery and motor vehicles with a carrying amount of $606,043. The disposal was pending completion as at June 30, 2024, and thus the assets had been presented separately in the balance sheets as assets held for sale. The disposal of assets with carrying values totaling $596,176 was completed as of December 31, 2024. The remaining asset comprises a vehicle that will be sold for its parts, and accordingly, an impairment of $5,866 was recognized during the period.

Plant and machinery and motor vehicles with carrying values of $0 and $0 at June 30, 2025 ($168,994 and $350,217 as of June 30, 2024), were acquired under financing arrangements.

Impairment loss on assets held for sale for the years ended June 30, 2025 and 2024 were $5,866 and $0 respectively.

NOTE 10 - DEPOSITS PAID

At June 30, 2025 and 2024, deposits consist of the following:

	As of June 30,
	2025	2024
Security deposit
- Factory site (#2)	$80,000	$80,000

On March 2, 2022, the Company, through VRAP, entered into a Commercial Lease Agreement and Option to Purchase (“Segama Lease Agreement”) the factory site from Segama Ventures for a lease term of seven (7) years (“Lease Term”) at a monthly rental of MYR 36,000 ($8,571). The rental for the entire Lease Term amounting to the sum of MYR 3,024,000 ($720,000) (the “Lease Payment”) was paid in advance upon commencement of the Segama Lease Agreement together with a payment of security deposit for the sum of MYR 336,000 ($80,000) (the “Security Payment”).

NOTE 11 – BANK LOAN

The bank loan as of June 30, 2024, represented a rolling facility to a maximum principal of $250,000 and was secured by deed of trusts from VRDR, land and building of VEL and a subsidiary who acts as guarantor for the performance of debts. The pledge was released on January 17, 2025, with the disposal of the land and building as mentioned in Note 9, and the full settlement of the loan. The interest on loan was fixed at the rate of 5.25%. per annum.

For the years ended June 30, 2025 and 2024, the interest expense amounted to $10,879 and $13,640 respectively.

F-24

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 12 - AMOUNTS DUE TO/FROM RELATED PARTIES AND DIRECTOR

The following breakdown of the balances due to related parties and director, consisted of:-

	As of June 30,
	2025	2024
Amount due to related parties
Borneo Oil Corporation Sdn. Bhd (“BOC”) (#2)	$72,869	$70,677
Borneo Oil Berhad (“BOB”) (#1)	3,007	3,007
Taipan International Limited (#3)	119,153	119,153
Borneo Energy Sdn Bhd (#1)	16,356	14,599
Victoria Capital Sdn Bhd (#4)	5,913	93,270
UnitiMart Sdn Bhd (#1)	-	7,782
Makin Teguh Sdn Bhd (#1)	19,379	19,379
J. Ambrose & Partners (#5)	75,904	48,588
SB Resorts Sdn Bhd (#2)	6,622	2,120
SB Supplies & Logistics Sdn Bhd (#1)	4,612	5,936
Borneo Eco Food Sdn. Bhd. (#1)	1,159	1,039
	$324,974	$385,550

Amount due from a related party
Vetrolysis Limited (#6)	$100	$100

Amount due to director
Mr. Jack Wong (#7)	$209,640	$4,188

(#1) Borneo Oil Berhad (“BOB”) is the ultimate holding company of Borneo Eco Food Sdn. Bhd., Borneo Energy Sdn. Bhd., SB Supplies & Logistic Sdn. Bhd. and UnitiMart Sdn. Bhd., (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025). Makin Teguh Sdn Bhd is an associate of BOB. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#2) SB Resorts Sdn. Bhd. and Borneo Oil Corporation Sdn. Bhd. (“BOC”) are wholly owned subsidiaries of Borneo Oil Berhad (“BOB”) (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025). The advances are related to ordinary business transactions and bear no interest or collateral, repayable and renewable under normal business advancement terms.

(#3) Taipan International Limited is one of the shareholders of the Company and held 15.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#4) Victoria Capital Sdn. Bhd. is one of the shareholders of the BOB (holding 7.8% if BOB’s shares) and also is a direct shareholder of Company, holding 0.2% of the Company’s issued and outstanding Common Stock as of June 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#5) J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.6% of the Company’s issued and outstanding Common Stock as of June 30, 2025. He is also a substantial shareholder of BOB. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#6) Encik Anuar bin Ismail, an indirect significant shareholder, is a director of Vetrolysis Limited.

(#7) Mr. Jack Wong is the Chief Executive Officer of the Company effective October 1, 2022. Further, Jack Wong was re-elected Director of the Company by Waiver and Consent of Shareholders, effective March 30, 2024. This represents remaining balance of the special bonus of $1.25 million to CEO Jack Wong approved by the Board of the Company on December 9, 2024. On December 10, 2024, CEO Jack Wong entered into a Sale and Purchase Agreement (“Agreement”) to purchase the Property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 (“Property”) owned by Verde Renewables Inc (“VRI”), for a current market value of $857,500.The Board also approved the option for this amount to be repaid through monthly installments deducted from the bonus over 26 pay cycles starting from January 2025. This transaction shall be structured as a sale and purchase agreement between the Company and CEO Jack Wong, with no cash exchange involved. The remaining balance of the bonus shall be allocated to cover any taxes associated with the bonus on behalf of CEO Jack Wong

F-25

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 13 - PROMISSORY NOTE TO RELATED PARTY

	As of June 30,
	2025	2024

Promissory Note to related party	$-	$591,170

The following is a reconciliation of the beginning and ending balances of promissory notes payable using Level 3 inputs:

	As of June 30,
	2025	2024

Balance at the beginning of year	$591,170	$487,790
Accretion of liability	84,718	103,380
Converted to Company’s restricted Common Stock	(675,888)	-
Balance at the end of year	$-	$591,170

On March 13, 2023, the Company and its former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) entered into a Settlement of Debts Agreement (the “SDA Agreement”) for the settlement in full of CSB’s account payable to a related party, Borneo Oil Corporation Sdn Bhd (“BOC”) by way of the issuance of a two year term Promissory Note with the face value (principal) amount of $675,888, and bearing 2% coupon interest. The Note was repayable by May 12, 2025, either in cash or by the issuance of the Company’s restricted Common Stock priced at $0.07 per share at the discretion of the holder of the Promissory Note. The fair value of the Promissory Note of $481,023 was calculated using the net present value of estimated future cash flows with the assumptions of risk free rate at 4.03%, credit spread of 11.6% and liquidity risk premium of 5.6%. On August 16, 2024, the Company entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total amount of $675,888 into 9,655,542 shares of the Company’s restricted Common Stock at the agreed conversion price of $0.07 per share for issuance on August 16, 2024. A total of 9,655,542 shares of the Company’s restricted Common Stock were issued on August 16, 2024, to Borneo Oil Berhad, the appointed nominee of the Creditor, to settle in full the total of $675,888 of CSB’s account payable to the Creditor. In accordance with ASC 470-50-40-2 and ASC 850, the Company accounted for this transaction by derecognizing the liability at its carrying amount and recognizing the corresponding entry within equity. As the transaction involved a related party, no gain or loss was recognized in the consolidated statements of operations. The issuance of equity in satisfaction of debt is classified as a non-cash financing activity and is disclosed as such in the consolidated statements of cash flows.

As of August 16, 2024, there were no remaining balances payable to or receivable from BOC related to this transaction.

The Company recorded accretion of liability on promissory notes of $84,718 and $103,380 and presented as interest expense on promissory notes for the year ended June 30, 2025 and 2024, respectively. Interest on promissory note at 2% were $1,738 and $13,536 for the year ended June 30, 2025 and 2024, respectively.

NOTE 14 - LEASES

The Company adopted ASU No. 2016-02, Leases and determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

F-26

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of June 30,
	2025	2024

Assets
Right-of-use asset (#1)	$720,000	$720,000
Right-of-use assets (#2)	162,092	64,910
Total RoU assets	$882,092	$784,910
Less: Accumulated amortization	(363,717)	(275,428)
	$518,375	509,482

Liabilities
Current:
Operating lease liabilities	$38,311	$24,881
Finance lease liabilities	-	22,323
	38,311	47,204

Finance lease liabilities – assets held for sale	$-	$603,252
Total Current Lease Liabilities	$38,311	650,456

Non-current:
Operating lease liabilities	$91,639	$4,602
Finance lease liabilities	-	86,565
Total Non-current Lease Liabilities	91,639	91,167

Total lease liabilities	$129,950	$741,623

As of June 30, 2025, right-of-use assets were $518,375 and lease liabilities were $129,950.

As of June 30, 2024, right-of-use assets were $509,482 and lease liabilities were $741,623.

For the year ended June 30, 2025 and 2024, the amortization charge on right-of-use assets was $34,825 and $117,517, respectively.

(#1) This leasing arrangement for the lease of the Segama factory amounting to $720,000 is for a lease term of seven (7) years and included an exclusive right and option to purchase the factory site, together with all its right title and interest, for a consideration to be mutually agreed between the parties at any time during the period of two years from the date of the Lease Agreement ended March 1, 2024. The option was not exercised and has lapsed.

There are no corresponding lease liabilities recorded as the lease payments for the entire lease period has been paid upfront upon inception of the agreement.

(#2) The Company through its wholly owned subsidiary VRI entered into various lease arrangements for the use of motor vehicles for lease term of three (3) to four (4) years which expire at various dates through 2029. Certain of the lease arrangements contain option to purchase at an agreed consideration as stated in the respective lease agreement. The Company’s lease agreements do not contain any material restrictive covenants.

The table below presents the information related to weighted average discount rate and the remaining lease term (years) of the operating leases.

	As of June 30,
	2025	2024
Operating leases
Weighted average discount rate	9.00%	18.20%
Weighted average remaining lease term (years)	3.10	1.17
Finance leases
Weighted average discount rate	NA	6.73%
Weighted average remaining lease term (years)	NA	3.66

The accretion of lease liability for the years ended June 30, 2025 and 2024, were $8,023 and $7,471, respectively.

F-27

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the years.

	Years ended June 30,
	2025	2024

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$5,368	$45,926

Operating lease cost:
Operating lease expense (per ASC 842)	145,705	131,096

Total lease expense	$151,073	$177,022

Components of Lease Expense

The Company recognizes operating lease expense on a straight-line basis over the term of the operating leases, comprising interest expense determined using the effective interest method, and amortization of the right-of-use asset, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Finance lease expense comprises of interest expenses determined using the effective interest method.

Future Contractual Lease Payments as of June 30, 2025

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years and thereafter ending June 30:

Years ending June 30,	Operating and finance lease amount

2026	48,435
2027	48,435
2028	37,710
Thereafter	15,741
Total minimum lease liabilities payment	150,321
Less: imputed interest	(20,371)

Present value of lease liabilities	$129,950

F-28

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 15 - STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 10,000,000,000 Common shares and 50,000,000 preferred shares, both with a par value of $0.001 per share. Each Common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Preferred stock outstanding

There are no preferred shares outstanding as of June 30, 2025, and 2024.

Common stock outstanding

On September 8, 2023, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”) entered into a Service and Stock Cancellation Agreement with Steven Sorhus pursuant to the termination of his service resulting in the cancellation of 171,591 non-vested shares. The Service Agreement was dated December 1, 2022 for the first tranche of 300,000 restricted shares of Common Stock which were issued at $0.20 per share on December 31, 2022 totaling $60,000.

The cancellation of non-shares above, were effected via the cancellation of the initial 300,000 shares which was completed on March 28, 2024 and the re-issuance of 128,409 shares of restricted shares of Common Stock on May 24, 2024, to compensate his prior service.

On September 8, 2023, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”) entered into a Service and Stock Cancellation Agreement with EMGTA LLC to cancel the Service Agreement dated December 1, 2022, including the cancellation of 375,000 restricted shares of Common Stock that were issued at $0.20 per share on December 31, 2022 totaling $75,000 as consideration for certain services. The cancellation is still in process.

On September 12, 2023, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”) entered into a Service and Stock Cancellation Agreement with Y M Tengku Chanela Jamidah Y A M Tengku Ibrahim pursuant to the termination of her service resulting in the cancellation of 333,333 non-vested shares. The Service Agreement was dated November 30, 2022 for the first tranche of 500,000 restricted shares of Common Stock which were issued at $0.20 per share on December 31, 2022 totaling $100,000.

The cancellation of the non-vested shares above, were effected via the cancellation of the initial 500,000 shares, which was completed on March 28, 2024 and the re-issuance of 166,667 shares of restricted shares of Common Stock on May 24, 2024, to compensate her prior service.

The total number of cancelled non-vested shares of 504,924 shares and the number of non-vested shares remaining to be cancelled of 375,000 shares were measured at the grant-date fair value of $0.20 per share as per the original service agreements, and equity was reduced by $175,985 accordingly.

On October 23, 2023, the Company, through its wholly-owned subsidiary VRI, entered into a Services Agreement (the “Agreement”) with Donald R. Fosnacht to engage him as National Certification and Extensive BCR (Biochar Carbon Removal) Implementation Specialist to develop and implement a comprehensive strategy to obtain national and regional certification and endorsement for carbon net-negative construction products with high biochar content, encompassing asphalt, concrete, and soil stabilization as designated in the Agreement. Under the Agreement, the Company will pay Donald R. Fosnacht by the issuance of 1,000,000 shares of the Company’s restricted Common Stock on or before January 31, 2024. The term of the Agreement will remain effective until December 31, 2025 and both parties may renew the agreement or enter into a new agreement as may be mutually agreed on terms to be separately negotiated.

F-29

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Subsequently on January 31, 2024, the Company issued 1,000,000 restricted shares of Common Stock to Donald R. Fosnacht.

On November 22, 2023, the Company issued a total of 14,931,624 restricted shares of Common Stock comprising 11,538,461 restricted shares of Common Stock for $1,050,000 at $0.091 per share to five non-U.S. shareholders, 100,000 restricted shares of Common Stock for $10,000 at $0.10 per share to one non-U.S. shareholder, 1,943,163 restricted shares of Common Stock for $176,828 at $0.091 per share to ten U.S. shareholders and 1,350,000 restricted shares of Common Stock for $135,000 at $0.10 per share to nine U.S. shareholders.

On December 4, 2023, the Company issued a total of 1,238,889 restricted shares of Common Stock comprising of 850,000 restricted shares of Common Stock for $85,000 at $0.10 per share to four U.S. shareholders and 388,889 restricted shares of Common Stock for $35,000 at $0.09 per share to one U.S. shareholders.

On April 12, 2024, shares that were committed to be issued as of March 31, 2024 were fully settled by way of issuance of 2,881,274 restricted shares of Common Stock at $0.108 per share to four non-U.S. shareholders in settlement of $311,178 subscription amounts paid, and issuance of 200,000 restricted shares of Common Stock on April 15, 2024 at $0.091 per share to one U.S. shareholder in settlement of $18,200 subscription amount paid.

On April 15, 2024, the Company issued a total of 3,055,555 restricted shares of Common Stock to four U.S. shareholders, in which 2,300,000 restricted shares of Common Stock were issued at $0.10 per share to two U.S. shareholders, 200,000 restricted shares of Common Stock were issued at $0.091 per share to one U.S. shareholder, and 555,555 restricted shares of Common Stock were issued at $0.09 per share to one U.S. shareholder.

On April 20, 2024, the Company entered into two Services Agreements with Dr. Nam Tran and Dr. Raymond Powell to engage them as National Implementation Experts for its wholly-owned subsidiary Verde Renewables, Inc. to initiate connections with esteemed asphalt contractors, identify potential partners, explore potential collaborations through their extensive networks in the asphalt industry and recommend strategies to capitalize on emerging opportunities as designated in the Agreements. Under the Agreements, the Company will pay Dr. Nam Tran and Dr. Raymond Powell each by the issuance of 3,000,000 shares of the Company’s restricted shares of Common Stock in three tranches of 1,000,000 shares each on or before July 31, 2024, October 31, 2025 and October 31, 2026 respectively.

Subsequently on July 31, 2024, the Company issued 1,000,000 of the Company’s restricted shares of Common Stock each to Dr. Nam Tran and Dr. Raymond Powell as part of the compensation package in the Services Agreements that the Company entered into with Dr. Nam Tran and Dr. Raymond Powell on April 20, 2024, for the service period from May 1, 2024, to April 30, 2025.

On June 1, 2024, the Company entered into a multi-year Services Agreement with Dale Ludwig to engage him as Strategic Advisor for the Company and all its subsidiaries, to maintain and build strong relationships with policymakers at both state and federal levels, collaborate with Missouri Department of Transportation, build relationships with Missouri Asphalt Pavement Association (MAPA) members, collaborate with Missouri contractors to encourage the use of the Company's technologies, identify current biochar producers in Missouri and engage with the Missouri Department of Economic Development. Pursuant to the Agreement, the Company agreed to issue a total of 2,000,000 restricted shares of the Company’s Common Stock to Dale Ludwig over three tranches of 700,000 shares on or before August 31, 2024, 700,000 shares on or before October 31, 2025 and 600,000 shares on or before October 31, 2026.

Subsequently on August 8, 2024, the Company issued 700,000 of the Company’s restricted shares of Common Stock to Dale Ludwig as part of the compensation package in the Services Agreement that the Company entered into with Dale Ludwig on June 1, 2024, for the service period from June 1, 2024, to April 30, 2025.

F-30

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On July 24, 2024, the Company issued 3,194,443 restricted shares of Common Stock for $287,500 at $0.09 per share to four U.S. shareholders and 6,005,000 restricted shares of Common Stock for $600,500 at $0.10 per share to twenty U.S. shareholders and one non-U.S. shareholder.

On August 9, 2024, the Company issued 888,888 restricted shares of Common Stock for $80,000 at $0.09 per share to one U.S. shareholder and 11,840,000 restricted shares of Common Stock for $1,184,000 at $0.10 per share to twenty-three U.S. shareholders and one non-U.S. shareholder.

On August 16, 2024, the Company issued 9,655,542 shares of the Company’s restricted Common Stock at the price of $0.07 per share to Borneo Oil Berhad in relation to the Settlement of Debts Agreement (the “SDA Agreement”) and a two-year term period Promissory Note entered into with its former indirect wholly-owned subsidiary Champmark Sdn Bhd (“CSB”) and CSB’s creditor Borneo Oil Corporation Sdn Bhd (the “Creditor”) to settle in full a total of $675,888 of CSB’s account payable. On March 13, 2023, the Company and CSB entered into an SDA Agreement and a two-year term period Promissory Note with the Creditor to settle in full a total of $675,888 of CSB’s account payable to the Creditor either in cash or by the issuance of new restricted shares of the Company’s Common Stock at a price of $0.07 per share. As set out in the SDA Agreement, the new restricted shares for settlement of the account payable to the Creditor shall be issued to the Creditor or its nominee. On August 16, 2024, the Company entered into a Supplementary Agreement to the SDA Agreement and Promissory Note with the Creditor to convert the total amount of $675,888 into 9,655,542 shares of the Company’s restricted Common Stock at the agreed conversion price of $0.07 per share for issuance on August 16, 2024.

On August 26, 2024, the Company issued 722,221 restricted shares of Common Stock for $65,000 at $0.09 per share to three U.S. shareholders, 3,990,000 restricted shares of Common Stock for $399,000 at $0.10 per share to six U.S. shareholders and two non-U.S. shareholders.

On August 30, 2024, the Company issued 1,350,000 of the Company’s restricted shares of Common Stock to Jeremy P. Concanon, Chief Growth Officer of the Company, as part of the compensation package in the Services Agreement that the Company entered into with Jeremy P. Concanon on July 31, 2024.

On August 30, 2024, the Company issued 670,000 of the Company’s restricted shares of Common Stock to Eric Bava, Chief Operating Officer of the Company, as part of the compensation package in the Employment Agreement that the Company entered into with Eric Bava on October 1, 2023 for his first year of service from October 1, 2023 to September 30, 2024.

On September 16, 2024, the Company issued 222,222 restricted shares of Common Stock for $20,000 at $0.09 per share to one U.S. shareholder and 350,000 restricted shares of Common Stock for $35,000 at $0.10 per share to two U.S. shareholders.

On October 16, 2024, the Company issued 800,000 restricted shares of Common Stock for $80,000 at $0.10 per share to three U.S. shareholders.

On November 27, 2024, the Company cancelled 450,000 restricted shares of Common Stock that were previously issued to two U.S. shareholders.

On January 2, 2025, the Company issued a total of 3,277,775 restricted shares of Common Stock, comprising 2,500,000 restricted shares of Common Stock for $250,000 at $0.10 per share to seven U.S. shareholders and 777,775 restricted shares of Common Stock for $70,000 at $0.09 per share to six U.S. shareholders.

On January 2, 2025, the Company issued 4,656,550 of the Company’s restricted shares of Common Stock to Aegis Ventures Limited, being 50% of the 0.75% of the Company’s total shares outstanding pursuant to the terms of the consulting services agreement that the Company, through its wholly-owned subsidiary Verde Renewables, Inc., entered into with AUM on November 29, 2024, to engage AUM as a Capital Markets, Investor Relations and Media Relations Advisor to provide advice to the Company on its preparations for an equity raise and the planned uplisting to Nasdaq. The remaining 4,656,550 shares to be issued within three days following the Company’s listing on the Nasdaq.

F-31

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On January 3, 2025, the Company issued 50,000 of the Company’s restricted Common Shares to Hannah Bruehl. The Company agreed to issue 50,000 of the Company’s restricted shares of Common Stock to Hannah Bruehl, Executive Assistant to C-Suite Executives of the Company for service period from September 3, 2024 to September 2, 2025, as part of the compensation package in the Employment Agreement signed on September 3, 2024.

On January 6, 2025, the Company cancelled 200,000 restricted Common Shares that were previously issued to two U.S. shareholders.

On February 18, 2025, the Company issued a total of 3,905,555 restricted shares of Common Stock, comprising 3,000,000 restricted shares of Common Stock for $300,000 at $0.10 per share to one non-U.S. shareholder, 850,000 restricted shares of Common Stock for $85,000 at $0.10 per share to seven U.S. shareholders and 55,555 restricted shares of Common Stock for $5,000 at $0.09 per share to one U.S. shareholder.

On April 22, 2025, the Company cancelled 150,000 restricted Common Shares that were previously issued to one U.S. shareholder.

On May 20, 2025, the Company issued 249,999 restricted shares of Common Stock for $24,999.90 at $0.10 per share to one U.S. shareholder and one non-U.S. shareholder.

On June 1, 2025, the Company issued 1,500,000 shares of the Company’s restricted Common Stock to Sundeo Pty Ltd, an affiliate designated by C-Twelve, pursuant to the C-Twelve Agreement.

On June 1, 2025, the Company issued 350,000 of the Company’s restricted shares of Common Stock to Karl Strahl, a Director of the Company, as part of the compensation package in the Director Appointment Agreement that the Company entered into with Karl Strahl on May 1, 2025.

Not considering the commitment to cancel shares as above, there were 1,262,680,891 (including 7,744,445 shares committed to be issued for private placement) and 1,221,346,586 (including 21,988,335 shares committed to be issued for private placement subsequent to financial year end) shares of Common Stock issued and outstanding at June 30, 2025 and 2024, respectively.

Apart from the Common Stock committed to be issued as disclosed in Note 22, the Company has no stock option plan, warrants, or other dilutive securities as at June 30, 2025. As of June 30, 2024, 2,700,000 and 670,000 were committed to be issued to nonemployees and an employee respectively.

NOTE 16 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net (loss) income per share for the respective years:

	Years ended June 30,
	2025	2024

Net loss	$(4,782,977)	$(3,187,774)
Less: Net loss attributable to non-controlling interest	36	-
Net loss attributable to Verde Resources, Inc. shareholders	$(4,783,013)	$(3,187,774)

Weighted average common shares outstanding:
- Basic	1,237,480,587	1,185,900,492
- Diluted	1,237,480,587	1,185,900,492

Net loss per share:
- Basic	$(0.00)	$(0.00)
- Diluted	$(0.00)	$(0.00)

# less than $0.005

For the years ended June 30, 2025, and 2024, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

The denominator used in the computation of basic and diluted net (loss) income per share is as follows:

	Years ended June 30,
	2025	2024

Weighted average common shares outstanding	1,242,092,192	1,187,606,780
Less: weighted average non-vested shares	(4,611,605)	(1,706,288)
Weighted average of common shares-basic and diluted	1,237,480,587	1,185,900,492

F-32

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 17 - INCOME TAX

For the years ended June 30, 2025, and 2024, the local (“United States of America”) and foreign components of loss before income taxes were comprised of the following:

	Years ended June 30,
	2025	2024

Tax jurisdiction from:
- Local (US regime)	$(4,845,138)	$(2,444,654)
- Foreign, including
British Virgin Island	472,865	(160,538)
Malaysia	(398,431)	(578,231)
Labuan, Malaysia	(12,309)	(4,239)

Loss before income taxes	$(4,783,013)	$(3,187,662)

The provision for income taxes consisted of the following:

Years ended June 30,
	2025	2024

Current tax:	$-	$-
- Local	-	-
- Foreign	-	-

Deferred tax
- Local	-	-
- Foreign	-	-

Income tax expense (benefit)	$-	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company mainly operates in U.S.A. and Malaysia that is subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

VRDR, VRI, VerdePlus and VLI are subject to the tax laws of United States of America. The U.S. corporate income tax rate is 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented.

The Company has provided for a full valuation allowance against the deferred tax assets of $2,090,801 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards of $9,956,196 as the management believes it is more likely than not that these assets will not be realized in the future.

Net Operating Losses (NOLs) generated prior to January 1, 2018, are able to be carried forward up to twenty subsequent years. Any NOLs created for tax years subsequent to that may be carried forward indefinitely. However, any NOLs arising from tax years ending after December 31, 2020, can only be used to offset up to 80% of taxable income.

For the years ended June 30, 2025, and 2024, there were no operating income under the applicable U.S. tax regime.

BVI

Under the current BVI law, VRAP is not subject to tax on income.

Labuan

Under the current laws of the Labuan applicable to BRL, income derived from an intellectual property right is subject to tax under the Malaysian Income Tax Act 1967 (ITA) at 24% of its chargeable income. However, BRL is not subject to income tax, given that it was a net loss position during the current period presented.  The losses are presently not able to be carried forward to offset against its future operation income as income generating activities have not yet been undertaken.

F-33

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Malaysia

The Company’s subsidiaries, Verde Malaysia and Wision is registered in Malaysia and are subject to the Malaysia corporate income tax at a standard income tax rate of 24% on chargeable income.

The operation in Malaysia incurred $1,041,549 of cumulative net operating losses as of June 30, 2025 which can be carried forward to offset future taxable income. The net operating loss are allowed to be carried forward up to a maximum of ten (10) years of assessments under the current tax legislation in Malaysia. The Company has provided for a full valuation allowance against the deferred tax assets of $249,972 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

	Years ended June 30,
	2025	2024

Loss before income taxes	$(398,431)	$(578,231)
Statutory income tax rate	24%	24%
Income tax expense at statutory rate	(95,623)	(138,775)
Non-deductible items	50,953	47,265
Tax losses unable to be carried forward	2,954	1,017
Valuation allowance	41,716	90,493
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company:

	As of June 30,
	2025	2024

Deferred tax assets:
Net operating loss carry forwards, from
US tax regime	$2,090,051	$1,439,384
Malaysia tax regime	249,972	205,026
Less: valuation allowance	(2,340,023)	(1,644,410)
Deferred tax assets, net	$-	$-

The Company has recorded valuation allowances for certain tax attribute carry forwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be reversed in the consolidated statement of operations. The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months.

F-34

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 18 - RELATED PARTY TRANSACTIONS

	For the Years ended
	June 30,
	2025	2024
Related party transactions:
Sales to:
Borneo Eco Food Sdn Bhd (#1)	$-	$4,071
SB Resorts Sdn Bhd (#2)	$-	$25,441
Rental income:
Mr. Jack Wong (#3)	$30,000	$60,000
Professional services provided by:
Warisan Khidmat Sdn Bhd (#4)	$-	$17,905
Interest expense paid to:
BOC (#2)	$1,738	$13,536
Rental expense paid to:
SB Resorts Sdn Bhd (#2)	$3,431	$1,918
Sale of property:
Mr. Jack Wong (#3)	$857,500	$-
Settlement of debts by issuance of Company’s restricted Common Stock
BOC(#2)	$675,888	$-

Related party balances (other than those disclosed in Note 12 and Note 13)
	As of June 30,
	2025	2024
Accounts payable
Warisan Khidmat Sdn Bhd (#4)	$-	$1,484

(#1) Borneo Oil Berhad (“BOB”) is ultimate holding company of Borneo Eco Food Sdn. Bhd., and held 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025.

(#2) SB Resorts Sdn Bhd and Borneo Oil Corporation Sdn Bhd (“BOC”) are wholly owned subsidiaries of Borneo Oil Berhad (“BOB”) (holding 13.4% of the Company’s issued and outstanding Common Stock as of June 30, 2025).

(#3) Mr. Jack Wong is the Chief Executive Officer of the Company effective October 1, 2022. By Waiver and Consent of Shareholders, Mr. Jack Wong was re-elected Director of the Company, effective March 30, 2024. This represents sale of the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 (“Property”) owned by Verde Renewables Inc (“VRI”), for a current market value of $857,500. A gain on disposal of $161,156 was recognized as a result of this transaction.

(#4) Warisan Khidmat Sdn. Bhd. is a company whose shareholdings is entirely held by a Director of Verde Malaysia.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

F-35

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 19 - CONCENTRATIONS OF RISKS

The Company is exposed to the following concentrations of risks:

(a)	Major customers and major vendors

For the years ended June 30, 2025 and 2024, there were one (1) and two (2) customers respectively whose revenue exceeded 10% of the revenue in the segment of production and distribution of renewable commodities.

	Revenue
	June 30, 2025		June 30, 2024
	USD	%	USD	%

Customer A	$125,120	$94%	62,560	$64.8%
Customer B*	-	-	25,441	26.3%

	Account Receivable
	As of June 30,
	2025	2024

Customer A	$187,314	$62,560
Customer B*	$-	$25,441

* impaired and represents a related party.

For the years ended June 30, 2025 and 2024 there were one (1) and two (2) vendors whose cost of revenue exceeded 10% of the cost of revenue in the segment of production and distribution of renewable commodities.

	Direct Costs
	June 30, 2025		June 30, 2024
	USD	%	USD	%

Vendor A	$-	$-%	118,621	45%
Vendor B	$-	$-%	135,200	51%
Vendor C	$8,800	$14%	-	-%

	Account Payable
	As of June 30,
	2025	2024

Vendor A	$-	$118,621
Vendor B	$-	$-
Vendor C	$8,800	$-

(b)	Economic and political risk

The Company’s major operations are conducted in U.S.A. and Malaysia. Accordingly, the political, economic, and legal environments in U.S.A. and Malaysia, as well as the general state of U.S.A. and Malaysia’s economy may influence the Company’s business, financial condition, and results of operations.

Further, the escalation tensions in the Middle East, including the continuing Russian – Ukraine conflict may impact the global economic situation, which indirectly may impact the Company’s operations.

(c)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of losses for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of MYR converted to USD on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-36

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 20 - PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended June 30, 2025, and 2024, $5,275 and $10,064 contributions were made accordingly.

NOTE 21 – SHARES ISSUED TO NONEMPLOYEES AND EMPLOYEES

On December 15, 2022, the Company entered into a Services Agreement with Looi Pei See (the “Looi Pei See Agreement”) to engage her as a consultant to develop the retail markets for the Company’s products and services in Malaysia and Singapore. The Company will pay Looi Pei See by the issuance of 1,140,000 shares of the Company’s restricted Common Stock, par value $ 0.001 per share on or before December 31, 2022. The shares were issued on December 31, 2022, for service period from December 15, 2022, to December 14, 2025. The fair value of 1,140,000 shares was $228,000 which was calculated based on stock price of $ 0.20 per share on December 31, 2022 (date of final board approval and grant date) and is being amortized over the vesting period. During the year ended June 30, 2025, the Company charged $74,082 to selling, general and administrative expenses as consulting expenses.

On October 23, 2023, the Company, through its wholly-owned subsidiary VRI, entered into a Services Agreement (the “Fosnacht Agreement”) with Donald R. Fosnacht to engage him as National Certification and Extensive BCR (Biochar Carbon Removal) Implementation Specialist to develop and implement a comprehensive strategy to obtain national and regional certification and endorsement for carbon net-negative construction products with high biochar content, encompassing asphalt, concrete, and soil stabilization as designated in the Agreement. Under the Agreement, the Company will pay Donald R. Fosnacht by the issuance of 1,000,000 shares of the Company’s restricted Common Stock, par value $0.001 per share on or before January 31, 2024. The term of the Fosnacht Agreement will remain effective until December 31, 2025, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. The fair value of 1,000,000 shares was $134,000 which was calculated based on stock price of $ 0.134 per share on January 31, 2024 (date of final board approval and grant date) and is being amortized over the vesting period. During the year ended June 30,2025, the Company charged $61,061 to selling, general and administrative expenses as consulting expenses.

On April 20, 2024, the Company entered into two Services Agreements (the “NIE Agreements”) with Dr. Nam Tran and Dr. Raymond Powell to engage them as National Implementation Experts for its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”) to initiate connections with esteemed asphalt contractors, identify potential partners, explore potential collaborations through their extensive networks in the asphalt industry and recommend strategies to capitalize on emerging opportunities as designated in the NIE Agreements. Under the NIE Agreements, the Company will pay Dr. Nam Tran and Dr. Raymond Powell each by the issuance of 3,000,000 shares of the Company’s restricted shares of Common Stock in three tranches of 1,000,000 shares each on or before July 31, 2024, October 31, 2025, and October 31, 2026, respectively. The term of the NIE Agreements will remain effective until April 30, 2027, and both parties may renew their respective agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. Pursuant to the respective addendum to NIE Agreements dated June 29, 2024, each tranche of shares to be issued is compensation for each service period of 12 months beginning from May 1, 2024, May 1, 2025, and May 1, 2026, respectively. The fair value of the first 1,000,000 shares was $360,000 each, calculated based on stock price of $0.36 per share on July 31, 2024 (date of final board approval and grant date), and is being amortized over the respective vesting period. The fair value of the second 1,000,000 shares to be issued to Dr. Raymond Powell and Dr Nam Tran was $95,000 and $100,000, calculated based on stock price of $0.095 (date of final board approval and grant date) and $0.10 per share (accrued based on the best estimate by management of the fair value), on July 1, 2025 and August 29,2025 respectively and is being amortized over the vesting period of 12 months beginning from May 1, 2025 respectively. During the year ended June 30, 2025, the Company charged a total of $632,261 to selling, general and administrative expenses as consulting expenses.

On June 1, 2024, the Company entered into a multi-year Services Agreement (the “Ludwig Agreement”) with Dale Ludwig to engage him as Strategic Advisor for the Company and all its subsidiaries, to maintain and build strong relationships with policymakers at both state and federal levels, collaborate with Missouri Department of Transportation, build relationships with Missouri Asphalt Pavement Association (MAPA) members, collaborate with Missouri contractors to encourage the use of the Company's technologies, identify current biochar producers in Missouri and engage with the Missouri Department of Economic Development. Pursuant to the Ludwig Agreement, the Company agreed to issue a total of 2,000,000 restricted shares of the Company’s Common Stock to Dale Ludwig over three tranches of 700,000 shares on or before August 31, 2024, 700,000 shares on or before October 31, 2025, and 600,000 shares on or before October 31, 2026. Pursuant to the addendum to the Ludwig Agreement dated June 29, 2024, each tranche of shares to be issued is compensation for each service period beginning 11 months from June 1, 2024 and 12 months from May 1, 2025, and May 1, 2026, respectively. The fair value of the first 700,000 shares was $210,000, calculated based on stock price of $0.30 per share on August 8, 2024 (date of final board approval and grant date) and is being amortized over the vesting period. The fair value of the second 700,000 shares was $70,000, calculated based on stock price of $0.10 per share on August 29, 2025 (accrued based on the best estimate by management of the fair value) and is being amortized over the vesting period. During the year ended June 30, 2025, the Company charged $202,836 to selling, general and administrative expenses as consulting expenses.

The Company agreed to issue 670,000 of the Company’s restricted shares of Common Stock to Eric Bava, Chief Operating Officer of the Company, as part of the compensation package in the Bava Employment Agreement upon completing each full year of service. The term of the Bava Employment Agreement will remain effective until September 30, 2027. On August 30, 2024, the Company issued 670,000 of the Company’s restricted shares of Common Stock to Eric Bava as part of the compensation package in the Bava Employment Agreement. The fair value of first 670,000 shares was $181,235 which was calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date ), and is being amortized over the requisite service period from October 1, 2023, to September 30, 2024. The fair value of the share compensation for the second year of service was fixed at $60,000 pursuant to the addendum date August 29,2025, and $ 44,877 is being accrued for the requisite service period from October 1, 2024, to June 30, 2025. During the year ended June 30,2025, the Company charged a total of $90,433 to selling, general and administrative expenses as salary expenses.

F-37

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On July 31, 2024, Verde Renewables, Inc, a wholly owned subsidiary of the Company, entered into Service Agreement with Jeremy P. Concannon (Chief Growth Officer (“CGO”) of the Company effective from August 1, 2024) (the “Concannon Services Agreement”). Pursuant to the Concannon Services Agreement, the Company agreed to issue a total of 4,050,000 restricted shares of the Company’s Common Stock to Jeremy P. Concannon over three tranches of 1,350,000 shares each on or before August 31, 2024, August 31, 2025, and August 31, 2026 respectively. The term of the Concannon Service Agreement will remain effective until September 30, 2027, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. Pursuant to the addendum to the Concannon Service Agreement dated September 27, 2024, each tranche of shares to be issued as compensation for each service period beginning 12 months from August 1, 2024, and 2025, and for 14 months from August 1, 2026, to September 30, 2027, respectively. The fair value of the first 1,350,000 shares was $365,175, calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date ), and is being amortized over the requisite service period. During the year ended June 30, 2025, the Company charged $334,160 to selling, general and administrative expenses as salary expenses. The second tranche of 1,350,000 shares of our Common Stock due to be issued to Mr. Concannon on August 31, 2025, under the terms of his services agreement, has not been issued as of the date of these financial statements.

The Company agreed to issue 50,000 of the Company’s restricted shares of Common Stock to Hannah Bruehl, Executive Assistant to C-Suite Executives of the Company for service period from September 3, 2024 to September 2, 2025, as part of the compensation package in the Employment Agreement signed on September 3, 2024. On January 3, 2025, the Company issued 50,000 of the Company’s restricted shares of Common Stock to Hannah Bruehl. The fair value of 50,000 shares was $9,280 which was calculated based on stock price of $0.1856 per share on January 3, 2025 (date of final board approval and grant date), and is being amortized over the requisite service period from September 3, 2024 to September 2, 2025. During the year ended June 30, 2025, the Company charged $7,653 to selling, general and administrative expenses as salary expenses.

On November 29, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, Inc. (“VRI”), entered into a consulting services agreement (the “AUM Agreement”) to engage AUM Media Inc (“AUM”), a company incorporated in the State of Delaware, as a Capital Markets, Investor Relations and Media Relations Advisor to provide advice to the Company on its preparations for an equity raise and the planned uplisting to Nasdaq. Pursuant to terms of the AUM Agreement, the services will be provided by AUM on an annual contract basis and the agreement will continue for 12 months, starting January 1, 2025 to December 31, 2025, unless it is terminated in accordance with the termination terms under the AUM Agreement. VRI agreed to pay a fixed monthly discounted fee of $6,000 per month, payable in advance on the first day of each month. In addition, the Company shall issue shares equivalent to 9,313,100 shares of the Company’s restricted Common Stock to AUM or any affiliate to be designated by AUM, which represents 0.75% of the Company’s total shares outstanding as of November 29, 2024. The share issuance will occur as follows: 4,656,550 shares of the Company’s restricted Common Stock, being 50% of the 0.75% of the Company’s total shares outstanding, to be issued upon the signing of the Agreement, with the remaining 4,656,550 shares to be issued within three days following the Company's listing on the Nasdaq. Subsequently on January 2, 2025, the Company issued 4,656,550 of the Company’s restricted shares of Common Stock to Aegis Ventures Limited as designated by AUM. The fair value of first 4,656,550 shares was $745,048 calculated based on stock price of $0.16 per share on November 29, 2024 (grant date) and is being amortized over the service period of 12 months commencing January 2025. During the year ended June 30, 2025, the Company charged $369,462 to selling, general and administrative expenses as consulting expenses.

The Company agreed to issue 350,000 of the Company’s restricted shares of Common Stock to Karl Strahl, a Director of the Company for service period from May 1, 2025 to April 30, 2026, as part of the compensation package in the Director Appointment Agreement that the Company entered into with Karl Strahl on May 1, 2025. On June 1, 2025, the Company issued 350,000 of the Company’s restricted shares of Common Stock to Karl Strahl. The fair value of 350,000 shares was $33,110 which was calculated based on stock price of $0.0946 per share on June 1, 2025 (date of final board approval and grant date), and is being amortized over the requisite service period from May 1, 2025 to April 30, 2026. During the year ended June 30, 2025, the Company charged $5,534 to selling, general and administrative expenses as Director’s fee.

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve Pty Ltd (“C-Twelve”), a corporation incorporated in Western Australia, granting the Company (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon. The Company shall commit to producing a minimum quantity of End Products each year, as defined in the definitive agreement (the “Minimum Production Amount”). The specific Minimum Production Amount will be stipulated in an appendix or exhibit to the final licensing agreement. The Company shall pay C-Twelve royalties based on the Minimum Production Amount, at a rate mutually agreed upon by both parties and specified in the definitive agreement. Should the Company fail to meet the Minimum Production Amount in any given year, it shall remain obligated to pay royalties based on the agreed upon minimum production levels. In the event that production exceeds the Minimum Production Amount, additional royalties shall be payable for the excess production, calculated at the same royalty rate or as otherwise mutually agreed in the definitive agreement. Both parties will mutually agree on a Carbon Credit percentage allowance for C-Twelve. C-Twelve shall grant the Company the right to file, prosecute, and maintain United States patent applications incorporating C-Twelve’s Intellectual Property (IP), subject to C-Twelve’s final review and approval before submission. All such patents will be filed and maintained under the Verde brand name. The Company shall reserve the right to market and sell End Products under its own brand names, with C-Twelve being referenced, as well as C-Twelve having the right to market the Company’s activities under the definitive agreement. C-Twelve shall also collaborate with the Company on a joint installation of its proprietary technology that will take place on the Company’s designated cross-section at the National Center for Asphalt Technology (NCAT) Test Track in Opelika, Alabama, with a target completion between December 16–20, 2024. The term sheet, originally set to expire on February 28, 2025, has been extended until May 31, 2025. Subsequently the definitive agreement, namely the Joint Development Agreement (“C-Twelve Agreement”), was entered into between the Company and C-Twelve on May 19, 2025 (“Effective Date”). The Company agreed to issue 1,500,000 shares of the Company’s restricted Common Stock to C-Twelve within thirty (30) business days after the Effective Date. On June 1, 2025, the Company issued 1,500,000 shares of the Company’s restricted Common Stock to Sundeo Pty Ltd, an affiliate designated by C-Twelve, pursuant to the C-Twelve Agreement. The fair value of 1,500,000 shares was $141,900 which was calculated based on stock price of $0.0946 per share on June 1, 2025 (date of final board approval and grant date), and is being amortized over the license period of 10 years from May 19, 2025 to May 18, 2035. During the year ended June 30, 2025, the Company charged $1,671 to selling, general and administrative expenses as licensing fee.

F-38

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

A summary of the status of the Company’s nonvested shares as of June 30, 2025 and 2024, and changes during the years ended June 30, 2025 and 2024, is presented below:

	June 30, 2025		June 30, 2024
Non-vested shares	Shares	Weighted-Average-Grant Date Fair Value	Shares	Weighted-Average-Grant Date Fair Value

Nonemployee
At beginning of the year	1,229,508	$0.163	1,779,146	$0.200
Granted	8,856,550	0.205	1,000,000	0.134
Vested	(5,852,891)	0.245	(669,714)	0.169
Forfeited	-	-	(879,924)	0.200
At the end of the year	4,233,167	$0.137	1,229,508	$0.163

Employee and director
At beginning of the year	-	$-	-	$-
Granted	2,420,000	0.243	-	-
Vested	(2,005,068)	0.264	-	-
At the end of the year	414,932	$0.145	-	$-

As of June 30, 2025 and 2024, the total stock-based compensation for nonemployee related to non-vested awards not yet recognized is $581,338 and $200,666, and this is expected to be recognized over a weighted-average period of 3.79 and 1.48 years respectively.

As of June 30, 2025 and 2024, the total stock-based compensation for employee and director related to non-vested awards not yet recognized is $60,219 and $0, and this is expected to be recognized over a weighted-average period of 0.60 and 0 years respectively.

There was no income tax benefit recognized associated with the share-based compensation expenses.

NOTE 22 - COMMITMENTS AND CONTINGENCIES

Future commitments with regards to repayment of lease liabilities are disclosed in Notes 14.

Apart from the above, as of June 30, 2025, the Company had the following commitments:

a) commitment to issue restricted shares of Common Stock to the following service providers on or before October 31, 2025 and 2026, subject to final board approval for the second and third tranches respectively as below, for services to be performed pursuant to the Service Agreements signed with nonemployees as disclosed in Note 15 and Note 21:

Number of shares to be issued
Financial year ended June 30, 2026
Nam Tran	1,000,000
Raymond Powell #	1,000,000
Dale Ludwig	700,000
2,700,000
Financial year ended June 30, 2027:
Nam Tran	1,000,000
Raymond Powell	1,000,000
Dale Ludwig	600,000
2,600,000

# issued on July 1, 2025.

F-39

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

b) commitment to cancel 375,000 restricted shares of Common Stock pursuant to the Service Agreement signed and Service and Stock Cancellation Agreement as disclosed in Note 15.

c) quarterly committed payments, to be paid in advance of $62,500 for period from July 2025 to September 2026 to support a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” pursuant to an agreement entered with The National Center for Asphalt Technology at Auburn University (“NCAT”) on June 27, 2024.

d) commitment to issue 4,656,550 restricted shares of Common Stock to Aegis Ventures Limited pursuant to the terms of the consulting services agreement that the Company through its wholly-owned subsidiary Verde Renewables, Inc. entered into with AUM on November 29, 2024, within three days following the Company’s listing on the Nasdaq.

e) commitment to issue restricted shares of Common Stock, comprising of 7,744,445 restricted shares of Common Stock, comprising 4,444,445 restricted shares of Common Stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 restricted shares of Common Stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders and the committed common shares was subsequently issued on July 1, 2025.

f) Commitment to pay C-Twelve the remaining 50% of the sign-on fee or $150,000 on or before September 30, 2025 pursuant to the terms of the C-Twelve Agreement that the Company through its wholly-owned subsidiary Verde Renewables, Inc. entered into with C-Twelve on May 19, 2025. Pursuant to the terms of the C-Twelve Agreement, the Company will also allocate to C-Twelve a royalty equal to three percent (3%) of all future carbon removal credits generated through the use of Verde-C12 IPs, provide a loan to C-Twelve in an amount not less than USD $2,000,000 (the Loan), with interest accruing at the lowest applicable federal rate and pay the Loan to C-Twelve within 30 days following the Company’s successful uplisting from OTC to a National Exchange.

As of June 30, 2025, the Company has no material contingencies.

NOTE 23 - SUBSEQUENT EVENTS

Share Issuances

On July 1, 2025, the Company issued a total of 7,744,445 restricted shares of Common Stock, comprising 4,444,445 restricted shares of Common Stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 restricted shares of Common Stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders.

On July 1, 2025, the Company issued the second tranche of 1,000,000 of the Company’s restricted shares of Common Stock to Dr. Raymond Powell as part of the compensation package in the NIE agreement.

On July 28, 2025, the Company issued a total of 187,500 restricted shares of Common Stock for $15,000 at $0.08 per share to one U.S. shareholder.

On September 12, 2025, the Company issued a total of 5,412,500 restricted shares of Common Stock for $433,000 at a price of $0.08 per share to three non-U.S. shareholders.

Appointment of Director

Effective July 3, 2025, by resolution of the Board, Dr. Raymond Powell was appointed as a member of the board of directors of the Company.

Test Results

In July 2025, Verde Resources Inc. received encouraging preliminary performance results from the National Center for Asphalt Technology (NCAT) regarding its Cold-Mix Biochar-Asphalt test section at NCAT’s Test Track—installed in December 2024. After approximately 50,000 equivalent single axle loads (ESALs) of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions, as confirmed by NCAT's Assistant Director for Test Track Research, Mr. Nathan Moore. This demonstration marks the world’s first deployment of a carbon‑sequestering asphalt material engineered to maintain competitive strength and flexibility for road applications. Verde announced this milestone in a press release on July 28, 2025.

F-40

VERDE RESOURCES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% RAP further validated the testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high TSR, and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Addendum to C-Twelve Agreement

Effective October 8, 2025, the Company entered into an addendum to the Joint Development Agreement (the “C-Twelve Addendum”) with C-Twelve pursuant to which (i) C-Twelve approved the Company’s entry into the License Agreement with Ergon, (ii) the exclusive territory granted to Verde under the Joint Development Agreement is expanded to comprise the United States of America (including all states, territories, and regions thereof), Canada and Mexico, (iii) the Company agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the $2 million loan previously agreed upon under the Joint Development Agreement (the “C-Twelve Loan”) and (iv) the Company agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed to minimum amounts of liters of Verde 24 which the Company may purchase from C-Twelve. The Company is required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde 24 manufacturing capability) within thirty (30) days of closing of a transaction in which our Common Stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold us in breach of the Joint Development Agreement.

Ergon License

On October 10, 2025, Verde Renewables entered into a license agreement with Ergon, pursuant to which the Company has granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using the Company’s proprietary cold mix biochar asphalt emulsifying agent, Verde V24, in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from the Company at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

The Company has agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24.  For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with the Company in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors.  The Company has also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, the Company and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

The Company has also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™  surface material, so long as:

(a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and

(b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from the Company.

The Ergon License additionally grants Ergon the right to use the Company’s trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with the Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

Entry into Non-binding Term Sheet for an Equity Financing

On October 10, 2025, the Company entered into a non-binding term sheet with Ergon for a $2 million investment by Ergon in the Company.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2025, up through the date the Company issued the audited consolidated financial statements.

NOTE 24 – RE-PRESENTATION

Certain prior year amounts have been re-presented to conform to the current year’s presentation. The re-presentation had no impact on previously reported income or losses.

F-41

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2025	June 30, 2025
ASSETS		Audited
Current assets:
Cash and cash equivalents	$1,175,539	$1,021,112
Deposit with banks	776,484	1,276,484
Accounts receivables	188,419	188,415
Inventories	284,354	284,561
Amount due from related party	-	100
Prepaid share-based compensation-nonemployees	287,669	455,291
Prepayments	43,236	46,605
Other receivables and deposits	16,151	15,647
	2,771,852	3,288,215

Assets held for sale	4,000	4,000

Total current assets	2,775,852	3,292,215

Non-current assets:
Property, plant and equipment, net	1,524,516	1,574,984
Right of use assets, net	481,205	518,375
Intangible assets	33,513,991	33,503,771
Security deposit	80,000	80,000
Prepaid share-based compensation- nonemployees	122,950	126,047

Total non-current assets	35,722,662	35,803,177

TOTAL ASSETS	$38,498,514	$39,095,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,377	$55,092
Other payables	639,444	545,963
Deposit and accrued liabilities	87,912	371,837
Accrued share-based compensation for nonemployee	71,260	44,288
Accrued share-based compensation for employee	81,343	44,877
Current portion of operating lease liabilities	39,145	38,311
Amount due to a director	107,830	209,640
Amount due to related parties	325,125	324,974

Total current liabilities	1,402,436	1,634,982

Non-current liabilities:
Operating lease liabilities, net of current portion	81,534	91,639

Total non-current liabilities	81,534	91,639

TOTAL LIABILITIES	1,483,970	1,726,621

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 10,000,000,000 shares authorized; 1,269,280,891 and 1,262,680,891 issued and outstanding as of September 30, 2025 and June 30, 2025	1,269,280	1,262,680
Additional paid-in capital	55,107,504	54,530,117
Accumulated other comprehensive loss	(179,468)	(160,809)
Accumulated deficit	(19,182,736)	(18,263,181)
	37,014,580	37,368,807
Non-controlling interest	(36)	(36)
Stockholders’ equity	37,014,544	37,368,771

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,498,514	$39,095,392

See accompanying notes to unaudited condensed consolidated financial statements.

F-42

 VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three Months ended September 30,
	2025	2024

Revenue, net	$2,269	$125,570

Cost of revenue	(1,335)	(49,596)

Gross profit	934	75,974

Operating expenses:
Selling, general and administrative expenses	(888,976)	(812,563)
Other operating expenses	(55,896)	(55,118)
Total operating expenses	(944,872)	(867,681)

LOSS FROM OPERATION	(943,938)	(791,707)

Other income (expense):
Interest expense	-	(97,831)
Rental income	-	15,896
Gain from insurance claims	-	481,513
Unrealized foreign exchange gain	17,339	718,701
Interest income	7,044	22,537
Other income	-	5,606
Total other income (expense), net	24,383	1,146,422

(LOSS) INCOME BEFORE INCOME TAXES	(919,555)	354,715

Income tax expense	-	-

NET (LOSS) INCOME	$(919,555)	$354,715

Net (loss) income attributable to non-controlling interest	-	-
Net (loss) income attributable to Verde Resources Inc., shareholders	(919,555)	354,715
	$(919,555)	$354,715

Other comprehensive (loss) income:
– Foreign currency adjustment loss	(18,659)	(96,183)

COMPREHENSIVE (LOSS) INCOME	$(938,214)	$258,532

Net (loss) income per share:
– Basic	$(0.00)	$0.00
– Diluted	$(0.00)	$0.00

Weighted average common shares outstanding (restated) :
– Basic	1,259,653,672	1,219,578,036
– Diluted	1,259,653,672	1,224,504,665

See accompanying notes to unaudited condensed consolidated financial statements.

F-43

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Three Months ended September 30,
	2025	2024
		Re-presented
Cash flows from operating activities:
Net (loss) income	$(919,555)	$354,715

Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation of property, plant and equipment	55,159	70,230
Amortization	25,714	25,714
Stock-based compensation-nonemployee	292,691	272,005
Stock-based compensation-employee	69,108	106,585
Stock-based compensation-director	8,345	-
Finance cost interest element of promissory notes (non-cash)	-	84,718
Operating lease expense	14,294	7,060
Unrealized foreign exchange gain	(17,339)	(718,701)
Gain from insurance claim	-	(481,513)
Gain from disposal of asset held for sale	-	(5,606)
Change in operating assets and liabilities:
Accounts receivable	-	(120,776)
Other receivables and deposits	(371)	(11,835)
Prepayments	3,369	(13,089)
Inventories	446	40,500
Accounts payables	(4,862)	(13,118)
Accrued liabilities and other payables	(191,085)	(26,745)
Advanced from director	(101,792)	19,602
Advanced from/to related parties	136	(86,330)
Repayment of operating lease liabilities	(12,109)	(7,060)
Net cash used in operating activities	(777,851)	(503,644)

Cash flows from investing activities:
Proceeds from disposal of assets held for sale	-	559,450
Proceeds from insurance recoveries	-	541,221
Withdrawal of deposit with bank	500,000	250,000
Net cash provided by investing activities	500,000	1,350,671

Cash flows from financing activities:
Repayments to lease liabilities	-	(579,137)
Proceeds from issuance of common stock and common stock to be issued	448,000	584,000

Net cash provided by financing activities	448,000	4,863

Net change in cash and cash equivalents	170,149	851,890

Foreign currency translation adjustment	(15,722)	(6,838)

Net change in cash and cash equivalents	154,427	845,052

CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD	1,021,112	279,137

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$1,175,539	$1,124,189

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$9,010

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Shares issuance for employee compensation	$-	$106,585

See accompanying notes to unaudited condensed consolidated financial statements.

F-44

VERDE RESOURCES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Re-presented)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional	Accumulated other comprehensive		Non	Total
	No. of shares	Amount	paid-in capital	(loss) income	Accumulated losses	controlling interest	stockholders’ equity

Balance as of July 1, 2025	1,262,680,891	$1,262,680	$54,530,117	$(160,809)	$(18,263,181)	$(36)	$37,368,771

Shares issued for private placement	5,600,000	5,600	442,400	-	-	-	448,000
Share based compensation to employee, vested portion	-	-	32,642	-	-	-	32,642
Share based compensation to director, vested portion	-	-	8,345	-	-	-	8,345
Shares issued to service provider	1,000,000	1,000	94,000	-	-	-	95,000
Net loss for the period	-	-	-	-	(919,555)	-	(919,555)
Foreign currency translation adjustment	-	-	-	(18,659)	-	-	(18,659)

Balance as of September 30, 2025	1,269,280,891	$1,269,280	$55,107,504	(179,468)	$(19,182,736)	$(36)	$37,014,544

Balance as of July 1, 2024	1,221,346,586	$1,221,346	$49,647,034	$(71,906)	$(13,480,204)	$-	$37,316,270

Shares issued for private placement	6,024,439	6,024	577,976	-	-	-	584,000
Shares issued to service provider	2,700,000	2,700	927,300	-	-	-	930,000
Shares issued to employee, vested portion	2,020,000	2,020	240,244	-	-	-	242,264
Shares issued as settlement of promissory notes	9,655,542	9,656	666,232	-	-	-	675,888
Net income for the period	-	-	-	-	354,715	-	354,715
Foreign currency translation adjustment	-	-	-	(96,183)	-	-	(96,183)

Balance as of September 30, 2024	1,241,746,567	$1,241,746	$52,058,786	(168,089)	$(13,125,489)	$-	$40,006,954

See accompanying notes to unaudited condensed consolidated financial statements.

F-45

VERDE RESOURCES, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Verde Resources, Inc. was incorporated under the laws of the state of Nevada on April 22, 2010.

The Company is a road construction and building materials company offering proprietary, environmentally sustainable materials, with the goal to drive innovations that enhance sustainability and advance environmental stewardship. By integrating biochar, a highly effective carbon sequester and performance enhancer, the Company intends to facilitate the industry’s transition to zero emissions. The Company believes its approach reduces greenhouse gas (“GHG”) emissions, optimizes the use of native soils and recycled materials, speeds installation, and improves efficiency while cutting costs. Since June 2023 the Company’s strategic focus has been on testing the Company’s biochar asphalt technology through the Company’s subsidiary, Verde Renewables Inc. (“Verde Renewables”), at the National Center for Asphalt Technology (“NCAT”) test track. This endeavor with NCAT is rigorously testing the Company’s innovative biochar asphalt technology, which is intended to provide superior performance, environmental sustainability, and the generation of carbon removal and avoidance credits.

In December 2024, in collaboration with C-Twelve Pty Ltd, a corporation incorporated in Western Australia (“C-Twelve”), we successfully demonstrated our pioneering biochar-asphalt technology at the NCAT test track in Auburn, Alabama. The project showcased the ability to retrofit an existing asphalt plant to produce cold-mix biochar asphalt under winter conditions without the use of heat, solvents, or odors, resulting in an estimated 50% increase in installation efficiency compared to conventional methods.

The demonstration sequestered approximately eight (8) tons of carbon, verified and certified under Puro.earth in collaboration with Oregon Biochar Solutions, a related party of the Company through Karl Strahl, Chief Operating Officer of Oregon Biochar Solutions, who was appointed as a director of the Company in May 2025. This achievement marked what the Company believes to be the world’s first carbon removal credits generated through asphalt production and installation. The credits, issued and sold in April 2025, were pre-purchased by one of the world’s largest financial institutions focused on Carbon Dioxide Removals (CDRs). The Company refers to this integrated model of combining low-carbon materials, operational efficiency, and verified carbon removal credit generation as the “Verde Net Zero Blueprint.”

In July 2025 the Company received early validation based on performance results from NCAT which demonstrated consistent durability, particularly under low-volume roadway conditions. Further in September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) from laboratory testing demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

Puro.earth, the crediting platform for durable carbon removal, has officially registered the Company as a Carbon Removal Credit supplier as part of its Accelerate program. This registration was formalized through a platform agreement signed in April 2023. The Company’s endeavors are positioned to potentially create additional revenue opportunities through the generation of carbon removal credits (“CORCs”). The Company believes that the generation of CORCs and the demand for CORCs incentivizes the broader adoption of climate technologies and enables the Company to supply these credits to companies seeking to offset their carbon footprint in pursuit of net-zero objectives. Simultaneously, this approach creates the potential for an additional and substantial revenue stream for the Company.

The Company’s current priority is the successful commercialization of its technology in North America, and if that commercialization is successful, the Company intends to introduce the same blueprint in Malaysia. Ongoing discussions with PLUS Malaysia, the country’s largest highway operator, signal a growing demand for biochar in the region. This demand, coupled with the certification, could enable the BioFraction™ plant to secure a reliable client, ensuring the resumption of normal operations in Malaysia with the potential for significant scale-up over time.

During the period ended September 30, 2025 and year ended June 30, 2025, the Company achieved the following major milestones on its path to commercialization of its biochar-asphalt technology and achieving “net-zero”:

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On June 27, 2024, the Company entered into an agreement with NCAT at Auburn University to undertake a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” (the “Project”). The Project, led by Dr. Nam Tran, Associate Director and Research Professor at NCAT, involved a comprehensive performance testing on the NCAT Test Track in Opelika, Alabama. This facility, sponsored by various state Departments of Transportation (DOTs) and in partnership with the Minnesota Road Research Facility (MnROAD), is dedicated to advancing sustainable pavement technologies.  Success in this Project is expected to drive widespread adoption of a net-zero road construction blueprint by DOTs across the United States and the federal DOT. The Project commenced on June 24, 2024, and is expected to conclude on September 30, 2027, with the first draft of the final report expected in Spring 2027.

In July 2025, the Company received encouraging preliminary performance results from NCAT regarding its Cold-Mix Biochar-Asphalt test section at NCAT’s Test Track installed in December 2024. After approximately 50,000 equivalent single axle loads (ESALs) of heavy truck traffic, the asphalt surface remained flexible and demonstrated consistent durability, particularly under low-volume roadway conditions, as confirmed by NCAT's Assistant Director for Test Track Research, Mr. Nathan Moore. This demonstration marks the world’s first deployment of a carbon‑sequestering asphalt material engineered to maintain competitive strength and flexibility for road applications. Verde announced this milestone in a press release on July 28, 2025.

Further, in September 2025, NCAT’s latest evaluation of Verde’s cold recycling mix using 100% reclaimed asphalt pavement (“RAP”) further validated the testing results of our proprietary formulation. Laboratory testing conducted in accordance with ASTM D6927 (Marshall Stability and Flow), ASTM D6931 (Indirect Tensile Strength), and AASHTO T283 (Moisture Susceptibility) demonstrated that Verde’s cold-recycled mix not only meets but exceeds industry specifications for cold-recycled asphalt. Results showed superior cohesion, high tensile strength ratio (“TSR”), and retained stability compared to standard cold mix benchmarks, validating its strength, durability, and moisture resistance.

On August 14, 2024, the Company entered into a Memorandum of Understanding (the “NPI MOU”) with Nature Plus Inc. (“NPI”) to formalize the collaboration on the NCAT Project referred to above and explore subsequent business opportunities arising from the successful completion of the Project. The Project involved the application of TerraZyme technology for the stability of subgrade and base layers, with the overarching goal of advancing road construction methodologies. The testing of the efficacy and exploration of potential applications of the TerraZyme technology at NCAT is still underway as of the date of this Quarterly Report.

Under the NPI MOU, the Company and NPI agreed to jointly develop mixed designs and materials incorporating biochar, aimed at enhancing performance and promoting carbon sequestration. The NPI MOU shall be effective until December 31, 2026, or until replaced by a subsequent distributor agreement. Upon the completion of the Project, if successful, the Company and NPI intend to continue the collaboration on future initiatives, including soil stabilization and material development, carbon removal credits, certification and compliance, and exclusive rights to distributing TerraZyme.

On October 16, 2024, the Company formed a new subsidiary, VerdePlus Inc. (“VerdePlus”), a Missouri corporation in partnership with NPI for the purpose of conducting business on the production of low-carbon building materials by integrating the Company’s expertise and the innovative intellectual property of NPI. The Company and NPI owned 55% and 45% of VerdePlus, respectively.

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve granting the Company (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon. Subsequently on May 19, 2025, the Company and C-Twelve entered into a definitive agreement, namely the Joint Development Agreement (“C-Twelve Agreement”) which provides for a 10 year license commencing May 19, 2025.

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As of September 30, 2025, the Company has the following subsidiaries:-

Company name	Place of incorporation	Principal activities and place of operation	Effective interest held

Verde Resources Asia Pacific Limited (“VRAP”)	British Virgin Islands	Investment holding	100%

Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”)	Malaysia	Manufacturing and distribution of renewable agricultural commodities, and provision of consultation services related thereto	100%

Verde Renewables, Inc.	State of Missouri	Trading of building materials and management of a processing and packaging facility	100%

VerdePlus Inc.	State of Missouri	Production of low-carbon building materials	55%

Verde Life Inc. (“VLI”)	State of Oregon	Development of health and wellness products formulated with natural plant extracts derived from crops cultivated using biochar.	100%

The Wision Project Sdn Bhd (“Wision”)	Malaysia	Digital innovation, marketing & consulting service, PR, branding, influencer marketing, event management and media relations services	100%

Verde Estates LLC (“VEL”)	State of Missouri	Holding real property	100%

Bio Resources Limited (“BRL”)*	Labuan, Malaysia	Proprietor of pyrolysis technology	100%

* BRL was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority, effective October 19, 2025.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated financial statements and notes.

•	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements, which include the accounts of the Company and those of its wholly owned subsidiaries and variable interest entities, are unaudited and have been prepared on a basis substantially consistent with the Company’s audited financial statements and notes as of and for the year ended June 30, 2025 included in the Company’s Annual Report on Form 10-K (the “2025 Form 10-K”). These unaudited condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted (“GAAP”) in the United States of America (“U.S. GAAP”) and follow the requirements of the SEC for interim reporting. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair statement of its financial position, operating results and cash flows for the periods presented. The condensed consolidated balance sheet at June 30, 2025 has been derived from audited consolidated financial statements, but does not contain all of the footnote disclosures from the 2025 Form 10-K. The results of the Company’s operations for any interim period are not necessarily indicative of the results of the Company’s operations for any other interim period or for a full fiscal year. The statements should be read in conjunction with the audited consolidated financial statements and related notes included in the 2025 Form 10-K as filed with SEC on October 23,2025.

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•	Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets (including intangible assets), allowance for expected credit losses, revenue recognition, share based compensation, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high-interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•	Basis of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of Verde Resources, Inc. and its subsidiaries. All significant inter-company balances and transactions within the Company and its subsidiaries have been eliminated upon consolidation. The Company accounts for acquisitions in accordance with guidance found in ASC 805, Business Combinations. The guidance requires consideration given, including contingent consideration, assets acquired, and liabilities assumed to be valued at their fair market values at the acquisition date.

•	Segment Reporting

Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company has three reportable business segments.

Sales and operating income as the primary measures of segment profit or loss to assess performance and make resource allocation decisions. The CODM assesses these metrics and compares actuals to budgeted and forecasted values to evaluate segment operating performance and allocate resources to the operating segments. Expenses related to certain centralized administration or executive functions that are not specifically related to an operating segment are included in Corporate Unallocated.

•	Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents, deposit with banks and accounts receivable. The Company places its cash and cash equivalents and bank deposits with financial institutions of high credit worthiness. At times, its cash and cash equivalents and bank deposits with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

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•	Risks and Uncertainties

The Company has a limited operating history in the supply of net zero road constructions and building materials. Therefore, the Company’s business is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with a production operation for renewable commodities, including the potential risk of business failure.

•	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash in banks, money market funds, which are readily convertible to known amounts of cash and that mature within three months or less from the date of purchase, which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $1,175,539 and $1,021,112 in cash and cash equivalents at September 30, 2025, and June 30, 2025.

At September 30, 2025, and June 30, 2025, cash and cash equivalents consisted of petty cash on hand and cash in banks.

•	Deposits with Banks

Deposits held for investments that are not debt securities are included in short-term investments in the unaudited condensed consolidated balance sheets. Investments in time deposits with original maturities of more than three months but remaining maturities of less than one year are considered short-term investments. Investments held with the intent to reinvest or hold for longer than a year, or with remaining maturities of one year or more, are considered long-term investments.

•	Accounts Receivables

Accounts receivables are recognized and carried at amortized cost. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances. An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the unaudited condensed consolidated statement of operations within operating expenses. As of September 30, 2025, and June 30, 2025, the longest credit term for certain customers are 60 to 90 days.

At September 30, 2025, and June 30, 2025, there has been no allowance for expected credit loss for accounts receivables, and for other receivables the allowance for expected credit loss amounted to $0 and $33,939 respectively.

•	Expected Credit Loss

ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the previous incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective July 1, 2023, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

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•	Inventories

Inventories are stated at the lower of cost or market value (net realizable value), cost being determined on a first-in-first-out method. Cost of raw materials include cost of materials and incidental costs in bringing the inventory to its current location. Costs of finished goods, on the other hand include material, labor and overhead costs. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand.

As of September 30, 2025, and June 30, 2025, there was no write down and no write off of inventories.

•	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Plant and machinery	5-10 years
Office equipment	3 years
Computers	5 years
Motor vehicles	5 years
Furniture and fittings	5 years
Renovation	10 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterment which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the unaudited condensed consolidated statements of income and other comprehensive income in other income or expenses.

Depreciation expense for the three months ended September 30, 2025 and 2024, totaled $55,159 and $70,230, respectively.

As of September 30, 2025, and June 30, 2025, the impairment loss on plant and machinery amounted to $0 and $137,632 respectively, and the Company did not record any write off of plant and machinery for the three months ended September 30, 2025 and 2024.

•	Intangible assets

Intangible assets acquired from third parties are measured initially at fair value and those with an infinite live are not amortized. The Company annually evaluates the recoverability of the infinite-lived intangible assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. To test indefinite-lived intangible assets for impairment, the Company first performs a qualitative assessment to determine if it is more likely than not that the carrying amount of each of its indefinite-lived intangible assets exceeds its fair value. If it is, a quantitative assessment is required. Alternatively, the Company may bypass the qualitative assessment and perform a quantitative impairment test. The qualitative assessment requires the consideration of factors such as recent market transactions, macroeconomic conditions and changes in projected future cash flows. The quantitative assessment compares the fair value of an indefinite-lived intangible asset to its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized for the excess. Fair values of indefinite-lived intangible assets are determined based on discounted cash flows or appraised values, as appropriate. If such a review indicates that the carrying amount of intangible assets is not recoverable, the carrying amount of such assets is reduced to fair value.

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As of September 30, 2025, and June 30, 2025, the Company did not record an impairment on the intangible assets.

•	Assets held for sale

The Company classifies assets as held-for-sale (“disposal group”) in the period when all of the relevant criteria to be classified as held for sale are met. These criteria include management’s commitment to sell the disposal group in its present condition and the sale being deemed probable of being completed within one year. Assets held for sale are reported at the lower of their carrying value or fair value less cost to sell. The fair values of disposal groups are estimated using accepted valuation techniques, including indicative listing prices. The Company considers historical experience, guidance received from third parties, and all information available at the time the estimates are made to derive fair value. Any loss resulting from the measurement is recognized in the period when the held for sale criteria are met. The Company assesses the fair value of a disposal group, less any costs to sell, each reporting period it remains classified as held for sale and reports any subsequent changes as an adjustment to the carrying value of the disposal group, as long as the new carrying value does not exceed the initial carrying value of the disposal group. Assets held-for-sale are not amortized or depreciated.

•	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

There has been no impairment charge for the three months ended September 30, 2025 and 2024.

•	Revenue Recognition

ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product to its customer that obtains control of the product and collection is reasonably assured. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. Most of the Company’s contracts have a single performance obligation, as the promise to transfer products or services is not separately identifiable from other promises in the contract and, therefore, not distinct. Accordingly, the transaction price is allocated in its entirety to the single performance obligation and recognized upon its fulfilment.

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The Company considers customer order confirmations, whether formal or otherwise, to be a contract with the customer. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled.

The Company also follows the guidance provided in ASC 606, Revenue from Contracts with Customers, for determining whether the Company is the principal or an agent in arrangements with customers that involve another party that contributes to the provision of goods to a customer. In these instances, the Company determines whether it has promised to provide the goods itself (as principal) or to arrange for the specified goods to be provided by another party (as an agent). This determination is a matter of judgment that depends on the facts and circumstances of each arrangement. The Company derives its revenue from the sale of products and services in its role as a principal.

•	Rental income

Rental income is recognized on a straight-line basis over the term of the respective lease agreement.

•	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of products.

•	Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. The Company uses rate implicit in the lease to determine the present value of future lease payments to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC Topic 360, Property, Plant, and Equipment, as ROU assets are long-lived non-financial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU assets are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of September 30, 2025, and June 30, 2025.

The operating lease is included in operating lease right-of-use assets and operating lease liabilities as current and non-current liabilities in the unaudited condensed consolidated balance sheets as of September 30, 2025, and June 30, 2025.

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the five criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value and (v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to us, while the leased asset is depreciated in accordance with our depreciation policy if the title is to eventually transfer to us. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 842.

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•	Income Taxes

The Company adopted the ASC Topic 740, Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC Topic 740 provisions of Section 740-10-25 for the three months ended September 30, 2025 and 2024.

•	Foreign Currencies Translation

The Company’s reporting currency is the United States dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in United States dollars. The Company and its subsidiaries in the United States have functional currency of US$ whereas the functional currency of the Company’s subsidiaries in Malaysia is Malaysian Ringgit (“MYR”). The functional currencies represent the primary currencies of the economic environment in which the respective companies’ operations are conducted.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the unaudited condensed consolidated statement of operations.

For reporting purposes, in accordance with ASC Topic 830 “Translation of Financial Statements”, capital accounts of the unaudited condensed consolidated financial statements are translated into United States dollars from MYR at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the respective year. The gains and losses resulting from translation of financial statements subsidiaries to the reporting currency are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of MYR into U.S. dollars has been made at the following exchange rates for the following periods:-

	September 30, 2025	September 30, 2024
Period-end MYR:US$ exchange rate	0.23723	0.24242
Average period MYR:US$ exchange rate	0.23652	0.23050

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•	Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying unaudited condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Non-controlling Interest

The Company accounts for non-controlling interest in accordance with ASC Topic 810-10-45, which requires the Company to present non-controlling interests as a separate component of total shareholders’ equity on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated net loss attributable to the non-controlling interest be clearly identified and presented on the face of the unaudited condensed consolidated statements of operations and comprehensive loss.

•	Net Loss per Share

The Company calculates net loss per share in accordance with ASC Topic 260, Earnings per Share. Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Non-vested share-based payment awards are excluded from the basic EPS calculation. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued, including those granted but are non-vested and are non-forfeitable, and if the additional common shares were dilutive.

For the three months ended September 30, 2025, diluted weighted-average common shares outstanding is equal to basic weighted average common shares, due to the Company’s net loss position. Hence no common stock equivalents were included in the computation of diluted net loss per shares since such inclusion would have been antidilutive.

•	Stock Cancellation and Reissuance Policy

The Company may cancel shares of its common stock that have been repurchased or otherwise reacquired, including shares acquired through share repurchase programs or forfeited under equity compensation plans. Canceled shares are retired and removed from the issued and outstanding share count in accordance with applicable corporate law and the Company’s Articles of Incorporation.

Upon cancellation, the par value of the shares is deducted from common stock, and any excess of repurchase cost over the par value is charged against additional paid-in capital (APIC) or retained earnings, as applicable. If the original issuance price is not known or determinable, the cost is first charged to APIC to the extent available, with any remaining amount charged to retained earnings.

The Company accounts for reissuance of treasury shares in accordance with ASC 505-30 – Equity: Treasury Stock. Treasury shares may be reissued for various purposes, including the settlement of employee equity awards, acquisitions, or other corporate purposes.

When treasury shares are reissued:

•	The proceeds received upon reissuance are credited to treasury stock at the cost of the shares.

•	Any difference between the reissuance price and the cost of the treasury shares is recorded as an adjustment to Additional Paid-In Capital (APIC).

-	If the reissuance price exceeds the cost, the excess is credited to APIC.

-	If the reissuance price is less than the cost and APIC related to treasury stock transactions is insufficient to absorb the difference, the remainder is charged to Retained Earnings.

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The Company uses the cost method to account for treasury stock transactions. Reissued shares are included in the number of shares issued and outstanding as of the date of reissuance.

•	Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718-10, Compensation-Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment arrangements related to the acquisition of goods and services from both non-employees and employees based on fair values of the shares at grant date. Market prices of the Company’s common stock at the respective issuance date, which represents the date of the final board approval for the issuance of the shares, is concluded to be the grant date, in accordance with ASC 718. Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.

Prepaid share-based compensation is recorded when the Company issues fully vested, nonforfeitable share-based payment awards to nonemployees on the grant date, when the nonemployee earns the right to receive and where no specific performance is required by the nonemployee to retain those equity instruments, in accordance with ASC 718-10-45-3. The prepayment is recorded where the shares are issued before the financial year end in accordance with the grant date and represents the fair value of goods or services that are to be received from the nonemployee subsequent to the financial period end.

Compensation cost for awards that do not have an established accounting grant date, but for which the service inception date has been established is based on the best estimate of fair value of Company's common stock at the end of each reporting period and a corresponding accrual is recorded. As of September 30, 2025, and June 30, 2025, $152,603 and $89,165 respectively, were recorded as accrued compensation cost for these share-based payment arrangements.

Share-based compensation cost is recognized over the requisite service period for employees and over the vesting period for nonemployees. The Company’s accounting policy is to recognize forfeitures as they occur.

During the three months ended September 30, 2025 and 2024, $292,691 and $272,005 respectively, were recorded as share based compensation expenses for non-employees.

During the three months ended September 30, 2025 and 2024, $69,108 and $106,585 respectively, were recorded as share based compensation for employees.

During the three months ended September 30, 2025 and 2024, $8,345 and $0 respectively, were recorded as share based compensation for director.

•	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided.

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•	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The unaudited condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and Contingencies

The Company follows the ASC 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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•	Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, deposits with bank, loan and fee receivable, prepayments and other receivables, amounts due from related parties, accrued liabilities and other payables, loans payable, amounts due to related parties approximate their fair values because of the short maturity of these instruments.

•	Recent Accounting Pronouncements

During the three months ended September 30, 2025, there have been no new, or existing, recently issued accounting pronouncements that are of significance, or potential significance, that impact the Company’s unaudited condensed consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025 01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In November 2024, the FASB issued ASU No. 2024-04, Induced Conversions of Convertible Debt Instruments (Topic 470), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In March 2025, the FASB issued ASU No. 2025-02, Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company adopted this pronouncement and determined that there was no material effect of its disclosures in the unaudited condensed consolidated financial statement.

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In May 2025, the FASB issued ASU No. 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of the term performance condition for share-based consideration payable to a customer to incorporate conditions that are based on the volume or monetary amount of a customer’s purchases or potential purchases. ASU 2025-04 also eliminates the policy election to account for forfeitures as they occur for awards with service conditions. ASU 2025-04 also clarifies that ASC 606 variable consideration guidance does not apply to share-based payments to customers; instead, vesting probability should be assessed solely under ASC 718, Compensation—Stock Compensation. ASU 2025-04 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-04 may be applied on either a modified retrospective basis or on a retrospective basis. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Account Receivable and Contract Assets. This update introduces a practical expedient for all entities when estimating expected credit losses on current accounts receivable and current contract assets arising from revenue transactions accounted for under Topic 606. The expedient allows entities to assume current conditions as of the balance sheet date remain unchanged over the remaining life of the asset. The amendments are required to be applied prospectively and are effective for annual and interim periods beginning after December 15, 2025. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other— Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. This update provides amendments to clarify and modernize the accounting for costs incurred to develop or acquire internal-use software. The amendments address the capitalization of implementation costs by utilizing a principles-based approach and consolidates website development guidance under Subtopic 350-40. The amendments can be applied prospectively, modified prospectively, or retrospectively and are effective for annual and interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In September 2025, the FASB issued ASU No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. This update introduces a scope exception to derivative accounting for certain contracts with underlyings tied to operations or activities specific to one of the parties. Additionally, the update clarifies that share-based noncash consideration received from a customer should be accounted for under Topic 606 until the right to receive or retain the consideration becomes unconditional. The amendments can be applied prospectively or modified retrospectively and are effective for annual and interim periods beginning after December 15, 2026. The Company expects to early adopt the provisions related to Topic 815 on a prospective basis and does not expect a significant impact to the Company’s consolidated financial statements. The provisions related to Topic 606 are not applicable.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and believes the future adoption of any such pronouncements may not be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 3 – BUSINESS SEGMENT INFORMATION

Currently, the Company operates three business segments for the purpose of assessing performance and making operating decisions, mainly operating in:

(i)	Trading and production of building materials and renewable commodities;
(ii)	Holding of real property; and
(iii)	Licensor of proprietary pyrolysis technology.

F-59

The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer (CEO). The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as three operating segments, which are the same as its reporting segments.

The operating results of the reportable segments for the three months ended September 30, 2025 and 2024 is shown in the following tables:

	Three Months ended September 30, 2025
	Trading and production of building materials and renewable commodities	Holding property	Licensor of proprietary pyrolysis technology	Corporate unallocated	Consolidated

Revenue	$2,225	$-	$-	$44	$2,269
Cost of revenue	(1,335)	-	-	-	(1,335)
Gross profit	890	-	-	44	934
Selling, general & administrative expenses	(521,603)	-	(50)	(367,323)	(888,976)
Other operating expenses	(55,896)	-	-	-	(55,896)
Loss from operations	(576,609)	-	(50)	(367,279)	(943,938)
Interest income	7,044	-	-	-	7,044
Unrealized foreign exchange gain	-	-	92	17,247	17,339
(Loss) Profit before income tax	(569,565)	-	42	(350,032)	(919,555)
Income tax	-	-	-	-	-
Net (loss) profit	$(569,565)	$-	$42	$(350,032)	(919,555)

Total assets at September 30, 2025	$7,469,352	$247	$30,194,453	$834,462	$38,498,514

	Three Months ended September 30, 2024
	Trading of building materials and renewable commodities	Holding property	Licensor of proprietary pyrolysis technology	Corporate unallocated	Consolidated

Revenue	$125,570	$-	$-	$-	$125,570
Cost of revenue	(49,596)	-	-	-	(49,596)
Gross profit	75,974	-	-	-	75,974
Selling, general & administrative expenses	(651,125)	(38,602)	(6,729)	(116,107)	(812,563)
Other operating expenses	(55,118)	-	-	-	(55,118)
Loss from operations	(630,269)	(38,602)	(6,729)	(116,107)	(791,707)
Interest expense	(11,375)	-	-	(86,456)	(97,831)
Rental income	-	15,896	-	-	15,896
Gain from insurance claims	-	481,513	-	-	481,513
Unrealized foreign exchange gain	-	-	-	718,701	718,701
Interest income	22,537	-	-	-	22,537
Other income	5,606	-	-	-	5,606
(Loss) Profit before income tax	(613,501)	458,807	(6,729)	516,138	354,715
Income tax	-	-	-	-	-
Net (loss) profit	$(613,501)	$458,807	$(6,729)	$516,138	354,715

Total assets at September 30, 2024	$8,983,303	$1,733,783	$30,192,333	$784,479	$41,693,898

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The below revenues are based on the countries in which the customer is located. Summarized financial information concerning the geographic segments is shown in the following tables:

	Three Months ended September 30,
	2025	2024

Malaysia	$44	$450
United States of America	2,225	125,120
	$2,269	$125,570

NOTE 4 – DEPOSIT WITH BANKS

At September 30, 2025, and June 30, 2025, the interest rates and maturities of deposits with banks is 1.98% (June 30, 2025: 1.98% to 4.64%) per annum and 270 days (June 30, 2025 :120 to 270 days), respectively.

NOTE 5 – INVENTORIES

Inventories as of September 30, 2025, and June 30, 2025, consisted of the following:

	September 30, 2025	June 30, 2025

Manufactured bio produce	$77,637	$77,399
Trading goods	206,717	207,162
	$284,354	$284,561

Trading goods represent bio asphalt products purchased from an external supplier.

NOTE 6 – OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

Other receivables, deposits and prepayments as of September 30, 2025, and June 30, 2025, consist of the following:

	September 30, 2025	June 30, 2025

Deposits	$6,791	$6,781
Other receivables	42,572	41,976
	$49,363	$48,757
Less: impairment on other receivables	(33,212)	(33,110)
Other receivables and deposits, net	$16,151	$15,647
Prepayments	43,236	46,605
Prepaid share based compensation-nonemployees (current portion)	287,669	455,291
	$347,056	$517,543

Prepaid share based compensation-nonemployees (non-current portion)	$122,950	$126,047

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NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment as of September 30, 2025, and June 30, 2025, is as follows:

	September 30, 2025	June 30, 2025

Plant and machinery	$2,056,949	$1,843,774
Office equipment	6,239	6,161
Computers	15,837	14,233
Motor vehicles	4,730	4,240
Furniture and fittings	4,932	4,421
Renovation	4,943	4,431
	2,093,630	1,877,260
Less: accumulated depreciation	(573,805)	(480,820)
Foreign exchange adjustment	4,691	178,544
	$1,524,516	$1,574,984

Depreciation expense for the three months ended September 30, 2025 and 2024, totaled $55,159 and $70,230, respectively.

There has been no impairment charge for the three months ended September 30, 2025 and 2024.

NOTE 8 –INTANGIBLE ASSETS

The intangible assets comprise (i) a global intellectual property (“IP”) of $30,192,771 known as “Catalytic BioFraction Process”, whereby, the Company’s subsidiary BRL is the beneficial and/or registered proprietor and (ii) an exclusive license assigned to Verde Malaysia for the operation of the IP in the state of Sabah, Malaysia of MYR 14,000,000 ($3,321,220).

The “Catalytic BioFraction Process” is a slow pyrolysis process using a proprietary catalyst to depolymerize palm biomass waste (empty fruit bunches or palm kernel shells) in temperature range of 350 degrees Celsius to 500 degrees Celsius to yield commercially valuable bio products: bio-oil, wood vinegar (pyroligneous acid), biochar and bio-syngas. The intellectual property is a second-generation pyrolysis process where non-food feedstock like palm biomass waste is used as feedstock. Upon fulfilling UN’s (United Nations) ACM 22 protocol as well as LCA (Life Cycle Assessment) requirements, it is anticipated that the by products from this IP would lead to certification and issuance of Carbon Avoidance Credits as well as Carbon Removal Credits to generate carbon revenue for the Company.

The Company has identified these intangible assets as indefinite life intangible assets as there are currently no legal, competitive, economic or other factors that materially limit the useful life of the Company’s intangible assets.

ASC 350-30-35, Intangibles - Goodwill and Other, provides for an option to first perform a qualitative assessment to determine whether it is more likely than not that an asset is impaired. If the qualitative assessment supports that it is more likely than not that the fair value of the asset exceeds its carrying value, a quantitative impairment test is not required. If the qualitative assessment does not support the fair value of the asset, then a quantitative assessment is performed. Our annual impairment assessment of our identifiable indefinite lived intangible assets is performed as of the fourth quarter of each year. An assessment is performed at other times if an event occurs or circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. If the carrying value of the intangible assets exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

F-62

As of June 30, 2025, the Company performed a qualitative assessment, during the fourth quarter of 2025, to determine whether it was more likely than not that the carrying amounts of its intangible assets were impaired. This assessment considered a number of qualitative factors, including but not limited to:

•	Macroeconomic conditions,
•	Industry and market trends,
•	Cost factors,
•	Overall financial performance of the asset,
•	Legal and regulatory environment, and
•	Relevant internal reporting and management’s plans.

Based on this qualitative assessment, management did not identify any events or changes in circumstances that would indicate that the carrying amounts of the Company’s intangible assets are not recoverable. The qualitative impairment assessment of the indefinite intangible assets indicated that the fair value of such assets exceeded their carrying value and therefore were not at risk of impairment. Accordingly, no quantitative impairment test was deemed necessary, and no impairment losses were recognized for the year ended June 30, 2025. The management evaluated the situation for the three months ended September 30, 2025, and determined that no significant changes had occurred. Accordingly, it is concluded that no impairment is required.

NOTE 9 – ASSETS HELD FOR SALE

At September 30, 2025, and June 30, 2025, assets held for sale are as follows:

	September 30, 2025	June 30, 2025

Motor vehicles	$9,866	$9,866
Less: impairment	(5,866)	(5,866)
	$4,000	$4,000

On June 27, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, a company incorporated under the laws of the State of Missouri, entered into a Consignment Contract with ED’s Machinery LLC (“EDM”) to dispose plant and machinery and motor vehicles with a carrying amount of $606,043. The disposal was pending completion as at June 30, 2024, and thus the assets had been presented separately in the balance sheets as assets held for sale. The disposal of assets with carrying values totaling $596,176 was completed as of June 30, 2025. The remaining asset comprises a vehicle that will be sold for its parts, and accordingly, an impairment of $0 and $5,866 were recognized during the financial period / year ended September 30, 2025 and June 30, 2025.

NOTE 10 – SECURITY DEPOSIT

At September 30, 2025, and June 30, 2025, security deposit consists of the following:

	September 30, 2025	June 30, 2025
Security deposit
- Factory site	$80,000	$80,000

On March 2, 2022, the Company, through VRAP, entered into a Commercial Lease Agreement and Option to Purchase (“Segama Lease Agreement”) the factory site from Segama Ventures for a lease term of seven (7) years (“Lease Term”) at a monthly rental of MYR 36,000 ($8,571). The rental for the entire Lease Term amounting to the sum of MYR 3,024,000 ($720,000) (the “Lease Payment”) was paid in advance upon commencement of the Segama Lease Agreement together with a payment of security deposit for the sum of MYR 336,000 ($80,000) (the “Security Payment”).

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NOTE 11 – AMOUNTS DUE TO/FROM RELATED PARTIES (INCLUDING CHAIRMAN AND CHIEF EXECUTIVE OFFICER)

The following breakdown of the balances due to/from related parties and director, consisted of:-

	September 30, 2025	June 30, 2025

Amount due to related parties
Borneo Oil Corporation Sdn Bhd (“BOC”) (#2)	$72,866	$72,869
Borneo Oil Berhad (“BOB”) (#1)	3,007	3,007
Taipan International Limited (#3)	119,153	119,153
Borneo Energy Sdn Bhd (#1)	16,374	16,356
Victoria Capital Sdn Bhd (#4)	5,931	5,913
Makin Teguh Sdn Bhd (#1)	19,379	19,379
J. Ambrose & Partners (#5)	75,985	75,904
SB Resorts Sdn Bhd (#2)	6,642	6,622
SB Supplies & Logistics Sdn Bhd (#1)	4,626	4,612
Borneo Eco Food Sdn. Bhd. (#1)	1,162	1,159
	$325,125	$324,974

Amount due from a related party
Vetrolysis Limited (#6)	$-	$100

Amount due to director
Mr. Jack Wong (#7)	$107,830	$209,640

(#1) BOB is the ultimate holding company of Borneo Eco Food Sdn. Bhd., Borneo Energy Sdn. Bhd. and SB Supplies & Logistic Sdn. Bhd. and held 13.3% of the Company’s issued and outstanding common stock as of September 30, 2025. Makin Teguh Sdn Bhd is an associate of BOB. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#2) SB Resorts Sdn. Bhd. and BOC are wholly owned subsidiaries of BOB (holding 13.3% of the Company’s issued and outstanding common stock as of September 30, 2025). The advances are related to ordinary business transactions and bear no interest or collateral, repayable and renewable under normal business advancement terms.

(#3) Taipan International Limited is one of the shareholders of the Company and held 7.9% of the Company’s issued and outstanding common stock as of September 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#4) Victoria Capital Sdn. Bhd. is one of the shareholders of the Company, and held 0.2% of the Company’s issued and outstanding common stock as of September 30, 2025. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#5) J. Ambrose & Partners is controlled by J Ambrose who is one of the shareholders of the Company, and he held 1.6% of the Company’s issued and outstanding common stock as of September 30, 2025. He is also a substantial shareholder of BOB. The advances are related to ordinary business transactions and bear no interest or collateral, and are repayable on demand.

(#6) Encik Anuar bin Ismail, an indirect significant shareholder, is a director of Vetrolysis Limited.

(#7) This represents remaining balance of the special bonus of $1.25 million to the Company’s Chairman and Chief Executive Officer Jack Wong, approved by the Board of the Company on December 9, 2024. On December 10, 2024, Mr. Wong entered into a Sale and Purchase Agreement to purchase the property located at 1138 Wildhorse Parkway Drive, Chesterfield, Missouri 63005 (the “Property”) owned by Verde Renewables, for a current market value of $857,500. The Board also approved the option for this amount to be repaid through monthly installments deducted from the bonus over 26 pay cycles starting from January 2025. This transaction is structured as a sale and purchase agreement between the Company and Mr. Wong, with no cash exchange involved. The remaining balance of the bonus shall be allocated to cover any taxes associated with the bonus on behalf of Mr. Wong.

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NOTE 12 - LEASES

The Company adopted ASU No. 2016-02, Leases and determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the unaudited condensed consolidated balance sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	September 30, 2025	June 30, 2025

Assets
Right-of-use asset (#1)	$720,000	$720,000
Right-of-use asset (#2)	162,092	162,092
Total RoU assets	882,092	882,092
Less: Accumulated amortization	(400,887)	(363,717)
	$481,205	$518,375

Liabilities
Current:
Operating lease liabilities	$39,145	$38,311

Non-current:
Operating lease liabilities	81,534	91,639

Total lease liabilities	$120,679	$129,950

As of September 30, 2025, right-of-use assets were $481,205 and lease liabilities were $120,679.

As of June 30, 2025, right-of-use assets were $518,375 and lease liabilities were $129,950.

For the three months ended September 30, 2025 and 2024, the amortization charge on right-of use assets was $37,170 and $31,519, respectively.

(#1) This leasing arrangement for the lease of the Segama factory amounting to $720,000 is for a lease term of seven (7) years commencing March 2, 2022.

There are no corresponding lease liabilities recorded, as the lease payments for the entire lease period have been paid upfront upon inception of the agreement.

(#2) The Company through its wholly owned subsidiary VRI entered into various lease arrangements for the use of motor vehicles for lease term of three (3) to four (4) years which expire at various dates through 2029. Certain of the lease arrangements contain option to purchase at an agreed consideration as stated in the respective lease agreement. The Company’s lease agreements do not contain any material restrictive covenants.

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The table below presents the information related to weighted average discount rate and the remaining lease term (years) of the operating leases.

	Three Months ended September 30,
	September 30, 2025	June 30, 2025
Operating leases
Weighted average discount rate	9.02%	9.00%
Weighted average remaining lease term (years)	2.85	3.10

The accretion of lease liability for the three months ended September 30, 2025, and 2024, were $2,838 and $1,255, respectively.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the periods.

	Three Months ended September 30,
	2025	2024

Finance lease cost:
Interest on lease liabilities (per ASC 842)	$-	$6,739

Operating lease cost:
Operating lease expense (per ASC 842)	40,008	32,774

Total lease expense	$40,008	$39,513

Components of Lease Expense

The Company recognizes operating lease expense on a straight-line basis over the term of the operating leases, comprising interest expense determined using the effective interest method, and amortization of the right-of-use asset, as reported within “general and administrative” expense on the accompanying unaudited condensed consolidated statement of operations.

Finance lease expense comprises of interest expenses determined using the effective interest method.

F-66

Future Contractual Lease Payments as of September 30, 2025

The below table summarizes (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three years and thereafter ending September 30:

Years ending September 30,	Operating lease amount

2026	$48,435
2027	48,435
2028	32,347
Thereafter	8,995

Total minimum lease liabilities payment	138,212
Less: imputed interest	(17,533)
Present value of lease liabilities	$120,679

Representing:-
Current liabilities	$39,145
Non-current liabilities	81,534
Present value of lease liabilities	$120,679

NOTE 13 - STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 10,000,000,000 shares of common stock and 50,000,000 shares of preferred stock, both with a par value of $0.001 per share. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Preferred stock outstanding

There are no shares of preferred stock outstanding as of September 30, 2025, and June 30, 2025.

Common stock outstanding

On July 1, 2025, the Company issued a total of 7,744,445 restricted shares of common stock, comprising 4,444,445 restricted shares of common stock for $400,000 at $0.09 per share to one non-U.S. shareholder and 3,300,000 restricted shares of common stock for $264,000 at $0.08 per share to one non-U.S. shareholder and seven U.S. shareholders.

On July 1, 2025, the Company issued the second tranche of 1,000,000 of the Company’s restricted shares of common stock to Dr. Raymond Powell as part of the compensation package in the NIE agreement.

On July 28, 2025, the Company issued a total of 187,500 restricted shares of common stock for $15,000 at $0.08 per share to one U.S. shareholder.

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On September 12, 2025, the Company issued a total of 5,412,500 restricted shares of common stock for $433,000 at a price of $0.08 per share to three non-U.S. shareholders.

On September 8, 2023, the Company, through its wholly-owned subsidiary Verde Renewables entered into a Service and Stock Cancellation Agreement with EMGTA LLC to cancel the Services Agreement dated December 1, 2022, including the cancellation of 375,000 restricted Common shares issued at $0.20 on December 31, 2022, totaling $75,000 as consideration for certain services. The cancellation is still in process.

Not considering the commitment to cancel shares as above, there were 1,269,280,891 and 1,262,680,891 (including 7,744,445 shares committed to be issued for private placement subsequent to financial year end) shares of common stock issued and outstanding at September 30, 2025, and June 30, 2025 respectively.

Apart from the common stock committed to be issued as disclosed in Note 20, the Company has no stock option plan, warrants, or other dilutive securities as at September 30, 2025.

NOTE 14 - NET (LOSS) INCOME PER SHARE

The following table sets forth the computation of basic and diluted net (loss) income per share for the respective years:

	Three Months ended September 30,
	2025	2024

Net (loss) income	$(919,555)	$354,715
Less: Net (loss) income attributable to non-controlling interest	-	-
Net (loss) income attributable to Verde Resources, Inc. shareholders	$(919,555)	$354,715

Weighted average common shares outstanding:
- Basic	1,259,653,672	1,219,578,036
- Diluted	1,259,653,672	1,224,504,665

Net (loss) income per share:
- Basic	$(0.00)	$0.00
- Diluted	$(0.00)	$0.00

# less than $0.005

For the three months ended September 30, 2025, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

The denominator used in the computation of basic net (loss) income per share is as follows:

	Three Months ended September 30,
	2025	2024

Weighted average common shares outstanding	1,264,931,163	1,222,817,065
Less: weighted average non-vested shares	(5,277,491)	(3,239,029)
Weighted average of common shares-basic	1,259,653,672	1,219,578,036

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The denominator used in the computation of diluted net (loss) income per share is as follows:

	Three Months ended September 30,
	2025	2024

Weighted average of common shares- basic	1,259,653,672	1,219,578,036
Add: Dilutive shares	-	4,926,629
Weighted average of common shares- diluted	1,259,653,672	1,224,504,665

NOTE 15 - INCOME TAX

For the three months ended September 30, 2025 and 2024, the local (“United States of America”) and foreign components of (loss) profit before income taxes were comprised of the following:

	Three Months ended September 30,
	2025	2024

Tax jurisdiction from:
- Local (US regime)	$(818,296)	$(227,398)
- Foreign, including
British Virgin Island	(8,467)	690,229
Malaysia	(92,834)	(101,387)
Labuan, Malaysia	42	(6,729)

(Loss) Profit before income taxes	$(919,555)	$354,715

 The provision for income taxes consisted of the following:

Three Months ended September 30,
	2025	2024

Current tax:
- Local	$-	$-
- Foreign	-	-

Deferred tax
- Local	-	-
- Foreign	-	-

Income tax expense (benefit)	$-	$-

The effective tax rate in the periods presented reflects the impact of losses incurred across various tax jurisdictions, each with different applicable income tax rates.

The Company mainly operates in the United States and Malaysia and is subject to taxes in the jurisdictions in which they operate, as follows:

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United States of America

The Company, VRI, VerdePlus and VLI are subject to the tax laws of United States of America. The U.S. corporate income tax rate is 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented.

The Company has provided for a full valuation allowance against the deferred tax assets of $2,182,433 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards of $10,392,538 as the management believes it is more likely than not that these assets will not be realized in the future.

Net Operating Losses (NOLs) generated prior to January 1, 2018, are able to be carried forward up to twenty subsequent years. Any NOLs created for tax years subsequent to that may be carried forward indefinitely. However, any NOLs arising from tax years ending after December 31, 2020, can only be used to offset up to 80% of taxable income.

For the three months ended September 30, 2025 and 2024, there was no operating income under the U.S. tax regime.

BVI

Under current BVI law, VRAP is not subject to tax on income.

Labuan

Under the current laws of the Labuan applicable to BRL, income derived from an intellectual property right is subject to tax under the Malaysian Income Tax Act 1967 (ITA) at 24% of its chargeable income. However, BRL is not subject to income tax, given that it was a net loss position during the current period presented.  The losses are presently not able to be carried forward to offset against its future operation income as income-generating activities have not yet been undertaken.

Malaysia

The Company’s subsidiaries, Verde Malaysia and Wision, are registered in Malaysia and are subject to the Malaysian corporate income tax at a standard income tax rate of 24% on chargeable income.

The operation in Malaysia incurred $1,139,470 of cumulative net operating losses as of September 30, 2025, which can be carried forward to offset future taxable income. The net operating loss are allowed to be carried forward up to a maximum of ten (10) years of assessments under the current tax legislation in Malaysia. The Company has provided for a full valuation allowance against the deferred tax assets of $273,473 on the expected future tax benefits from the net operating loss (“NOL”) carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

	Three Months ended September 30,
	2025	2024

Loss before income taxes	$(92,834)	$(101,387)
Statutory income tax rate	24%	24%
Income tax expense at statutory rate	(22,280)	(24,333)
Non-deductible items	3,293	14,227
Tax losses unable to be carried forward	(10)	1,615
Valuation allowance	18,997	8,491
Income tax expense	$-	$-

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The following table sets forth the significant components of the deferred tax assets of the Company:

	September 30, 2025	June 30, 2025

Deferred tax assets:
Net operating loss carryforwards, from
US tax regime	$2,182,433	$2,090,051
Malaysia tax regime	273,473	249,972
Less: valuation allowance	(2,455,906)	(2,340,023)
Deferred tax assets, net	$-	$-

The Company has recorded valuation allowances for certain tax attribute carry forwards and other deferred tax assets due to uncertainty that exists regarding future realizability. If in the future the Company believes that it is more likely than not that these deferred tax benefits will be realized, the majority of the valuation allowances will be reversed in the unaudited condensed consolidated statement of operations. The Company did not have uncertainty tax positions or events leading to uncertainty tax position within the next 12 months.

NOTE 16 - RELATED PARTY TRANSACTIONS

	Three Months ended
	September 30,
	2025	2024
Related party transactions:
Rental income:
Mr. Jack Wong (#1)	$-	$13,846
Interest expense paid to:
BOC (#2)	$-	$1,738

Related party balances are disclosed in Note 11.

(#1) Mr. Jack Wong is the Chief Executive Officer and Chairman of the Company. By Waiver and Consent of Shareholders, Mr. Wong was elected to the board of directors of the Company, effective March 30, 2024.

(#2) SB Resorts Sdn Bhd and BOC are wholly owned subsidiaries of BOB (holding 13.3% of the Company’s issued and outstanding common stock as of September 30, 2025).

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 17 - CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers and major vendors

F-71

For the three months ended September 30, 2025 and 2024, there were one (1) single customer respectively whose revenue exceeded 10% of the revenue in the segment of production and distribution of renewable commodities

	Revenue
	September 30, 2025		September 30, 2024
	USD	%	USD	%

Customer A	$-	$-%	125,120	$100%
Customer B	$2,225	98%	-	-%

	Account Receivable
	September 30, 2025	June 30, 2025

Customer A*	$187,314	$187,314
Customer B	$-	$-

* Fully settled in October, 2025.

There were no vendors which exceeded 10% of direct costs for the three months ended September 30, 2025.

For the three months ended September 30, 2024, there was one (1) single vendor whose direct costs exceeded 10% of the cost of revenue in the segment of production and distribution of renewable commodities.

	Direct Costs
	September 30, 2025		September 30, 2024
	USD	%	USD	%

Vendor A	$-	$-%	8,880	18%

	Account Payable
	September 30, 2025	June 30, 2025

Vendor A	$4,400	$8,800

(b) Economic and political risk

The Company’s major operations are conducted in the United States and Malaysia. Accordingly, the political, economic, and legal environments in the United States and Malaysia, as well as the general state of U.S. and Malaysian economies may influence the Company’s business, financial condition, and results of operations.

Further, the escalation tensions in the Middle East, including the continuing Russian – Ukraine conflict and trade wars may impact the global economic situation, which indirectly may impact the Company’s operations.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of losses for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of MYR converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

NOTE 18 - PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the three months ended September 30, 2025, and 2024, $950 and $1,973 contributions were made accordingly.

F-72

NOTE 19 - SHARES ISSUED TO NONEMPLOYEE, EMPLOYEE AND DIRECTOR

On December 15, 2022, the Company entered into a Services Agreement with Looi Pei See (the “Looi Pei See Agreement”) to engage her as a consultant to develop the retail markets for the Company’s products and services in Malaysia and Singapore. The Company will pay Looi Pei See by the issuance of 1,140,000 shares of the Company’s restricted common stock on or before December 31, 2022. The shares were issued on December 31, 2022, for service period from December 15, 2022, to December 14, 2025. The fair value of 1,140,000 shares was $228,000 which was calculated based on stock price of $ 0.20 per share on December 31, 2022 (date of final board approval and grant date) and is being amortized over the vesting period. During the period ended September 30, 2025, the Company charged $19,139 to selling, general and administrative expenses as consulting expenses.

On October 23, 2023, the Company, through its wholly-owned subsidiary VRI, entered into a Services Agreement (the “Fosnacht Agreement”) with Donald R. Fosnacht to engage him as National Certification and Extensive BCR (Biochar Carbon Removal) Implementation Specialist to develop and implement a comprehensive strategy to obtain national and regional certification and endorsement for carbon net-negative construction products with high biochar content, encompassing asphalt, concrete, and soil stabilization as designated in the Agreement. Under the Agreement, the Company will pay Donald R. Fosnacht by the issuance of 1,000,000 shares of the Company’s restricted common stock on or before January 31, 2024. The term of the Fosnacht Agreement will remain effective until December 31, 2025, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. The fair value of 1,000,000 shares was $134,000 which was calculated based on stock price of $ 0.134 per share on January 31, 2024 (date of final board approval and grant date) and is being amortized over the vesting period. During the period ended September 30, 2025, the Company charged $15,391 to selling, general and administrative expenses as consulting expenses.

On April 20, 2024, the Company entered into two Services Agreements (the “NIE Agreements”) with Dr. Nam Tran and Dr. Raymond Powell to engage them as National Implementation Experts for its wholly-owned subsidiary Verde Renewables to initiate connections with esteemed asphalt contractors, identify potential partners, explore potential collaborations through their extensive networks in the asphalt industry and recommend strategies to capitalize on emerging opportunities as designated in the NIE Agreements. Under the NIE Agreements, the Company will pay Dr. Nam Tran and Dr. Raymond Powell each by the issuance of 3,000,000 shares of the Company’s restricted shares of common stock in three tranches of 1,000,000 shares each on or before July 31, 2024, October 31, 2025, and October 31, 2026, respectively. The term of the NIE Agreements will remain effective until April 30, 2027, and both parties may renew their respective agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. Pursuant to the respective addendum to NIE Agreements dated June 29, 2024, each tranche of shares to be issued is compensation for each service period of 12 months beginning from May 1, 2024, May 1, 2025, and May 1, 2026, respectively. The fair value of the first 1,000,000 shares was $360,000 each, calculated based on stock price of $0.36 per share on July 31, 2024 (date of final board approval and grant date), and is being amortized over the respective vesting period. The second tranche of 1,000,000 shares was issued to Dr. Raymond Powell on July 1, 2025 (also representing date of final board approval and grant date) at the stock price as of that date of $0.095, for a total value of $95,000 and is being amortized over the vesting period of 12 months beginning from May 1, 2025. The second tranche of 1,000,000 shares to Dr. Nam Tran remains to be issued to date and is accrued based on the best estimate by management of the fair value as of the reporting date of $0.10 totaling $41,918 for the services rendered till September 30, 2025. During the period ended September 30, 2025, the Company charged a total of $49,151 to selling, general and administrative expenses as consulting expenses.

On June 1, 2024, the Company entered into a multi-year Services Agreement (the “Ludwig Agreement”) with Dale Ludwig to engage him as Strategic Advisor for the Company and all its subsidiaries, to maintain and build strong relationships with policymakers at both state and federal levels, collaborate with Missouri Department of Transportation, build relationships with Missouri Asphalt Pavement Association (MAPA) members, collaborate with Missouri contractors to encourage the use of the Company's technologies, identify current biochar producers in Missouri and engage with the Missouri Department of Economic Development. Pursuant to the Ludwig Agreement, the Company agreed to issue a total of 2,000,000 restricted shares of the Company’s common stock to Dale Ludwig over three tranches of 700,000 shares on or before August 31, 2024, 700,000 shares on or before October 31, 2025, and 600,000 shares on or before October 31, 2026. Pursuant to the addendum to the Ludwig Agreement dated June 29, 2024, each tranche of shares to be issued is compensation for each service period beginning 11 months from June 1, 2024 and 12 months from May 1, 2025, and May 1, 2026, respectively. The fair value of the first 700,000 shares was $210,000, calculated based on stock price of $0.30 per share on August 8, 2024 (date of final board approval and grant date) and is being amortized over the vesting period. The second tranche of 700,000 shares to Dale Ludwig remains to be issued to date and is accrued based on the best estimate by management of the fair value as of the reporting date of $0.10 totaling $29,342 for the services rendered till September 30, 2025. During the period ended September 30, 2025, the Company charged $17,643 to selling, general and administrative expenses as consulting expenses.

F-73

The Company agreed to issue 670,000 of the Company’s restricted shares of common stock to Eric Bava, Chief Operating Officer of the Company, as part of the compensation package in the Bava Employment Agreement upon completing each full year of service. The term of the Bava Employment Agreement will remain effective until September 30, 2027. On August 30, 2024, the Company issued 670,000 of the Company’s restricted shares of common stock to Eric Bava as part of the compensation package in the Bava Employment Agreement. The fair value of first 670,000 shares was $181,235 which was calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date ), and is being amortized over the requisite service period from October 1, 2023, to September 30, 2024. The fair value of the share compensation for his second year of service was $60,000 pursuant to the addendum dated August 29, 2025, and $60,000 is being accrued for the requisite service period from October 1, 2024, to September 30, 2025. During the period ended September 30, 2025, the Company charged a total of $15,123 to selling, general and administrative expenses as salary expenses.

On July 31, 2024, Verde Renewables a wholly owned subsidiary of the Company, entered into Service Agreement with Jeremy P. Concannon (Chief Growth Officer (“CGO”) of the Company effective from August 1, 2024) (the “Concannon Services Agreement”). Pursuant to the Concannon Services Agreement, the Company agreed to issue a total of 4,050,000 restricted shares of the Company’s common stock to Jeremy P. Concannon over three tranches of 1,350,000 shares each on or before August 31, 2024, August 31, 2025, and August 31, 2026 respectively. The term of the Concannon Service Agreement will remain effective until September 30, 2027, and both parties may renew the agreement, or enter into a new agreement as may be mutually agreed on terms to be separately negotiated. Pursuant to the addendum to the Concannon Service Agreement dated September 27, 2024, each tranche of shares to be issued as compensation for each service period beginning 12 months from August 1, 2024, and 2025, and for 14 months from August 1, 2026, to September 30, 2027, respectively. The fair value of the first 1,350,000 shares was $365,175, calculated based on stock price of $0.2705 per share on August 30, 2024 (date of final board approval and grant date), and is being amortized over the requisite service period. The second tranche of 1,350,000 shares to Jeremy P. Concannon remains to be issued to date and $21,343 is accrued for the services rendered from August 1, 2025 until September 30, 2025 based on management’s best estimate of the fair value as of the reporting date. During the period ended September 30, 2025, the Company charged $52,358 to selling, general and administrative expenses as salary expenses.

The Company agreed to issue 50,000 of the Company’s restricted shares of common stock to Hannah Bruehl, Executive Assistant to C-Suite Executives of the Company for service period from September 3, 2024 to September 2, 2025, as part of the compensation package in the Employment Agreement signed on September 3, 2024. On January 3, 2025, the Company issued 50,000 of the Company’s restricted shares of common stock to Hannah Bruehl. The fair value of 50,000 shares was $9,280 which was calculated based on stock price of $0.1856 per share on January 3, 2025 (date of final board approval and grant date), and is being amortized over the requisite service period from September 3, 2024 to September 2, 2025. During the period ended September 30, 2025, the Company charged $1,627 to selling, general and administrative expenses as salary expenses.

On November 29, 2024, the Company, through its wholly-owned subsidiary Verde Renewables, entered into a consulting services agreement (the “AUM Agreement”) to engage AUM Media Inc (“AUM”), a company incorporated in the State of Delaware, as a Capital Markets, Investor Relations and Media Relations Advisor to provide advice to the Company on its preparations for an equity raise and the planned uplisting to Nasdaq. Pursuant to terms of the AUM Agreement, the services will be provided by AUM on an annual contract basis and the agreement will continue for 12 months, starting January 1, 2025 to December 31, 2025, unless it is terminated in accordance with the termination terms under the AUM Agreement. VRI agreed to pay a fixed monthly discounted fee of $6,000 per month, payable in advance on the first day of each month. In addition, the Company shall issue shares equivalent to 9,313,100 shares of the Company’s restricted common stock to AUM or any affiliate to be designated by AUM, which represents 0.75% of the Company’s total shares outstanding as of November 29, 2024. The share issuance will occur as follows: 4,656,550 shares of the Company’s restricted common stock, being 50% of the 0.75% of the Company’s total shares outstanding, to be issued upon the signing of the Agreement, with the remaining 4,656,550 shares to be issued within three days following the Company's listing on the Nasdaq. Subsequently on January 2, 2025, the Company issued 4,656,550 of the Company’s restricted shares of common stock to Aegis Ventures Limited as designated by AUM. The fair value of first 4,656,550 shares was $745,048 calculated based on stock price of $0.16 per share on November 29, 2024 (grant date) and is being amortized over the service period of 12 months commencing January 2025. During the period ended September 30, 2025, the Company charged $187,793 to selling, general and administrative expenses as consulting expenses.

F-74

The Company agreed to issue 350,000 of the Company’s restricted shares of common stock to Karl Strahl, a Director of the Company for service period from May 1, 2025 to April 30, 2026, as part of the compensation package in the Director Appointment Agreement that the Company entered into with Karl Strahl on May 1, 2025. On June 1, 2025, the Company issued 350,000 of the Company’s restricted shares of common stock to Karl Strahl. The fair value of 350,000 shares was $33,110 which was calculated based on stock price of $0.0946 per share on June 1, 2025 (date of final board approval and grant date), and is being amortized over the requisite service period from May 1, 2025 to April 30, 2026. During the period ended September 30, 2025, the Company charged $8,345 to selling, general and administrative expenses as Director’s fee.

On October 18, 2024, the Company entered into a binding Term Sheet with C-Twelve Pty Ltd (“C-Twelve”), a corporation incorporated in Western Australia, granting the Company (i) an exclusive license to utilize its proprietary binder and biochar asphalt mixed designs (the “Licensed Technology”) for the production and commercialization of asphalt surfacing-related products (the “End Products”) within the United States of America and (ii) the first right of refusal to extend the exclusive licensing of the Licensed Technology to other countries and territories subject to terms and conditions to be mutually agreed upon. The Company shall commit to producing a minimum quantity of End Products each year, as defined in the definitive agreement (the “Minimum Production Amount”). The specific Minimum Production Amount will be stipulated in an appendix or exhibit to the final licensing agreement. The Company shall pay C-Twelve royalties based on the Minimum Production Amount, at a rate mutually agreed upon by both parties and specified in the definitive agreement. Should the Company fail to meet the Minimum Production Amount in any given year, it shall remain obligated to pay royalties based on the agreed upon minimum production levels. In the event that production exceeds the Minimum Production Amount, additional royalties shall be payable for the excess production, calculated at the same royalty rate or as otherwise mutually agreed in the definitive agreement. Both parties will mutually agree on a Carbon Credit percentage allowance for C-Twelve. C-Twelve shall grant the Company the right to file, prosecute, and maintain United States patent applications incorporating C-Twelve’s Intellectual Property (IP), subject to C-Twelve’s final review and approval before submission. All such patents will be filed and maintained under the Verde brand name. The Company shall reserve the right to market and sell End Products under its own brand names, with C-Twelve being referenced, as well as C-Twelve having the right to market the Company’s activities under the definitive agreement. C-Twelve shall also collaborate with the Company on a joint installation of its proprietary technology that will take place on the Company’s designated cross-section at the NCAT Test Track in Opelika, Alabama, with a target completion between December 16–20, 2024. The term sheet, originally set to expire on February 28, 2025, has been extended until May 31, 2025. Subsequently the definitive agreement, namely the C-Twelve Agreement, was entered into between the Company and C-Twelve on May 19, 2025 (“Effective Date”). The Company agreed to issue 1,500,000 shares of the Company’s restricted common stock to C-Twelve within thirty (30) business days after the Effective Date. On June 1, 2025, the Company issued 1,500,000 shares of the Company’s restricted common stock to Sundeo Pty Ltd, an affiliate designated by C-Twelve, pursuant to the C-Twelve Agreement. The fair value of 1,500,000 shares was $141,900 which was calculated based on stock price of $0.0946 per share on June 1, 2025 (date of final board approval and grant date), and is being amortized over the license period of 10 years from May 19, 2025 to May 18, 2035. During the period ended September 30, 2025, the Company charged $3,574 to selling, general and administrative expenses as licensing fee.

F-75

A summary of the status of the Company’s non-vested shares as of September 30, 2025 and June 30, 2025, and changes during the three months ended September 30, 2025 and the year ended June 30, 2025, is presented below:

	September 30, 2025		June 30, 2025
Non-vested shares	Shares	Weighted-Average-Grant Date Fair Value	Shares	Weighted-Average-Grant Date Fair Value

Nonemployee
At beginning of the year	4,233,167	$0.137	1,229,508	$0.163
Granted	1,000,000	0.095	8,856,550	0.205
Vested	(1,841,221)	0.144	(5,852,891)	0.245
At the end of the year	3,391,946	$0.121	4,233,167	$0.137

Employee and director
At beginning of the year	414,932	$0.145	-	$-
Granted	-	-	2,420,000	0.243
Vested	(211,644)	0.194	(2,005,068)	0.264
At the end of the year	203,288	$0.095	414,932	$0.145

As of September 30, 2025 and June 30,2025, the total stock-based compensation for nonemployees related to non-vested awards not yet recognized is $410,619 and $581,338, and this is expected to be recognized over a weighted-average period of 4.3 and 3.79 years respectively.

As of September 30, 2025 and June 30, 2025, the total stock-based compensation for employees and directors related to non-vested awards not yet recognized is $19,231 and $60,219, and this is expected to be recognized over a weighted-average period of 0.58 and 0.60 years respectively.

There was no income tax benefit recognized associated with the share-based compensation expenses.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

Future commitments with regards to repayment of lease liabilities are disclosed in Note 12.

Part from the above, as of September 30, 2025, the Company had the following capital commitment:

a) commitment to issue restricted shares of common stock to the following service providers on or before October 31, 2025 and 2026, subject to final board approval for the second and third tranches respectively as below, for services to be performed pursuant to the Service Agreements signed with nonemployees as disclosed in Note 13 and Note 19:

Number of shares to be issued

Financial year ended June 30, 2026
Nam Tran	1,000,000
Dale Ludwig	700,000
1,700,000

Financial year ended June 30, 2027:
Nam Tran	1,000,000
Raymond Powell	1,000,000
Dale Ludwig	600,000
2,600,000

F-76

b) commitment to issue restricted shares of common stock to employee, Jeremy P. Concannon the second tranche of 1,350,000 shares for a twelve month service period from 1 August 2025 which was due on or before August 31, 2025 and the third tranche of 1,350,000 shares for a fourteen month period commencing August 1, 2026, both being subject to final board approval and pursuant to the Service Agreement signed as disclosed in Note 19:

c) commitment to issue restricted shares of common stock equivalent to $60,000 subject to final board approval, to Eric Bava pursuant to an addendum to his Employment Agreement dated August 29, 2025 for the requisite service period from October 1, 2024, to September 30, 2025 as disclosed in Note 19.

d) commitment to cancel 375,000 restricted common shares pursuant to the Service Agreement signed and Service and Stock Cancellation Agreement with EMGTA LLC as disclosed in Note 13.

e) quarterly committed payments of $62,500, to be paid in advance for period from October 2025 to December 2026 to support a 3-year Performance Testing Project titled “Structural Capacity of Sustainable Pavement” pursuant to an agreement entered with NCAT at Auburn University on June 27, 2024.

f) commitment to issue 4,656,550 restricted shares of common stock to Aegis Ventures Limited pursuant to the terms of the consulting services agreement that the Company through its wholly-owned subsidiary Verde Renewables entered into with AUM on November 29, 2024, within three days following the Company’s listing on the Nasdaq.

g) Commitment to allocate to C-Twelve a royalty equal to three percent (3%) of all future carbon removal credits generated through the use of Verde-C12 IPs, and to provide a loan to C-Twelve in an amount not less than USD $2,000,000 (the “C-Twelve Loan”), with interest accruing at the lowest applicable federal rate, within 30 days following the Company’s successful uplisting from OTC to a National Exchange pursuant to the terms of the C-Twelve Agreement that the Company through its wholly-owned subsidiary Verde Renewables entered into with C-Twelve on May 19, 2025.

As of September 30, 2025, the Company has no material contingencies.

NOTE 21 - SUBSEQUENT EVENTS

Addendum to C-Twelve Agreement

Effective October 8, 2025, the Company entered into an addendum to the C-Twelve Agreement (the “C-Twelve Addendum”) with C-Twelve pursuant to which (i) C-Twelve approved the Company’s entry into the License Agreement with Ergon, (ii) the exclusive territory granted to the Company under the C-Twelve Agreement is expanded to comprise the United States (including all states, territories, and regions thereof), Canada and Mexico, (iii) the Company agreed to pay an additional $1 million in exclusive licensing fees for the expanded territories of Canada and Mexico, which shall be paid concurrently with the C-Twelve Loan and (iv) the Company agreed to a potential conditional fee payment to C-Twelve in 2027 based on agreed minimum amounts of liters of Verde V24 which the Company may purchase from C-Twelve. The Company is required to fund the C-Twelve Loan and the additional $1 million fee to C-Twelve (the proceeds of which are expected to be used by C-Twelve in part to enhance its Verde V24 manufacturing capability) within thirty (30) days of closing of a transaction in which the Company’s common stock becomes listed on a U.S. national exchange, provided that if such funding is not achieved by July 31, 2026, C-Twelve shall have the right, on ten (10) business days’ notice, to hold the Company in breach of the C-Twelve Agreement.

Ergon License

On October 10, 2025, Verde Renewables entered into a license agreement with Ergon (the “Ergon License”), pursuant to which the Company has granted Ergon an exclusive, non-transferable license to use, manufacture, commercialize, market, sell and distribute any product that contains or is manufactured or formed by Ergon using the Company’s proprietary cold mix biochar asphalt emulsifying agent, Verde V24, in the United States (including its territories), Canada and Mexico, in exchange for Ergon agreeing to purchase Verde V24 from the Company at a fixed price (which is inclusive of all fees associated with the license, but subject to consumer price index adjustments) for use in Ergon’s asphalt road materials products.

F-77

The Company has agreed with Ergon to an initial fifteen (15) month “go-to-market period”, during which there will be no minimum purchase requirements for Ergon’s purchases of Verde V24.  For each calendar year beginning January 1, 2027, Ergon has agreed to negotiate with the Company in good faith towards the establishment of possible minimum purchase amounts based on certain customary factors.  The Company has also agreed with Ergon that if minimum purchase amounts are agreed to for any given calendar year, the Company and Ergon will agree in good faith to new minimum purchase amounts for each subsequent year, subject to consideration of customary factors.

The Company has also agreed to provide Ergon with forty percent (40%) of its share of the carbon removal credits generated from the mixing of the final carbon sequestering BioAsphalt™  surface material, so long as:

(a) the carbon removal credits are generated from bulk mixing or packaged mixed product, and

(b) the mixing of the final BioAsphalt™ surface material includes biochar purchased from the Company.

The Ergon License additionally grants Ergon the right to use the Company’s trademarks and access to ongoing technical services to facilitate the monitoring, reporting, and verification process of each ton of carbon dioxide sequestered.

The term of the Ergon License is ten (10) years, with an automatic renewal for additional ten (10) year periods, subject to a minimum of six (6) months’ notice of cancellation prior to renewal. The Ergon License may be terminated in the event of non-payment of amounts due, initiation of bankruptcy proceedings, or under other customary terms. Additionally, Ergon may terminate the Ergon License upon sixty (60) days’ prior written notice in the event that our Chief Executive Officer, Jack Wong, or our Chief Operating Officer, Eric Bava, are removed from their respective positions with the Company for reasons other than termination for cause or voluntary resignation. The Ergon License additionally contains provisions regarding confidentiality, indemnification, and representations and warranties of the parties that are customary for such an agreement.

Ergon Private Placement

On October 31, 2025, the Company entered into a securities purchase agreement (the “Ergon Purchase Agreement”) with Ergon, pursuant to which Ergon purchased a total of 24,943,876 shares (the “Ergon Shares”) of the Company’s common stock and a warrant (the “Warrant”) to purchase 24,943,876 shares of common stock (the “Warrant Shares”), at a combined purchase price of $0.08018 per share (the “Offering Price”), which represents a five percent (5%) discount to the volume-weighted average price of the common stock for the thirty (30) trading days immediately preceding the closing of the offering of the Ergon Shares and Warrant by the Company to Ergon (the “Offering”).

The Company received gross proceeds of $2 million from the Offering, excluding proceeds, if any, from the exercise of the Warrant. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

Under the terms of the Ergon Purchase Agreement, Ergon is prohibited from selling any shares of common stock acquired in the Offering without the Company’s prior written consent until 180 days (the “Standstill Period”) after the closing of a firm commitment public offering of the common Stock and concurrent uplisting to a national market exchange by the Company (the “Uplist”); provided that if the Uplist has not occurred by September 30, 2026, the prohibition on sales will terminate. The Ergon Purchase Agreement additionally grants Ergon (i) the right to appoint a non-voting observer to the Company’s board of directors for so long as Ergon holds one third (1/3) of the shares of common stock acquired in the Offering and so long as the Ergon License has not expired or been terminated in accordance with its terms, (ii) certain “piggyback” registration rights, whereby, subject to certain exceptions, following the Standstill Period, if the Company files a registration statement for the public offer and sale of its securities, Ergon has the right to have the Ergon Shares and Warrant Shares included in such registration statement for public resale, and (iii) subject to customary exemptions, a three (3) year right of participation in any issuance by the Company of common stock or Common Stock Equivalents (as defined in the Ergon Purchase Agreement) in a Company financing transaction, whereby Ergon has the right to participate in such transaction up to its then-current percentage holdings of the outstanding common stock as determined by dividing the number of shares of common stock then held by Ergon by the number of shares of common stock then outstanding.

F-78

The Ergon Purchase Agreement contains customary representations, warranties and agreements by the Company and Ergon, indemnification obligations of the Company, and other customary obligations of the parties. The representations, warranties and covenants contained in the Ergon Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Ergon Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Dissolution of BRL and Transfer of Intellectual Property

Pursuant to an Intellectual Property Transfer Agreement dated October 15, 2025, BRL transferred to VRAP all rights, title and interest in the intellectual property known as Catalytic BioFraction Process at its carrying value of $30,192,771 as of that date. Following the completion of the transfer, BRL was administratively dissolved by being struck off the registers of the Labuan Financial Services Authority on October 19, 2025.

In accordance with ASC Topic 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2025, up through the date the Company issued the unaudited condensed consolidated financial statements.

NOTE 22 – RE-PRESENTATION

Certain prior year amounts have been re-presented to conform to the current year’s presentation. The re-presentation had no impact on previously reported income or losses.

F-79

Verde Resources, Inc.

[●] Shares of Common Stock

Underwriter Warrants to Purchase up to [●] Shares of Common Stock

[●] Shares of Common Stock Underlying the Underwriter Warrants

__________________________

PROSPECTUS

__________________________

Maxim Group LLC

 , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the SEC.

Item	Amount to be Paid
SEC registration fee	$837.75
FINRA filing fee	$1,409.94
Nasdaq listing fee	$50,000.00
Legal fees and expenses	$250,000.00
Accounting fees and expenses	$125,000.00
Miscellaneous expenses	$158,110.90
Total	$580,358.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

 Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

 Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions from December 23, 2022, until the date of this prospectus involving issuances of our securities that were not registered under the Securities Act and does not give effect to the planned Reverse Stock Split. The offers, sales and issuances of the securities described below were exempt from registration either (i) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any offering within the meaning of Section 4(a)(2), or (ii) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (iii) under Rule 144A under the Securities Act in that the shares were offered and sold by the initial purchasers to qualified institutional buyers, or (iv) under Rule 701 promulgated under the Securities Act in that the transactions were under compensatory benefit plans and contracts relating to compensation.

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•	On December 31, 2022, we issued a total of 2,015,000 shares of our common stock as compensation to three consultants pursuant to the terms of their services agreements.

•	On December 31, 2022, pursuant to the terms of a services agreement, we issued 300,000 shares of our common stock to our former financial controller.

•	On February 17, 2023, we issued 714,285 shares of our common stock to one shareholder pursuant to a private placement agreement.

•	On April 21, 2023, we issued 1,909,339 shares of our common stock to one shareholder pursuant to a private placement agreement.

•	On November 22, 2023, we issued a total of 14,931,624 shares of our common stock to twenty-five shareholders pursuant to the private placement agreements.

•	On December 4, 2023, we issued a total of 1,238,889 shares of our common stock to five shareholders pursuant to the private placement agreements.

•	On January 31, 2024, we issued 1,000,000 shares of our common stock as compensation to a corporate consultant pursuant to the terms of a services agreement.

•	On February 26, 2024, we issued 555,555 shares of our common stock to one shareholder pursuant to a private placement agreement.

•	On April 12, 2024, we issued 2,881,274 shares of our common stock to four shareholders pursuant to the private placement agreements.

•	On April 15, 2024, we issued a total of 3,055,555 shares of our common stock to four shareholders pursuant to the private placement agreements.

•

On May 24, 2024, pursuant to the Service and Stock Cancellation Agreements with two corporate consultants, we issued a total of 297,076 shares of our common stock to the two corporate consultants for their services rendered till cancellation. Pursuant to the Service and Stock Cancellation Agreements, a total of 800,000 shares of our common stock were cancelled on February 28, 2024.

•	On July 24, 2024, we issued a total of 9,199,443 shares of our common stock to twenty-five shareholders pursuant to the private placement agreements.

•	On July 31, 2024, we issued a total of 2,000,000 shares of our common stock to two corporate consultants as part of the compensation package in their services agreements.

•	On August 8, 2024, we issued 700,000 shares of our common stock to a corporate consultant as part of the compensation package in a services agreement.

•	On August 9, 2024, we issued 12,728,888 shares of our common stock to twenty-five shareholders pursuant to the private placement agreements.

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•	On August 16, 2024, we issued 9,655,542 shares of our common stock to a creditor as settlement of a promissory note with an aggregate amount outstanding of $675,888.

•	On August 26, 2024, we issued 4,712,221 shares of our common stock to eleven shareholders pursuant to the private placement agreements.

•	On August 30, 2024, we issued 1,350,000 shares of our common stock to our Chief Growth Officer as part of the compensation package in a services agreement.

•	On August 30, 2024, we issued 670,000 shares of our common stock to our Chief Operating Officer as part of the compensation package in an employment agreement.

•	On September 16, 2024, we issued 572,222 shares of our common stock to three shareholders pursuant to the private placement agreements.

•	On October 16, 2024, we issued 800,000 shares of our common stock to three shareholders pursuant to the private placement agreements.

•	On January 2, 2025, we issued an aggregate of 4,656,550 shares of our common stock as compensation to a consultant pursuant to a consulting services agreement.

•	On January 2, 2025, we issued 3,277,775 shares of our common stock to thirteen shareholders pursuant to the private placement agreements.

•	On January 3, 2025, we issued 50,000 shares of our common stock to our Chief of Staff as part of the compensation package in an employment agreement.

•	On February 18, 2025, we issued 3,905,555 shares of our common stock to nine shareholders pursuant to the private placement agreements.

•	On May 20, 2025, we issued 249,999 shares of our common stock to two shareholders pursuant to the private placement agreements.

•	On June 1, 2025, we issued an aggregate of 1,500,000 shares of our common stock as consideration to C- Twelve Pty Ltd. pursuant to the terms of a joint development agreement.

•	On June 1, 2025, we issued 350,000 shares of our common stock to our director Karl Strahl pursuant to a director appointment agreement.

•	On July 1, 2025, we issued 4,444,445 restricted shares of our common stock to one non-U.S. investor for gross proceeds of $400,000, at a price of $0.09 per share of common stock.

•	On July 1, 2025, we issued 3,300,000 restricted shares of our common stock to one non-U.S. shareholder and seven U.S. shareholders for gross proceeds of $264,000, at a price of $0.08 per share.

•	On July 28, 2025, we issued a total of 187,500 restricted shares of our common stock to one U.S. shareholder for gross proceeds of $15,000, at a price of $0.08 per share.

•	On September 12, 2025, we issued a total of 5,412,500 restricted shares of our common stock to three non-U.S. shareholders for gross proceeds of $433,000, at a price of $0.08 per share.

•

On October 31, 2025, we issued 24,943,876 restricted shares of our common stock and a warrant to purchase 24,943,876 shares of our common stock to Ergon at a combined purchase price of $0.08018 per share for gross proceeds of approximately $2 million.

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ITEM 16. EXHIBITS

The following is a list of exhibits filed as a part of this registration statement:

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
2.1

Share Sale Agreement dated March 13, 2023, by and between Verde Resources Asia Pacific Limited and Jusra Mining Merapoh Sdn Bhd (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 13, 2023).

2.2

Share Sale Agreement dated March 23, 2023, by and between Verde Resources (Malaysia) Sdn Bhd and Murugesu A/L M. Narasimha and Deivamalar A/P Kandiah (incorporated by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 29, 2023).

3.1**	Amended and Restated Articles of Incorporation of the Registrant.
3.2**	Amended and Restated Bylaws of the Registrant.
4.1**	Specimen Common Stock Certificate
4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2025).
4.3**	Form of Underwriter’s Warrant
5.1**	Opinion of Parsons Behle & Latimer as to the legality of the securities being registered
10.1#+

License Agreement, dated October 10, 2025, by and between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 14, 2025).

10.2

Securities Purchase Agreement, dated October 31, 2025, by and between Verde Renewables, Inc. and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 4, 2025).

10.3

Joint Development Agreement between Verde Resources, Inc. and C-Twelve Pty Ltd dated May 19, 2025 (incorporated by reference to Exhibit 10.1 of the Registrant’s Second Amendment to its Current Report on Form 8-K, filed with the SEC on May 22, 2025).

10.4+

Addendum to Joint Development Agreement, effective October 8, 2025, by and between Verde Resources, Inc. and C-Twelve Pty Ltd. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 14, 2025).

10.5

Purchase and Sale Agreement dated January 17, 2025, by and between Verde Estates LLC and TAFleer Properties LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 24, 2025).

10.6

Consulting Services Agreement dated November 29, 2024, by and between Verde Renewables, Inc. and AUM Media Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 5, 2024).

10.7

Service Agreement dated October 22, 2024, by and between Verde Resources, Inc. and GECA Environnement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 23, 2024).

10.8

Settlement of Debts Agreement dated March 13, 2023, by and between Verde Resources, Inc., Champmark Sdn Bhd, and Borneo Oil Corporation Sdn Bhd. (incorporated by reference to Exhibit 10 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 16, 2023).

10.9	Promissory Note of Verde Resources, Inc. dated March 13, 2023 (incorporated by reference to Exhibit 10 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 16, 2023).
10.10

Supplementary Agreement dated August 16, 2024, to that certain Settlement of Debts Agreement dated March 13, 2023, by and between Verde Resources, Inc. and Borneo Oil Corporation Sdn Bhd (incorporated by reference to Exhibit 10 of the Registrant’s First Amendment to its Current Report on Form 8-K, filed with the SEC on August 19, 2024).

II-5

10.11

Fixed Price Research Agreement dated June 27, 2024, by and between Verde Renewables, Inc. and Auburn University (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 1, 2024).

10.12

Services Agreements dated April 20, 2024, by and between Verde Resources, Inc. and Dr. Nam Tran and Dr. Raymond Powell (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 24, 2024).

10.13

Services Agreement dated October 23, 2023, by and between Verde Renewables, Inc. and Donald R. Fosnacht (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 26, 2023).

10.14

Services Agreement dated December 15, 2022, by and between Verde Resources, Inc. and Looi Pei See (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 19, 2022).

10.15

Product Distribution Agreement dated November 22, 2022, by and between Verde Life Inc. and Country Farms Sdn Bhd (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on November 25, 2022).

10.16

Offer Letter dated September 30, 2022, by and between Verde Resources, Inc. and Jack Wong (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 6, 2022).

10.17+

Employment Agreement dated October 1, 2023, by and between Verde Renewables, Inc. and Eric Joseph Brava (incorporated by reference to Exhibit 10.15 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.18+

Employment Agreement dated July 29, 2024, by and between Verde Renewables Inc. and Jeremy P. Concannon. (incorporated by reference to Exhibit 10.17 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.19+

Addendum to Employment Agreement dated September 27, 2024, by and between Verde Renewables Inc. and Jeremy P. Concannon (incorporated by reference to Exhibit 10.18 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.20+

Employment Agreement dated April 30, 2025, by and between Verde Renewables Inc. and Sherina Chui. (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.21

Director Appointment Agreement dated May 1, 2025, by and between the Registrant and Karl Strahl (incorporated by reference to Exhibit 10.20 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.22+

Services Agreement dated July 31, 2024, by and between the Registrant and Jeremy P. Concannon (incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

10.23

Addendum to Employment Agreement dated May 1, 2025, by and between the Registrant and Eric Joseph Bava (incorporated by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).

21.1*	List of Subsidiaries
23.1*	Consent of J&S Associate PLT
23.2**	Consent of Parsons Behle & Latimer (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
99.1	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
99.2**	Audit Committee Charter
99.3**	Compensation Committee Charter
99.4**	Nominating and Corporate Governance Committee Charter
99.5	Code of Business Conducts and Ethics (incorporated by reference to Exhibit 14.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
99.6	Insider Trading Policies and Procedures (incorporated by reference to Exhibit 19.1 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on October 23, 2025).
101*	Interactive Data File (Inline XBRL).
107*	Filing Fee Table

____________

* Filed herewith.

** To be filed by amendment.

+ Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

# Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B (§230.430B):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) [§230.424(b)(3)] shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) [§230.424(b)(2), (b)(5), or (b)(7)] as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) [§230.415(a)(1)(i), (vii), or (x)] for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Louis, in the State of Missouri on December 23, 2025.

VERDE RESOURCES, INC.

By:	/s/ Jack Wong
Name:	Jack Wong
Title:	Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jack Wong and Sherina Chui, severally, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Wong	Chief Executive Officer and Chairman	December 23, 2025
Jack Wong	(Principal Executive Officer)

/s/ Sherina Chui	Chief Financial Officer	December 23, 2025
Sherina Chui	(Principal Financial and Accounting Officer)

/s/ Karl Strahl	Director	December 23, 2025
Karl Strahl
/s/ Eric Joseph Bava	Director and Chief Operating Officer	December 23, 2025
Eric Joseph Bava
/s/ Raymond Lee Powell	Director	December 23, 2025
Dr. Raymond Lee Powell

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